EXHIBIT 10.1

*** Indicates material has been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission. A complete copy of this agreement has been filed with the Securities and Exchange Commission.

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PURCHASE AND SALE AGREEMENT

by and between

PIONEER NATURAL RESOURCES USA, INC.

as Seller

and

MARITECH RESOURCES, INC.

as Purchaser

NOTICE: THIS AGREEMENT CONTAINS CERTAIN INDEMNITY PROVISIONS WHICH INDEMNIFY AND RELEASE THE INDEMNIFIED PARTY FROM ITS OWN NEGLIGENCE AND OTHER LEGAL FAULT.

TABLE OF CONTENTS

ARTICLE I. SALE AND PURCHASE
1.1	Effective Time	1
1.2	Sale and Purchase	1
1.3	Excluded Assets	3
1.4	Defined Terms	3

ARTICLE 2. CONSIDERATION
2.1	Consideration	7
2.2	Manner of Payment	8
2.3	Like Kind Exchange Option	8
2.4	Deposit	9
2.5	Allocated Values	9

ARTICLE 3. DEFECTS
3.1	Access to Records and the Properties	9
3.2	Special Warranty of Title	10
3.3	Definition of Acceptable Title	10
3.4	Definition of Permitted Encumbrances	11
3.5	Title Defects; Purchase Price Adjustment	12
3.6	Title Assessment by Purchaser	14
3.7	Environmental Defects - Environmental and Physical Assessment by Purchaser	15
3.8	Notice of Defects	16
3.9	Remedy for Title and Environmental Defects	17
3.10	Preferential Purchase Rights and Consents to Assign	20
3.11	Termination by Seller	22
3.12	Purchaser's Waiver	23

ARTICLE 4. SELLER'S REPRESENTATIONS, WARRANTIES AND DISCLAIMER
4.1	Existence	23
4.2	Power	23
4.3	Authorization	23
4.4	Brokers	24
4.5	Foreign Person	24
4.6	No Reservations	24
4.7	Permits	24
4.8	Compliance with Law	24
4.9	Taxes	24
4.10	Litigation	24
4.11	AFE's	24
4.12	Environmental Actions	25
4.13	Take-or-Pay	25
4.14	LIMITATION AND DISCLAIMER OF REPRESENTATIONS AND WARRANTIES	25
4.15	Additions	26

ARTICLE 5. REPRESENTATIONS, WARRANTIES AND COVENANTS OF PURCHASER
5.1	Existence	26
5.2	Power	27
5.3	Authorization	27
5.4	Brokers	27

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5.5	Investment Intent	27
5.6	Due Diligence	27
5.7	Sophisticated Buyer	27
5.8	Economic Risk	28
5.9	Financing	28
5.10	Accredited Investor	28
5.11	Solicitation	28
5.12	Access to Records	28

ARTICLE 5A. ADDITIONAL COVENANTS
5A.1	Maintenance of Assets	28
5A.2	No Encumbrances	28
5A.3	Operations	29

ARTICLE 6. SELLER'S CONDITIONS OF CLOSING
6.1	Representations	30
6.2	Performance	30
6.3	Officer's Certificate	31
6.4	Pending Matters	31
6.5	Letters of Credit	31
6.6	Patent Guaranty	31

ARTICLE 7. PURCHASER'S CONDITIONS OF CLOSING
7.1	Representations	31
7.2	Performance	32
7.3	Officer's Certificate	32
7.4	Pending Matters	32

ARTICLE 8. CLOSING
8.1	Time and Place of Closing	32
8.2	Closing Obligations	32

ARTICLE 9. POST-CLOSING OBLIGATIONS
9.1	Receipts and Credits; Suspense Funds	34
9.2	Costs and Liabilities; Indemnity	34
9.3	Further Assurances	41
9.4	Delivery of Records	41
9.5	Access to Data	41
9.6	Purchaser's Release of Seller	41
9.7	Retroactive Effect	42
9.8	Inducement to Seller	42
9.9	Related Agreements	42
9.10	Litigation	42
9.11	Purchaser's Indemnity of Seller	42

ARTICLE 10. TERMINATION
10.1	Right of Termination	43
10.2	Effect of Termination	43

ARTICLE 11. TAXES

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11.1	Apportionment of Ad Valorem and Property Taxes	44
11.2	Sales Taxes	44
11.3	Other Taxes	45
11.4	Cooperation	45
11.5	Tax Reporting	45

ARTICLE 12. PHYSICAL CONDITION OF THE ASSETS
12.1	Prior Use of Assets	45
12.2	Assumption of Assets in Present Condition	46
12.3	Casualty Loss	46

ARTICLE 13. MISCELLANEOUS
13.1	Governing Law	47
13.2	Entire Agreement	47
13.3	Waiver	47
13.4	Captions	47
13.5	Assignability	47
13.6	Notices	48
13.7	WAIVER OF CONSUMER RIGHTS/DTPA Waiver	48
13.8	Expenses	49
13.9	Severability	49
13.10	Damages	49
13.11	No Third Party Beneficiary	49
13.12	Survival	49
13.13	Counterparts	49
13.14	Not to be Construed Against Drafter	50
13.15	Waiver of Jury Trial	50
13.16	Publicity	50
13.17	Accounting	50
13.18	Operatorship	51
13.19	Seller's Employees	51
13.20	Time of Performance	51
13.21	No Partnership Created	52
13.22	Express Negligence Rule; Conspicuousness	52
13.23	Arbitration	52
13.24	Transfer Fees	53
13.25	Filing and Recording	53
13.26	Removal of Signs	54
13.27	References	54
13.28	Waiver of Louisiana Rights in Redhibition	54
13.29	Plugging and Abandonment Commitment	55

Exhibit "A-1"	–	Wells and allocations
Exhibit "A"	–	Lands and Oil and Gas Leases
Exhibit "B"	–	Form of Assignment and Bill of Sale
Exhibit "C"	–	Non-Foreign Affidavit
Exhibit "D"	–	Guaranty
Schedule 3.4(c)	–	Preferential Purchase Right
Schedule 3.4(d)	–	Consents to Assign

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Schedule 3.4(e)	–	Liens
Schedule 4.10	–	Litigation Schedule
Schedule 4.11	–	Authorities for Expenditure
Schedule 4.12	–	Environmental Actions
Schedule 4.14	–	Take-or-Pay
Schedule 8.2(b)	–	Form of Letter in Lieu of Transfer Order
Schedule 9.10	–	Purchaser Assumed Litigation

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PURCHASE AND SALE AGREEMENT

This PURCHASE AND SALE AGREEMENT, including the exhibits and schedules hereto, ("Agreement") is made this 7th day of July, 2005, by and between PIONEER NATURAL RESOURCES USA, INC., a Delaware corporation, with the address of, 5205 N. O’Connor Blvd., Suite 900, Irving, Texas 75039-3746 ("Seller"), and MARITECH RESOURCES, INC., a Delaware corporation, with the address of 25025 Interstate 45 North, The Woodlands, Texas 77380 ("Purchaser").

RECITALS:

WHEREAS, on the terms and conditions provided in this Agreement, Seller has agreed to sell and Purchaser has agreed to purchase certain of Seller’s interests in certain oil and gas leases, agreements, contracts, real property, personal property, equipment and related rights hereinafter defined.

NOW, THEREFORE, for good and valuable consideration and for the mutual benefits and agreements contained herein, Seller and Purchaser hereby agree as follows:

ARTICLE 1. SALE AND PURCHASE

1.1 Effective Time. The effective time and date of the purchase and sale contemplated hereby shall be 7:00 a.m. on April 1, 2005 at the site of the respective Subject Properties as defined below (the “Effective Time”).

1.2 Sale and Purchase. Subject to the terms and conditions herein contained, at Closing, as defined below, and effective as of the Effective Time, Seller shall sell, assign, transfer and convey to Purchaser, and Purchaser shall purchase, accept and receive, all of Seller’s right, title, and interest, if any, as of the Effective Time, in and to the following described assets, less and except the Excluded Assets (the "Assets"):

(a) The oil and gas leases and interests, described on Exhibit “A” or appurtenant to the wells described on Exhibit “A-1” to the extent and only to the extent the same pertain to the area within the boundaries of the lands covered, as of the Effective Time, by the oil and gas leases listed on Exhibit "A" (hereinafter referred to as the “Lands”), together with Seller’s interest in any pooled, communitized or unitized acreage to the extent and only to the extent any such wells are a part thereof and all of the rights appurtenant thereto (the “Subject Properties”);

(b) To the extent, and only to the extent, located on the Lands or attributable or allocable to the Subject Properties: (1) all wells (including, but not limited to, the wells described in Exhibit "A-1,” and all other oil, gas, injection, disposal and water wells whether active, idle, plugged or unplugged and whether abandoned or not) (“Wells”), and well equipment (surface and subsurface), all materials, fixtures, platforms, facilities, pumps, equipment, leased equipment (if assignable without penalty, cost or liability), electrical distribution systems, tank batteries, flowlines, gathering pipelines, gas facilities, gathering systems, storage, distribution, treating, processing and disposal facilities and tanks, tools, buildings, compressors, and all other real or tangible personal property and fixtures which are located on the Lands and directly used in connection with the present production, disposal, gathering, storing, measuring, compression, injection, treating, operating, maintaining, marketing or transportation of production and substances from the Subject Properties and Wells or lands pooled or unitized therewith, and all other improvements located on and which were acquired for or are used in connection with the operation of the Subject Properties, (“Equipment”), but specifically excluding portable tools, inventory, and vehicles not used exclusively on or exclusively appurtenant to the Subject Properties or the Wells, and personal property not solely appurtenant to the Wells or temporarily located on the Subject Properties; (2) the net revenue from all oil, gas, mineral and other hydrocarbon substances produced on or after the Effective Time (as adjusted in this Agreement); (3) to the extent the same are assignable or transferable by Seller and subject to the rights of third parties, all contracts insofar as they relate to the Subject Properties, Wells and Equipment, including, without limitation, all orders, unit orders, title opinions and documents, abstracts of title, leases, deeds, unitization agreements, pooling agreements, operating agreements, asset sale agreements, closing agreements, division of interest statements, participation agreements, license agreements, farmin and farmout agreements, oil and gas leases, assignments, compression and/or processing agreements, and oil and gas sales, purchase, transportation, gathering and processing contracts and agreements; (4) all surface leasehold and surface fee estates (but only to the extent overlying and within the boundaries of the Lands or used solely in connection with the Subject Properties), easements, rights-of-way, licenses, authorizations, permits and similar rights and interests, limited by and subject to the rights of third parties and regulatory agencies; (5) to the extent assignable by Seller without liability, penalty or cost, all seismic data (2D and 3D) in the possession of Seller as of the Execution Date and to the extent not subject to third-party restrictions on transfers, as well as engineering and production data and records, geological and geophysical data, including, but not limited to, the Petra data files, accounting files (including electronic TOW data files) marketing files, environmental files and records, regulatory files and records, non-privileged legal records and files, lease files, land files, title and lease records and opinions, operating files, well files, oil and gas sales contract files, gas processing files, logs, test data, production histories, division order files, abstracts, title files and materials (the “Records”), and all rights thereto, limited by and subject to the rights of third parties and applicable Related Agreements; (6) mineral, royalty and overriding royalty interests, together with any other mineral rights, to the extent and only to the extent pertaining to both the Subject Properties and the area underlying and within the boundaries of the Lands; and (7) all other rights, privileges, benefits and powers conferred upon the owner and holder of interests in the Subject Properties.

It is the intent of the Parties that this Agreement shall, except for the Excluded Assets (as defined in this Agreement), cover any and all of Seller’s right, title and interest in and directly pertaining to the Subject Properties, irrespective of whether those properties and rights are set forth on the exhibits and schedules attached hereto.

1.3 Excluded Assets. Notwithstanding anything in this Agreement to the contrary, the Assets do not include and Purchaser agrees and acknowledges that Seller has reserved and retained from the Assets and hereby reserves and retains unto itself any and all rights, titles and interests in and to (a) fee, leasehold, mineral fee, royalty, overriding royalty, and other interests to the extent pertaining to the any area not within the boundaries of the Leases as of the Effective Time and not expressly included under Section 1.2(a) or (b) above; (b) seismic, geologic and geophysical records, information, and interpretations relating to the Assets not included in Section 1.2(b)(5) above; (c) any and all records which consist of previous, contemporaneous or subsequent offers, discussions, or analyses associated with the purchase, sale or exchange to a third party by Seller of the Assets or any part thereof, proprietary information, personnel information, tax information, information covered by a non-disclosure obligation of a third party and information or documents covered by a legal privilege; (d) originals or copies of Records retained by Seller; (e) all claims, rights and causes of action of Seller against third parties, asserted and unasserted, known and unknown relating to the period prior to the Effective Time relating to the Assets; (f) trucks, communication equipment, computers and related switching equipment and software; (g) all pipelines which are not used solely for production from the Lands; (h) all oil in storage at the Effective Time or produced prior to the Effective Time; and (i) items or interests excluded or removed elsewhere in or pursuant to this Agreement;(j) any refund of taxes, costs or expenses borne by Seller or Seller’s predecessors in title attributable to the period of time prior to the Effective Time; (k) any and all proceeds receivable from the settlement or final adjudication of contract disputes with lessors, co-owners or operators of the Assets or with purchasers, gatherers processors or transporters of hydrocarbons from or attributable to the Assets, including without limitation, settlement of royalty, take-or-pay, pricing or volume adjustments disputes, insofar as said proceeds are attributable to periods of time prior to the Effective Time (collectively, the "Excluded Assets").

1.4 Defined Terms.

“Acceptable Title” has the meaning as set forth in Section 3.3.

“Act” means the Securities Act of 1933.

“Adjusted Purchase Price” has the meaning as set forth in Section 2.1.

“Affiliate” or “Affiliates” means, as to any Person, each other Person that directly or indirectly (through one or more intermediaries or otherwise) controls, is controlled by, or is under common control with, such Person.

“Agents” has the meaning as set forth in Section 3.7.

“Allocated Values” has the meaning as set forth in Section 2.5.

“Arbitrable Dispute” has the meaning as set forth in Section 13.23.

“Assets” has the meaning as set forth in Section 1.2.

“Authorized Contact” means any employee or contract personnel who has been involved with any phase of the operation, maintenance or development of the Assets and accounting or supervision thereof, and who is specifically identified in writing by Seller’s president or any vice president as an individual from whom Purchaser may obtain information and records during the Examination Period, but only with regard to the specific Asset for which the said Authorized Contact is identified or associated.

“Business Day” or “Business Days” means a day or days excluding Saturdays, Sundays and U.S. legal holidays.

“Casualty Loss” has the meaning as set forth in Section 12.3.

“Claimant” has the meaning as set forth in Section 13.23.

“Claims” has the meaning as set forth in Section 9.2(a).

“Closing” means the consummation of the purchase and sale of the Assets by Purchaser and Seller as contemplated in this Agreement.

“Closing Date” has the meaning as set forth in Section 8.1.

“Code” means the United States Internal Revenue Code of 1986, as amended.

“Confidentiality Agreement” has the meaning as set forth in Section 13.2.

“Defect” and “Defects” have the meaning as set forth in Section 3.8.

“Deposit” has the meaning as set forth in Section 2.4.

“Effective Time” has the meaning as set forth in Section 1.1.

“Environmental Defect” means a condition or circumstance which (1) was not known by or disclosed to Purchaser on or before the Execution Date; (2) presently exists on the Assets; and (3) constitutes a violation of applicable Environmental Laws and for which remediation is required to be currently undertaken as of the end of the Examination Period.

“Environmental Laws” means any and all Laws including, but not limited to, those in existence on the Execution Date that relate to: (a) the prevention of pollution or environmental damages, (b) the abatement, remediation or elimination of pollution or environmental damage, (c) the protection of the environment generally, and/or (d) the protection of Persons or property from actual or potential exposure (or the effects of exposure) to pollution or environmental damage, including without limitation, the Clean Air Act, as amended, the Clean Water Act, as amended, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Federal Water Pollution Control Act, as amended, the Resource Conservation and Recovery Act of 1976, as amended, the Safe Drinking Water Act, as amended, the Toxic Substance and Control Act, as amended, the Superfund Amendments and Reauthorization Act of 1986, as amended, the Hazardous and the Solid Waste Amendments Acts of 1984, as amended, and the Oil Pollution Act of 1990, as amended, and all other federal, state and local statutes, regulations, and ordinances serving similar or related purposes.

“Equipment” has the meaning as set forth in Section 1.2(b).

“Examination Period” has the meaning as set forth in Section 3.1.

“Excluded Assets” has the meaning as set forth in Section 1.3.

“Execution Date” is the date on which the last of the Parties hereto signs this Agreement.

“Final Accounting” has the meaning as set forth in Section 13.17(b).

“Final Accounting Date” has the meaning as set forth in Section 13.17(b).

“Governmental Entity” or “Governmental Entities” means any court or tribunal, or any public, governmental, or regulatory body, agency, department, commission, board, bureau, conservation commission, or other authority or instrumentality (domestic or foreign), having appropriate jurisdiction over the Assets conveyed hereunder.

“Hazardous Substance(s)” means any substance defined as a Hazardous Substance under Environmental Laws.

“Imbalances” has the meaning as set forth in Section 9.1.

“Knowledge of Seller” (or Purchaser as the case may be) or “to the best of Seller’s knowledge and belief” (or Purchaser as the case may be) (or words of similar import) shall mean only the then existing actual knowledge of any president or vice president (without obligation of further inquiries) of Seller (or Purchaser as the case may be) and is not intended to imply that such party in fact has actual knowledge of the subject matter to which such terms apply.

“Lands” has the meaning as set forth in Section 1.2(a).

“Laws” means laws, statutes, ordinances, permits, decrees, orders, judgments, rules or regulations (including without limitation Environmental Laws) which are promulgated, issued or enacted by a Governmental Entity (whether federal, state or local) or tribal authority having appropriate jurisdiction.

“NORM” has the meaning as set forth in Section 9.2(b).(ii).

“Notice of Defects” has the meaning as set forth in Section 3.8.

“Notice Period” has the meaning as set forth in Section 9.2(c).

“Occurrence” has the meaning as set forth in Section 3.9(c)(7).

“Party” means either Purchaser or Seller; “Parties” means the Purchaser and Seller.

“Permitted Encumbrances” has the meaning as set forth in Section 3.4.

“Person” means an individual, corporation, partnership, association, joint stock company, trust or trustee thereof, estate or executor thereof, unincorporated organization or joint venture, court or other governmental unit or other agency or subdivision thereof, or any other legally recognizable entity.

"Preliminary Settlement Statement" has the meaning set forth in Sections 8.2(d) and 13.17(a).

"Property" is the real property or properties, surface and subsurface, in which and on which the Assets, or any portion thereof, are located or pertain and includes the land, if any, described or referred to in Exhibit "A."

“Property Taxes” has the meaning as set forth in Section 11.1.

“Purchase Price” has the meaning as set forth in Section 2.1.(a).

“Records” has the meaning as set forth in Section 1.2(b).

“Related Agreements” has the meaning as set forth in Section 9.9.

“Representative” and “Representatives” have the meaning as set forth in Section 9.2(e).

“Respondent” has the meaning as set forth in Section 13.23.

“Subject Properties” has the meaning as set forth in Section 1.2(a).

“Suspense Funds” has the meaning as set forth in Section 9.1.

“Threshold” has the meaning as set forth in Section 3.8.

“Title Defect” has the meaning as set forth in Section 3.5.

“Wells” has the meaning as set forth in Section 1.2(b).

“Withheld Payment” has the meaning as set forth in Section 13.23.

ARTICLE 2. CONSIDERATION

2.1 Consideration.

(a) Price. At Closing and subject to the terms hereof, Purchaser shall pay to Seller Forty Nine Million One Hundred Thousand ($49,100,000.00) (US$) Dollars (the "Purchase Price"), as may be adjusted pursuant hereto (the "Adjusted Purchase Price"). The Purchase Price has been allocated by Purchaser pursuant to Section 2.5 herein.

(b) Adjusted Purchase Price. The net price which the Purchaser shall pay for the Assets (the “Adjusted Purchase Price”) shall be:

(1) The Purchase Price as set forth in Section 2.1(a) above;

(2) Plus the amount of all direct expenditures and costs (capital and expensed) chargeable to the Assets under any applicable operating or unit agreement and incurred and paid by or on behalf of Seller in the ordinary course of owning and operating the Assets and attributable to the period from the Effective Time to the Closing Date, including, but not limited to, those expenditures and costs set forth in Section 13.17(a);

(3) Plus an amount equal to all prepaid expenses that are actually paid by or on behalf of Seller prior to the Closing Date in the ordinary course of owning and operating the Assets as heretofore owned and operated and attributable to the Assets and allocable to any period after the Effective Time;

(4) Plus an amount equal to the value of Seller’s interest in all merchantable oil in the tanks on the Effective Time attributable to the Assets net of all applicable taxes and royalties paid by Seller;

(5) Less the amount of gross proceeds received by or credited to Seller that are attributable to the sale of any hydrocarbon production from the Assets for any period of time after the Effective Time net of all applicable taxes and royalties paid by Seller;

(6) Less the amount of all expenditures and costs relating to the Assets, such as unpaid ad valorem, property, production, severance, and similar taxes and assessments (but not including income, franchise, or similar taxes) based upon or measured by the ownership of the Assets, or the production of hydrocarbons or the receipt of proceeds therefrom, which are payable or which accrued to the Assets prior to the Effective Time and that are unpaid as of the Closing Date;

(7) Less the allocated value for any of the Subject Properties deleted from this transaction pursuant to this Agreement;

(8) Plus or less, as applicable, any amounts determined to be subject to a Purchase Price Adjustment provided for in Sections 2.4 (Deposit), 3.5 (Title Defects), 3.7 (Environmental Defects), 3.10 (Preferential Purchase Rights), and 12.3 (Casualty Loss) herein; and

(9) As adjusted up or down pursuant to Section 13.17(a).

2.2 Manner of Payment. At Closing, Purchaser shall pay Seller or Seller’s designee the Adjusted Purchase Price by wire transfer of immediately available funds pursuant to Seller’s written instructions.

2.3 Like Kind Exchange Option. [INTENTIONALLY DELETED]

2.4. Deposit. Prior to the execution hereof or upon or after the execution hereof Purchaser has paid or shall pay to Seller Four Million Nine Hundred Thousand ($4,900,000.00) (US$) Dollars (the "Deposit"). Except as provided in this Agreement, the Deposit will not bear interest and is not refundable. The Deposit is composed of two parts. The first part of the Deposit (the “Initial Deposit”) is Five Hundred Thousand ($500,000.00) (US) Dollars and shall be paid to Seller on the Execution Date. The second part of the Deposit (the “Remaining Deposit”) is the remainder of the sum comprising the Deposit and shall be received by Seller or to the credit of Seller on or before 5:00 p.m. CDT on July 29, 2005 (the “Remaining Deposit Due Date”) at a bank which may be designated in writing by Seller. If the Remaining Deposit is not paid on or before the Remaining Deposit Due Date, this Agreement shall terminate, the Initial Deposit shall not be refunded and shall be the property of Seller, with no recourse thereto by Purchaser, and Seller shall be free to use said Initial Deposit for its own account and the retention of the Initial Deposit by Seller shall be deemed liquidated damages and neither Party hereto shall have any further obligation or liability to the other arising from the non-payment of said Remaining Deposit and the termination of this Agreement. If Closing occurs, the Deposit shall be applied to reduce the Adjusted Purchase Price. Except as provided in this Section 2.4, if Closing does not occur, the Deposit shall be applied as provided in Section 10.2.

2.5 Allocated Values. The allocation of values (“Allocated Values”) associated with the Assets to be conveyed under this Agreement have been prepared by Purchaser and are set forth on Exhibit “A-1.”

ARTICLE 3. DEFECTS

3.1 Access to Records and the Properties. For the period beginning on the Execution Date and ending on August 9, 2005 (“Examination Period”), Seller shall, beginning on the first Business Day after the Execution Date, give Purchaser and its authorized representatives, during regular business hours, at Purchaser’s sole risk, cost and expense, access to all written geological, geophysical, production, engineering and other technical data and records, including without limitation 2D and/or 3D seismic data, other seismic data, logs, maps, and other technical data, and to all contract, land, environmental, regulatory, title, lease, accounting and marketing records, to the extent such data and records are in Seller’s possession and relate to the Assets, and to such other information relating to the Assets as Purchaser may reasonably request; provided, however, Seller shall have no obligation to provide Purchaser access to any data or information which is an Excluded Asset or that relates to an Excluded Asset, or to which access Seller cannot legally provide Purchaser without penalty, cost or liability or because of third-party restrictions on Seller. Seller agrees to use its reasonable efforts (at no cost to Seller) to assist Purchaser in obtaining the consent of any such third party to furnish such information to Purchaser. Except where restricted by agreement, Purchaser shall be allowed to make copies of such data at its own expense. Purchaser shall obtain confidentiality agreements (in a form acceptable to Seller) with any third parties it employs to conduct the review of such data. Subject to the Confidentiality Agreement, Purchaser shall keep all materials and data obtained, and all reports resulting therefrom, confidential and shall return any and all materials and data as to any properties not purchased at Closing and shall destroy materials containing confidential information or summaries, or excerpts thereof if Closing does not occur. Seller makes no warranty of any kind as to the title information and other information supplied, and Purchaser agrees that any conclusions drawn from any information provided shall be the result of Purchaser’s own judgment and independent examination. Further, Seller shall, subject to the forty-eight (48) hour prior written notification period provided in Section 3.7.(b) below, afford Purchaser and its authorized representatives reasonable access during the Examination Period to the Assets it operates and to Authorized Contacts, at the locations where such Persons work. Although Seller shall endeavor to cooperate, at Purchaser’s cost, Seller shall have no obligation hereunder to provide any information to Purchaser that is available to the general public, whether in public records or from a Governmental Entity or Agency upon request. Further, Seller’s obligation under Sections 3.1 and 3.6 shall be limited to Seller’s present capability to allow Purchaser’s access in Seller’s offices, without disruption or undue inconvenience to Seller’s ongoing business, and Seller shall not be required to create, assemble (in a form different than such Records currently exist) or develop Records for Purchaser’s access.

3.2 Special Warranty of Title. Under the Assignment and Bill of Sale to be provided at Closing, Seller will warrant and shall defend title to the Subject Properties against any and all persons whomsoever claiming the same or any part thereof by through or under Seller, but not otherwise. Said warranty will survive the Closing until the fourth anniversary of the Closing Date, from and after which time such warranty will terminate and cease to be of further force and effect. Furthermore, the standard for this warranty is Acceptable Title as defined below.

3.3 Definition of Acceptable Title. As used herein, the term "Acceptable Title" shall mean, as to the Subject Properties, such right, title and interest that as to the existing production from the currently producing intervals in the Wells, (a) entitles Seller to receive not less than the net revenue interest set forth in Exhibit "A-1" of all oil, gas and associated liquid and gaseous hydrocarbons produced, saved and marketed from the currently producing intervals of the respective Subject Properties; (b) obligates Seller to bear costs and expenses relating to the maintenance, development and operation of the Wells relative to the respective Subject Properties in a percentage not greater than the working interest set forth in Exhibit “A-1” for each, unless there is a corresponding increase in the applicable net revenue interest; and (c) except for Permitted Encumbrances, is free and clear of all liens, claims and encumbrances; provided, however that the presence of a preferential right to purchase provision shall not be considered to be a Title Defect as defined in Section 3.5 below. Purchaser acknowledges and agrees that any net revenue interests and working interests reflected on Exhibit "A-1" are for the convenience of Seller and Purchaser and included solely for the purpose of determining Acceptable Title prior to Closing; Seller does not and shall not represent or warrant that the interest conveyed in the Subject Properties is equal to any such interests in any respect, but agrees that (i) for purposes of determining Defects prior to Closing, with respect to those Subject Properties listed on Exhibit "A-1" with "0.0000" "APO" interests, the "APO" interests shall be deemed to be the same as the corresponding "BPO" interests, and (ii) Purchaser may assert as a Title Defect (as defined in and subject to this Article 3) any matter reasonably expected to reduce the net revenue interest assigned to such Subject Property or well or any matter reasonably expected to increase the working interest assigned to such Subject Property and Well unless there is a corresponding increase in the applicable net revenue interest.

3.4 Definition of Permitted Encumbrances. As used herein, the term "Permitted Encumbrances" shall mean the following items, provided none of the following items shall operate, as of Closing, to increase the working interest of Seller as set forth in Exhibit “A-1” for any of the Subject Properties, without a corresponding increase in the applicable net revenue interest, or decrease the net revenue interest of Seller set forth in Exhibit “A-1” for any of the Subject Properties:

(a) lessors' royalties, overriding royalties, production payments, reversionary interests and similar burdens;

(b) division orders and sales contracts;

(c) preferential rights to purchase on any of the Subject Properties as identified in writing by Seller and described on Schedule 3.4(c);

(d) rights to consent to assignments affecting any of the Subject Properties, as identified and described on Schedule 3.4(d), held by Persons other than Governmental Entities;

(e) materialman's, mechanic's, repairman's, employee's, contractor's, operator's, tax, and other similar liens, assessments or charges arising in the ordinary course of business for obligations that are not yet due or delinquent, or if delinquent, that are being contested by Seller in good faith in the normal course of business and which, if contested by Seller, are specifically identified on Schedule 3.4(e);

(f) rights to consent by, required notices to, filings with, or other actions by Governmental Entities in connection with the sale or conveyance of oil and gas leasehold and fee estates or interests therein if the same are customarily obtained contemporaneously with or subsequent to such sale or conveyance;

(g) easements, rights-of-way, servitudes, permits, surface leases and other rights in respect of surface operations affecting the Assets and in existence on or before the Effective Time;

(h) rights reserved to or vested in any governmental, statutory or public authority to control or regulate any of the Assets in any manner, and all applicable laws, rules and orders of any governmental authority affecting the Assets;

(i) operating agreements, unit agreements, unit operating agreements, pooling agreements and pooling designations affecting the Subject Properties which are in the records of the Governmental Entities having jurisdiction over the Subject Properties or recorded in the public records of the parish in which the Assets are located or contained in the Records and information made available to Purchaser pursuant to Section 3.1, and all actions taken or operations occurring in the normal course of business pursuant to such instruments;

(j) Title Defects that Purchaser may have expressly waived in writing or which are deemed to have been waived pursuant to Article 3;

(k) all conveyances, reservations and exceptions which are present in the records of the Governmental Entities having jurisdiction over the Subject Properties or are recorded in the public records of the parish in which the affected Assets are located or contained in the Records and/or information made available to Purchaser pursuant to Section 3.1 affecting the Assets and which do not materially and adversely affect the Properties or their use for oil and gas development purposes or impair Purchaser’s surface operations associated with the Assets;

(l) that letter of credit (and any extensions or amendments thereof) up to the aggregate sum of $7,000,000.00 required or issued pursuant to or in conformance with the terms of the ASA and Closing Agreement, as defined in Section 9.2 (f)(ii) below, for the benefit of Chevron U.S.A. Inc., or Chevron Corporation or any of their respective subsidiaries to secure abandonment of Wells or other Assets, all or in part (the “Chevron Letter of Credit”); or

(m) all other liens, charges, encumbrances, contracts, agreements, instruments, obligations, defects and irregularities which are not such as to interfere materially with the operation or use of the Subject Properties (taken as a whole) or materially reduce the value thereof.

3.5 Title Defects; Purchase Price Adjustment; Materially Adverse Agreements.

(a) As used in this Agreement, the term “Title Defect” shall mean any matter, other than a Permitted Encumbrance or a matter which was known to Purchaser on or before the Execution Date, which causes any of the Subject Properties not to have Acceptable Title for one or more of the following reasons:

(1) Seller’s title is subject to 1) an outstanding mortgage, deed of trust, lien, or encumbrance which is due, overdue or delinquent and/or 2) there is a current unpaid mortgage, lien or deed of trust which was created by Seller on or after the date Seller acquired the interest in the affected Subject Properties and which burdens the Subject Properties and in either 1) or 2) in this sentence, the amount is liquidated in amount or can be estimated with reasonable certainty;

(2) Seller owns more or less than the net revenue interest shown on Exhibit “A-1” or is obligated to bear a share of the costs of operation less than or greater than the working interest shown on Exhibit “A-1” without a corresponding increase in net revenue interest;

(3) The Assets have been or are subject to being reduced by the exercise of contractual rights, including without limitation, reversionary or back-in rights, pay-out of non-consent penalties, rights under farmout or similar agreements, lessor’s approvals, or other rights not already reflected in the lowest percentage NRI (APO) for the affected Asset as set forth on Exhibit “A-1”; or

(4) Seller is in default under a material provision of a lease, farmout agreement, operating agreement or other contract or agreement affecting the Subject Properties and such default has originally occurred between January 1, 1990 and the Execution Date and is reasonably expected to interfere materially with the operation of such Subject Properties or materially reduce the value thereof.

(b) In the event Purchaser, prior to the end of the Examination Period, discovers the existence of valid contracts or agreements binding on Seller which are such as to interfere materially with the operation or use of the Subject Properties (taken as a whole) in the manner the same have been operated by Seller or materially reduce the value thereof, and the same do not or in the passage of time will not cause the net revenue or working interest set forth on Exhibit A-1 to be affected, Purchaser may assert such matters as “Materially Adverse Agreements” and submit the same as if they were a Defect under Section 3.8 and subject to the terms, including but not limited to, the Threshold therein. Materially Adverse Agreements do not include any matter which could be raised as a Title Defect or:

(1) lessors' royalties, overriding royalties, production payments, reversionary interests and similar burdens;

(2) division orders or any sales contracts cancelable with less than 45 days notice;

(3) preferential rights to purchase on any of the Subject Properties as identified in writing by Seller and described on Schedule 3.4(c);

(4) rights to consent to assignments affecting any of the Subject Properties, as identified and described on Schedule 3.4(d), held by Persons other than Governmental Entities;

(5) materialman's, mechanic's, repairman's, employee's, contractor's, operator's, tax, and other similar liens, assessments or charges arising in the ordinary course of business for obligations that are not yet due or delinquent, or if delinquent, that are being contested by Seller in good faith in the normal course of business and which, if contested by Seller, are specifically identified on Schedule 3.4(e);

(6) rights to consent by, required notices to, filings with, or other actions by Governmental Entities in connection with the sale or conveyance of oil and gas leasehold and fee estates or interests therein if the same are customarily obtained contemporaneously with or subsequent to such sale or conveyance;

(7) easements, rights-of-way, servitudes, permits, surface leases and other rights in respect of surface operations affecting the Assets and in existence on or before the Effective Time;

(8) rights reserved to or vested in any governmental, statutory or public authority to control or regulate any of the Assets in any manner, and all applicable laws, rules and orders of any governmental authority affecting the Assets;

(9) operating agreements, unit agreements, unit operating agreements, pooling agreements and pooling designations affecting the Subject Properties which are in the records of the Governmental Entities having jurisdiction over the Subject Properties or recorded in the public records of the parish and all actions taken or operations occurring in the normal course of business pursuant to such instruments;

(10) Title Defects that Purchaser may have expressly waived in writing or which are deemed to have been waived pursuant to Article 3;

(11) the Chevron Letter of Credit; or

(12) all other liens, charges, encumbrances, contracts, agreements, instruments, obligations, defects and irregularities which are not such as to interfere materially with the operation or use of the Subject Properties (taken as a whole) or materially reduce the value thereof.

3.6 Title Assessment by Purchaser. Beginning on the first Business Day after the Execution Date and for the remainder of the Examination Period as defined in Section 3.1 above, Seller shall provide access to Purchaser to copies of title and contract information in Seller’s possession or control regarding the Assets. During the Examination Period, Purchaser may review such information at Seller’s office located at 303 W. Wall, Midland, Texas, or 5205 N. O’Connor Blvd., Irving, Texas, or other office of Seller designated by Seller in which such information may be located, during normal business hours. Seller will not be required to perform any additional title work, and if there are any existing abstracts and title opinions, Seller will not be required to make them current. Purchaser specifically agrees that any conclusions made from any examination done or caused to be done shall result from its own independent review and judgment only.

3.7 Environmental Defects - Environmental and Physical Assessment by Purchaser.

(a) Subject to the terms hereof and the Confidentiality Agreement, Purchaser shall have the right at its sole risk and expense to make an environmental and other physical assessment of the Lands and Assets during the Examination Period, as defined in Section 3.1 above. If Purchaser desires to undertake an environmental assessment, the identity of the consultant(s) conducting the assessment shall be disclosed to Seller by Purchaser, and if Seller makes a reasonable objection to such consultant, such consultant will not be used by Purchaser.

(b) During Seller's normal business hours and subject to the terms of this Agreement and Related Agreements, Purchaser and its employees, contractors and consultants (“Agents”), at their sole cost and expense, shall have the right to enter upon the Assets operated by Seller and all buildings and improvements thereon (and Seller shall use commercially reasonable efforts to obtain permission from third parties for Purchaser to gain access to Assets operated by others but such access and the terms of such access cannot be guaranteed), inspect the same, conduct soil and water tests and non-destructive borings, and generally conduct such tests, examinations, investigations and studies as may be reasonably necessary or appropriate for the preparation of appropriate environmental and other reports relating to the Assets, their condition, and the presence of wastes or contaminants. Purchaser shall provide Seller with forty-eight (48) hours prior written notice of the identity of the consultant, projected scope of the assessment and testing protocol to be employed in the assessment, regardless of who operates the same, and Seller shall have the right to (i) witness all such tests and investigations, (ii) receive an equal distribution of all samples taken by Purchaser or its Agents, and (iii) prohibit such tests and investigations which it reasonably believes could damage its properties or business interests. In the event Purchaser reasonably determines to expand the scope of its assessment, including testing protocols, beyond those initially identified by Purchaser, then Purchaser shall give Seller forty-eight (48) hours prior written notice. Seller shall then have the right to prohibit such expanded assessment which it reasonably believes could damage its properties or business interests.

(c)In the event Seller exercises its right to prohibit such expanded assessment, then Purchaser shall have the option to claim the full allocated value of such property affected as an Environmental Defect, subject to the threshold amounts in Section 3.8 below.

(d)Entry onto the Assets by Purchaser or its Agents will be subject to third-party restrictions, if any, and to Seller’s safety, industrial hygiene, and drug and alcohol policies and guidelines and Purchaser will be responsible for assuring compliance with same by itself and its Agents.

(e)Purchaser and its Agents shall keep any data or information acquired by all such examinations and the results of all analyses of such data and information strictly confidential and not disclose any of the same to any Person unless otherwise required by law or regulation and then only after written notice to Seller of the need for disclosure and the identity of all intended recipients.

(f) Seller hereby grants Purchaser access to the Assets to conduct its environmental and other physical assessment upon the condition that PURCHASER HEREBY RELEASES, INDEMNIFIES, DEFENDS AND HOLDS SELLER AND ITS AFFILIATES AND THEIR RESPECTIVE REPRESENTATIVES, INCLUDING WITHOUT LIMITATION, ANY PERSON THAT HAS SERVED AS A DIRECTOR, OFFICER OR EMPLOYEE THEREOF, HARMLESS FROM AND AGAINST ANY AND ALL CLAIMS OF WHATEVER NATURE FOR OR RELATED TO PERSONAL INJURY, DEATH OR PROPERTY DAMAGE ARISING OUT OF OR AS A RESULT OF THE ACTIVITIES BY OR ON BEHALF OF PURCHASER OR ITS AGENTS ON OR RELATED TO THE ASSETS IN CONDUCTING SUCH ENVIRONMENTAL AND PHYSICAL ASSESSMENTS OR THE EXERCISE OF ITS RIGHTS UNDER THIS SECTION 3.7.

3.8 Notice of Defects. If any matter is discovered by Purchaser that, in Purchaser's reasonable, good faith opinion, would (a) constitute a Title Defect; (b) constitute an Environmental Defect; but as to (a) above, only to the extent that each such matter exceeds a value of $20,000.00 and for, and only for, (b) above individual defects must exceed a minimum of $75,000.00 individually, a "Defect," and collectively the "Defects”, then if, and only if, the total value of all Defects as to Sections 3.5 and 3.7 exceed five per cent (5%) of the Purchase Price (the “Threshold”), Purchaser may provide written notice (a "Notice of Defects") thereof actually delivered to Seller not later than noon, on the first Business Day after the end of the Examination Period. A Notice of Defects shall specifically identify the Defect and include (i) the Purchaser's purported value of each specific Defect which value, collectively for all Defects for that Subject Property or Asset, cannot exceed as to the total of all Environmental Defects or, separately, the total of all Title Defects, the Allocated Value of the affected Subject Property or Asset as set out on Exhibit "A-1" and the final adjustment for the total Defects claims as to any Subject Property cannot exceed the Allocated Value for that Subject Property, (ii) an identification of each affected Asset, (iii) Purchaser's basis for determining the existence and value of such Defect, together with copies of all associated reports, title opinions, data, curative information, evidence, valuations, assessments, conclusions and supporting calculations, and (iv) Purchaser's statement of steps reasonably necessary to cure or minimize each such Defect to its satisfaction, all of which shall be kept strictly confidential by Purchaser and its Agents, except to the extent required by law, regulation or order of any court or other governmental authority or as may be necessary to address Defects identified in a Notice of Defects. If there exists one or more Title Defects or Environmental Defects, such Defects must be raised in the Notice of Defects or be forever waived by Purchaser.

IN ADDITION TO PURCHASER’S OTHER OBLIGATIONS AND RESPONSIBILITIES UNDER THIS AGREEMENT, PURCHASER, FOR THE PURPOSES OF THIS AGREEMENT, UPON AND AFTER CLOSING, SHALL BE SOLELY RESPONSIBLE FOR EACH AND EVERY DEFECT BELOW THE LEVEL OF THE THRESHOLD.

3.9 Remedy for Title and Environmental Defects. In Seller's sole discretion, but without obligation, it may, at its sole cost, take such steps it deems appropriate or as are identified by Purchaser’s Notice of Defects pursuant to Section 3.8 above as are reasonably necessary to cure or minimize Defects identified in the Notice of Defects. In the event Seller is unable or elects not to cure or minimize any or all such Defects claiming a reduction in the Purchase Price, or if any examination by Purchaser or Seller results in a finding that the interest of Seller is greater than stated in Exhibit "A-1" and such increase (which such increase must, if found by Purchaser, be identified by Purchaser in the Notice of Defects to Seller) serves to increase the value of the Subject Properties or component of the Assets, Seller and Purchaser may, at Seller's option, meet and discuss the validity of each such Defect claim and the need for and the amount of any mutually acceptable Purchase Price adjustment.

(a) Title Defects. Title Defect adjustments shall be made with reference (as a maximum) to the Allocated Value for each affected Asset as set forth in Exhibit "A-1" and based on the criteria set forth in Section 3.5. At any time after the Notice of Defects, if Purchaser has not agreed to waive such Defect, and if the Parties cannot otherwise agree on the amount of an adjustment or other remedy, Seller may, in addition to any of its rights to terminate this Agreement, at its sole option and upon written notice to Purchaser sent no later than the third Business Day before the Closing Date, either:

(1) elect to delay, without penalty or liability, the Closing for thirty (30) days in order to cure the Defect at its own expense, with such delay having no effect on, and being in addition to and under the same terms as, Seller’s right to delay pursuant to Section 8.1;

(2) remove the affected Asset from this Agreement and adjust the Purchase Price by the Allocated Value for the Asset; or

(3) elect to resolve the dispute under the procedures set forth in Section 13.23 of this Agreement.

(b) Environmental Defects. Environmental Defects will be based on the criteria set forth in Section 3.7. At any time after the Notice of Defects, if Purchaser has not agreed to waive such Defect and the Parties cannot otherwise agree on the amount of an adjustment or other remedy, Seller may, in addition to any of its rights to terminate this Agreement, at its sole option, and upon written notice to Purchaser sent no later than the third Business Day before the Closing Date, either:

(1) elect to delay, without penalty or liability, the Closing for thirty (30) days in order to cure or remediate or decide whether to elect to cure and remediate, the Defect at its own expense (under the terms and procedures set forth below), with such delay having no effect on, and being in addition to and under the same terms as, Seller’s right to delay pursuant to Section 8.1;

(2) adjust the Purchase Price allocation for an Asset by a mutually acceptable amount reflecting Seller’s net proportionate share, based on its working interest, of the cost reasonably estimated to remediate the Environmental Defect (in the manner described below) affecting the Assets, but only to the level required by the Environmental Laws in effect at the end of the Examination Period and not to exceed the full allocated value for the affected Asset(s). Seller may require Purchaser to remit the full allocation at Closing, without adjustment for the Environmental Defect, but if it does so, it will pay the amount of the adjustment to Purchaser when the remediation performed by Purchaser is complete under applicable law. If the cost to remediate exceeds the amount of the adjustment, Purchaser will pay the additional costs to remediate the Environmental Defect as required by applicable law;

(3) remove the affected Asset from this Agreement and adjust the Purchase Price by the Allocated Value for the affected Asset; or

(4) elect to resolve the dispute under Section 13.23 of this Agreement.

(c) Procedures if Seller Remediates. If, prior to Closing, Seller elects or agrees with Purchaser to remediate an Environmental Defect or is required by a Governmental

Entity to remediate an Environmental Defect, the following will govern the remediation:

(1) Seller will be responsible for all negotiations and contacts with federal, state, and local agencies and authorities with regard to the Environmental Defect or remediation. Purchaser may not make any independent contacts with any agency, authority, or other third party with respect to the Environmental Defect or remediation and will keep all information regarding the Environmental Defect confidential, except in each instance to the extent required by applicable law. Seller will provide to Purchaser a final report of Seller’s remediation activities. Seller will notify purchaser forty-eight (48) hours in advance of its remediation activities on site of the Assets, and Purchaser and/or its Agents will have the right to be present during such remediation activities, at Purchaser’s sole risk, expense and option.

(2) Seller will remediate the Environmental Defect to the level agreed upon by Seller and Purchaser or as required by any Governmental Entity, but in no event will Seller be required to remediate the Environmental Defect beyond the level required by the Environmental Laws in effect on the Execution Date or as required by any Governmental Entity.

(3) If such remediation activities occur after Closing, during Purchaser’s normal business hours, Purchaser will grant reasonable access to the Assets and entry on the Lands, Subject Properties and Property (and Purchaser shall use reasonable efforts to obtain permission for Seller to gain access to Assets operated by others but such access and the terms of such access cannot be guaranteed) after Closing to Seller, its Representatives, and third parties conducting assessments or remediation, to the extent and as long as necessary to conduct and complete the assessment or remediation work, to remove any equipment and facilities used in connection with Seller’s assessment or remediation, and to perform any other activities reasonably necessary in connection with assessment or remediation.

(4) If such remediation activities occur after Closing, Purchaser will use commercially reasonable efforts not to interfere with Seller’s ingress or egress or assessment or remediation activities. Seller will use commercially reasonable efforts to perform the work so as to minimize disruption to Purchaser’s business activities and to the Assets, the Lands and the Property.

(5) Seller will continue remediation of the Environmental Defect until the first of the following occurs:

(a) The appropriate governmental authorities provide written notice that no further remediation of the Environmental Defect is required (the Party receiving notice shall immediately provide such notice to the other Party); or

(b) Seller reasonably determines that the Environmental Defect has been remediated to the level required by the Environmental Laws or as agreed in writing by the Parties.

Upon the occurrence of either (a) or (b) above, Seller will notify Purchaser that remediation of the Environmental Defect is complete and provide a copy of the notification described in (a) above, if applicable. Upon delivery of Seller’s notice, Seller will be released, without further action or documentation, from all liability and have no further obligations under any provisions of this Agreement in connection with said Environmental Defect.

(6) Until Seller completes remediation of an Environmental Defect, Seller and Purchaser will each promptly notify the other of any pending or threatened Claim, action, or proceeding by any authority or private party that relates to or would affect the environmental condition, the assessment, or the remediation of the affected Assets or Property.

(7) After Closing and before Seller has completed remediation of an Environmental Defect, if a leak, spill, or discharge of any material or substance (“Occurrence”) occurs on the Property or Assets, or any part of them, Purchaser will promptly notify Seller and act promptly to minimize the effects of the Occurrence. If a spill, leak or discharge occurs and Seller determines that it may affect that area where Seller is conducting remediation or assessment, Purchaser will hire a consultant (who must be acceptable to Seller) to assess the effect of the Occurrence on the environmental condition of the Property or Assets, Seller’s remediation work and the cost of the additional work required as the result of the Occurrence. Unless the Occurrence was caused solely or substantially by Seller, Purchaser will be responsible for the incremental cost of remediating the impact of the Occurrence. If Seller’s remediation is expanded to incorporate remediation of the Occurrence, Purchaser will promptly pay its share of costs and expenses to Seller as the work is performed, within thirty days of receipt of invoices for the work (with supporting documentation). Payments not made timely will bear interest at a rate of twelve percent per annum or the maximum lawful rate, whichever is less, compounded daily from the date of Purchaser’s receipt of the invoice until paid.

If the cost of the additional work equals or exceeds the cost which would have been incurred but for the Occurrence, Seller will pay Purchaser the cost that would have been incurred by Seller to complete the remediation but for the Occurrence, unless the Occurrence was caused solely or substantially by Seller. As consideration for this payment, Purchaser will accept the environmental condition of the Property and Assets as they exist on the date of the payment, assume full responsibility for remediating the Property and Assets and related off-site contamination in accordance with this Agreement, and agree to release, indemnify, hold harmless, and defend Seller and its Representatives as to Claims arising from the Occurrence to the same extent as described in Article 9.

(8) If Seller undertakes remediation as to any Assets in which Seller’s ownership was less than 100%, Purchaser will bill the other working interest owners for their share of the remediation expenses. Regardless of whether Purchaser recoups any amount from the other working interest owners, Purchaser will refund to Seller, within sixty days of each Seller invoice, with documentation, any amounts expended by Seller over the amount formerly attributable to Seller’s working interest share.

(9) If Seller will assess or remediate the Assets or Property after Closing, the Assignment and Bill of Sale or other recordable instrument will restate the rights and obligations of this section.

3.10. Preferential Purchase Rights and Consents to Assign. (a) Seller has used reasonable efforts in preparing Schedules 3.4(c) and 3.4(d), which identify Persons (and their addresses) who may hold preferential rights to purchase affecting the Subject Properties or rights to consent with respect to any assignments required hereby in order the convey the Assets, other than such consents of governmental authorities, which are usually obtained in the normal course of business after Closing. Purchaser recognizes that there may be other Persons who may hold preferential rights to purchase all or part of the Subject Properties or rights to consent. (b) On or before the third Business Day after the Execution Date, Purchaser shall give Seller written notice, the mutually agreed form of notice to be used, and instructions for Seller to send notice to those Persons who may hold preferential rights to purchase or rights to consent to assign as set forth in Schedules 3.4(d) and 3.4(e) or otherwise identified by Purchaser. Within four (4) Business Days after Seller’s receipt of Purchaser’s written notification and instruction by Purchaser, or upon Seller’s own initiative, with or without Purchaser’s approval, but without obligation to initiate, Seller shall send notice of this Agreement to all such Persons (i) offering to sell to each such Person the Subject Properties for which a preferential right is held on and subject to the terms hereof and for the same allocated value for such Subject Properties reflected on Exhibit "A-1", or (ii) requesting, where appropriate, consent to any assignment required in connection herewith in order to convey the Assets. Notwithstanding anything to the contrary in this Agreement and recognizing that Seller wants to sell the entirety of the Subject Properties in accordance herewith, Seller will have no obligation to complete the sale of a Subject Property or Subject Properties to a holder of a preferential purchase right if Closing does not occur. If additional preferential rights to purchase or consents to assign, exclusive of those set forth in Section 3.4 above, are discovered by Purchaser or Seller during the Examination Period, Seller will use reasonable commercial efforts to send notices as soon as reasonably possible in accordance with this Section 3.10. Although Purchaser is ultimately responsible for the sending of such notices; until Closing Seller shall be responsible for sending such notices and collecting responses from each and every applicable Person, including but not limited to, lessors, joint interest owners, farmors, sublessors, assignors, grantors, co-parties to Agreements, Governmental Entities having jurisdiction, or third parties, relating to approvals and consents and will provide Purchaser on or before the Closing Date, except as otherwise provided in this Agreement, with copies of each consent, approval or waiver Seller has received. Seller and Purchaser shall meet and agree on the form of all such notices; provided that such approval shall not be unreasonably withheld or delayed. (c) If, prior to Closing, any of such Persons asserting a preferential purchase right notifies Seller that it intends to consummate the purchase of the Subject Properties to which it holds a preferential purchase right pursuant to the terms and conditions hereof, or if the period allowed for acceptance of the notice provided by Seller has not expired or will not expire as of Closing (subject to Seller’s right to extend the date of Closing), then such Subject Properties shall be excluded at Closing from the Assets to be conveyed to Purchaser under this Agreement and the Purchase Price shall be reduced by the allocated value of such Subject Properties reflected in Exhibit "A-1"; provided, however, that if the holder of such preferential right fails to consummate the purchase of such Subject Properties before or within ninety (90) days after the Closing Date (unless the notice or acceptance period for the right of preferential purchase allows for a longer period of time), then Seller shall promptly so notify Purchaser, and Seller shall sell promptly (with a reasonable time given Seller to assemble documentation for such sale) to Purchaser, and Purchaser shall purchase from Seller, for a price equal to the allocated value of such Subject Properties and upon the other terms of this Agreement, the Subject Properties to which the preferential purchase right was asserted. (d) All Subject Properties for which all preferential purchase rights have been waived or have not been accepted prior to expiration after timely notice of the acceptance period by the holder of such right shall be sold to Purchaser at Closing pursuant and subject to the provisions of this Agreement. If one (1) or more of the holders of any preferential purchase rights notifies Seller subsequent to Closing that it intends to assert its preferential purchase right, Seller shall give notice thereof to Purchaser, whereupon Purchaser shall satisfy all such preferential purchase right obligations of Seller to such holders including, but not limited to, transferring the affected Assets to the holder of such rights and shall indemnify and hold Seller, Seller’s Affiliates and their respective Representatives harmless from and against any and all Claims, liabilities, losses, costs and expenses (including, without limitation, court costs and reasonable attorneys' fees) in connection therewith, and Purchaser shall be entitled to receive upon satisfaction in full by Purchaser of all the foregoing obligations all proceeds received from such holders in connection with such preferential purchase rights. AT, UPON AND AFTER CLOSING, PURCHASER SHALL INDEMNIFY, RELEASE, DEFEND AND HOLD HARMLESS SELLER, SELLER’S AFFILIATES AND THEIR RESPECTIVE REPRESENTATIVES FROM AND AGAINST ANY AND ALL CLAIMS, LIABILITIES, LOSSES, COSTS AND EXPENSES (INCLUDING, WITHOUT LIMITATION, COURT COSTS AND REASONABLE ATTORNEYS' FEES) ASSERTED OR INCURRED AT ANY TIME (WHETHER BEFORE, ON OR AFTER CLOSING) WITH RESPECT TO OR ARISING DIRECTLY OR INDIRECTLY FROM THE CLAIMS OF ANY PERSON TO A PREFERENTIAL PURCHASE RIGHT OR RIGHT TO

CONSENT AFFECTING ANY OF THE ASSETS TRANSFERRED TO PURCHASER HEREUNDER, INCLUDING, BUT NOT LIMITED TO, CLAIMS RESULTING FROM THE ALLOCATED VALUE PLACED BY PURCHASER ON THE SUBJECT PROPERTY OR THE FORM , TIMELINESS OR MANNER OF NOTICE OR FAILURE TO NOTIFY.

3.11 Termination by Seller. Notwithstanding any other provision of this Agreement to the contrary, prior to Closing, Seller shall have an absolute right, but not the obligation, to terminate this Agreement upon written notice to Purchaser, without liability or further obligation to Purchaser if the Title Defects presented by Purchaser and the Environmental Defects presented by Purchaser combined exceed ten percent (10%) of the Purchase Price. Seller shall have no obligation hereunder to Purchaser or any Person to sell, convey, deliver or otherwise transfer all or any part of the Assets if Seller terminates this Agreement pursuant to this Section 3.11. Purchaser agrees and acknowledges that Seller has no obligation to adjust the Purchase Price with respect to Defects.

3.12 Purchaser’s Waiver. Notwithstanding any provision in Article 3 to the contrary, in the event Seller delivers a notice terminating this Agreement pursuant to Section 3.11, Purchaser shall have until 5:00 p.m. on the first Business Day after receipt of said notice to forever waive, by written notice delivered to Seller on or before said date and time, Defects which constitute the grounds stated for termination in said termination notice, and if Purchaser so waives said Defects and matters, the notice of termination delivered by Seller shall be considered withdrawn. If Closing occurs after such withdrawal, Purchaser shall be deemed to have forever waived and/or assumed any and all Claims, known and unknown, arising from or related to any and all Defects or title to or defect or other condition of the Assets in whole or in part, including, without limitation, whether or not identified in a Notice of Defects, and notwithstanding the fact that Seller may not have cured any such Defect(s) to Purchaser's satisfaction, and Seller shall have no obligation with respect thereto.

ARTICLE 4. SELLER’S REPRESENTATIONS, WARRANTIES AND DISCLAIMER

Seller represents and warrants to Purchaser that as to Sections 4.1 through 4.13 below that:

4.1 Existence. Pioneer Natural Resources USA, Inc. is a Delaware corporation, is duly formed, validly existing and in good standing under the laws of the State of Delaware.

4.2 Power. Seller has the requisite power and authority to enter into and perform this Agreement and the transactions contemplated hereby. Except as set forth on the various Exhibits and Schedules attached to this Agreement, the execution, delivery and performance of this Agreement by Seller, and the transactions contemplated hereby, will not (a) violate any provision of Seller’s certificate, articles of incorporation, bylaws or other governing documents, (b) to the best knowledge and belief of Seller, conflict with, result in a breach of, constitute a default (or an event that with the lapse of time or notice, or both would constitute a default) under any agreement or instrument to which Seller is a party or by which Seller is bound, (c) violate any judgment, order, ruling, or decree applicable to Seller and entered or delivered in a proceeding in which Seller was or is a named party, or (d) to the best knowledge and belief of Seller, violate any applicable law, rule or regulation.

4.3 Authorization. The execution, delivery and performance of this Agreement and the transactions contemplated hereby have been duly and validly authorized by all requisite action on the part of Seller. This Agreement has been duly executed and delivered on behalf of Seller, and at the Closing all documents and instruments required hereunder to be executed and delivered by Seller shall be duly executed and delivered. This Agreement and such documents and instruments shall constitute legal, valid and binding obligations of Seller enforceable in accordance with their terms subject, however, to the effect of bankruptcy, insolvency, reorganization, moratorium and similar laws from time to time in effect relating to the rights and remedies of creditors, as well as to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

4.4 Brokers. Seller has incurred no obligation or liability, contingent or otherwise, for brokers' or finders' fees in respect of the matters provided for in this Agreement which will be the responsibility of Purchaser.

4.5 Foreign Person. Seller is not a "foreign person" within the meaning of the Section 1445(f) of the Code.

4.6 No Reservations. There are no reservations of Seller which affect the Assets other than those that are recorded in the relevant public records or identified or referenced in this Agreement.

4.7 Permits. To the best of Seller’s knowledge, Seller possesses all material licenses, permits, certificates, orders, approvals and authorizations, or has properly made or will make prior to Closing all filings or applications for such licenses and permits, necessary to own the Assets and to carry on its business as now being conducted, except to the extent where the failure to so file or apply is not reasonably expected to result in a material adverse affect on the Assets.

4.8 Compliance with Law. To the best of Seller’s knowledge, Seller is in material compliance with all laws, ordinances, rules, regulations and orders applicable to the Assets, except to the extent of any non-compliance that is not reasonably expected to result in a material adverse effect on the Assets.

4.9 Taxes. All ad valorem, property, production, severance, excise, and similar taxes and assessments based on or measured by the ownership of property or the production of hydrocarbons or the receipt of proceeds therefrom attributable to the Assets that have become due and payable have been properly and timely paid, except to the extent of any failure that is not reasonably expected to result in a material adverse effect on the Assets, and except to the extent that such taxes are due and payable but contested, protested or appealed by Seller.

4.10 Litigation. Except as set forth on Schedule 4.10, no lawsuit, action or other proceeding in which Seller is a named party affects any of the Assets whether pending or threatened in writing which is based upon omissions, events or occurrences prior to the date of this Agreement, other than as set forth on Schedule 4.10.

4.11 AFE’s. To the best of Seller’s knowledge, as of the Execution Date, and except as disclosed on Schedule 4.11, the Subject Properties have no outstanding authorities for expenditure that (a) require the additional drilling of wells or other material development obligations in order to earn or continue to hold all or any portion of said Subject Properties or (b) obligate Seller to make payments of any single expenditure amounts exceeding $200,000 (net to Seller) in connection with additional drilling of wells or other capital expenditures affecting the said Subject Properties.

4.12 Environmental Actions. As of the Execution Date and except as set forth on Schedules 4.10, 9.10, 4.12, or other Schedules or Exhibits to this Agreement, to the best of Seller’s knowledge, there is not an active pending written claim known to or received by Seller from a third party relating to the Subject Properties seeking monetary relief, injunctive relief, or remediation from Seller arising from Seller’s ownership or operation of the Subject Properties prior to the Execution Date and alleging a violation of Environmental Laws, or the unlawful disposal, discharge or release of any Hazardous Substance.

4.13 Take-or Pay. To the best of Seller’s knowledge, except as disclosed in this Agreement, Schedule 4.13, or other Schedule or Exhibit hereto, with regard to the Subject Properties, Seller is not obligated beyond Closing by virtue of (a) a prepayment arrangement under any contract (to which Seller or its Affiliates are a party) for the sale of hydrocarbons or (b) any arrangement to deliver Seller’s hydrocarbons produced from the Subject Properties at some future time without receiving full payment therefore.

4.14 LIMITATION AND DISCLAIMER OF REPRESENTATIONS AND WARRANTIES. THE EXPRESS REPRESENTATIONS AND WARRANTIES OF SELLER CONTAINED IN THIS AGREEMENT ARE EXCLUSIVE AND ARE IN LIEU OF ALL OTHER REPRESENTATIONS AND WARRANTIES, EXPRESS, IMPLIED, STATUTORY, OR OTHERWISE, AND THE REPRESENTATIONS AND WARRANTIES CONTAINED HEREIN SHALL TERMINATE IN ALL RESPECTS UPON CLOSING OR TERMINATION OF THIS AGREEMENT. PURCHASER ACKNOWLEDGES THAT SELLER HAS NOT MADE, AND SELLER HEREBY EXPRESSLY DISCLAIMS AND NEGATES, ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, RELATING TO THE CONDITION OF ANY WELL, IMMOVABLE PROPERTY, MOVABLE PROPERTY, EQUIPMENT, INVENTORY, MACHINERY, FIXTURES AND PERSONAL PROPERTY CONSTITUTING ANY PART OF THE ASSETS (INCLUDING, WITHOUT LIMITATION, (a) ANY IMPLIED OR EXPRESS WARRANTY OF MERCHANTABILITY, (b) ANY IMPLIED OR EXPRESS WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE, (c) ANY IMPLIED OR EXPRESS WARRANTY OF CONFORMITY TO MODELS OR SAMPLES OF

MATERIALS, (d) ANY RIGHTS OF PURCHASER UNDER APPROPRIATE STATUTES TO CLAIM DIMINUTION OF CONSIDERATION OR RETURN OF THE PURCHASE PRICE, (e) ANY IMPLIED OR EXPRESS WARRANTY OF FREEDOM FROM REDHIBITORY VICES OR DEFECTS OR OTHER VICES OR DEFECTS, WHETHER KNOWN OR UNKNOWN, (f) ANY IMPLIED OR EXPRESS WARRANTY OF FREEDOM FROM PATENT OR TRADEMARK INFRINGEMENT, (g) ANY AND ALL IMPLIED WARRANTIES EXISTING UNDER APPLICABLE LAW NOW OR HEREAFTER IN EFFECT, AND (h) ANY IMPLIED OR EXPRESS WARRANTY REGARDING ENVIRONMENTAL LAWS, THE RELEASE OF MATERIALS OR SUBSTANCES INTO THE ENVIRONMENT OR THE PRESENCE OF MATERIALS OR SUBSTANCES IN, ON OR UNDER THE SUBJECT PROPERTIES OR PROPERTY OR PROTECTION OF THE ENVIRONMENT OR HEALTH; IT BEING THE EXPRESS INTENTION OF PURCHASER AND SELLER THAT THE WELLS, IMMOVABLE PROPERTY, MOVABLE PROPERTY, EQUIPMENT, INVENTORY, MACHINERY, FIXTURES AND PERSONAL PROPERTY SHALL BE CONVEYED TO PURCHASER AS IS AND IN THEIR PRESENT CONDITION AND STATE OF REPAIR. SELLER SPECIFICALLY NEGATES AND MAKES NO WARRANTY OR REPRESENTATION, EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, AS TO THE ACCURACY OR COMPLETENESS OF ANY DATA (INCLUDING SEISMIC DATA), INTERPRETATIVE INFORMATION, REPORTS, RECORDS, PROJECTIONS, INFORMATION OR MATERIALS NOW, HERETOFORE OR HEREAFTER FURNISHED OR MADE AVAILABLE TO PURCHASER IN CONNECTION WITH THIS AGREEMENT OR THE CONTEMPLATED TRANSACTIONS, INCLUDING, WITHOUT LIMITATION, ANY DESCRIPTION OF THE ASSETS, PRICING ASSUMPTIONS, OR QUALITY OR QUANTITY OF HYDROCARBON RESERVES (IF ANY) ATTRIBUTABLE TO THE ASSETS OR THE ABILITY OR POTENTIAL OF THE ASSETS TO PRODUCE HYDROCARBONS OR THE ENVIRONMENTAL CONDITION OF THE ASSETS OR PROPERTY OR ANY OTHER MATTERS CONTAINED IN CONFIDENTIAL INFORMATION OR ANY OTHER MATERIALS FURNISHED OR MADE AVAILABLE TO PURCHASER BY SELLER OR BY SELLER’S REPRESENTATIVES. ANY AND ALL SUCH DATA, RECORDS, REPORTS, PROJECTIONS, INFORMATION AND OTHER MATERIALS FURNISHED BY SELLER OR BY SELLER’S REPRESENTATIVES OR OTHERWISE MADE AVAILABLE TO PURCHASER OR PURCHASER'S REPRESENTATIVES ARE PROVIDED FOR THE BENEFIT OF PURCHASER AS A CONVENIENCE, AND SHALL NOT CREATE OR GIVE RISE TO ANY LIABILITY OF OR AGAINST SELLER, SELLER’S AFFILIATES OR THEIR RESPECTIVE REPRESENTATIVES. ANY RELIANCE ON OR USE OF THE SAME SHALL BE AT PURCHASER’S SOLE RISK. THE ASSIGNMENTS AND BILLS OF SALE OR OTHER CONVEYANCES TO BE DELIVERED BY SELLER AT CLOSING MAY EXPRESSLY SET FORTH THE LIMITATIONS AND DISCLAIMERS OF REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS PARAGRAPH.

4.15 Additions. As to Sections 4.10, 4.11, 4.12, and 4.13 above, the representations and warranties of Seller are made with reference to Seller’s knowledge on the Execution Date. In the event Seller becomes aware after the Execution Date, but before Closing, that additional matters or occurrences need to be added to Schedules or Exhibits to this Agreement to make said representations and warranties accurate at Closing, then such matters shall be added promptly by Seller to said Schedules or Exhibits, after gaining such knowledge of such matters or occurrences, and Seller shall not as a result thereof be in default or breach of this Agreement; provided, however, the additional matters or occurrences added to the Schedules or Exhibits do not materially adversely affect the ownership, operation or value of the Assets.

ARTICLE 5. REPRESENTATIONS, WARRANTIES AND COVENANTS OF PURCHASER

Purchaser represents and warrants and covenants to Seller that:

5.1 Existence. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

5.2 Power. Purchaser has the requisite power and authority to enter into and perform this Agreement and the transactions contemplated hereby. The execution, delivery and performance of this Agreement by Purchaser, and the transactions contemplated hereby, will not (a) violate any provision of any Purchaser’s certificate or articles of incorporation or organization, as the case may be, bylaws or other governing documents; (b) conflict with, result in a breach of, constitute a default (or an event that with the lapse of time or notice, or both would constitute a default) under any agreement or instrument to which Purchaser is a party or by which Purchaser is bound; (c) violate any judgment, order, ruling, or decree applicable to Purchaser and entered or delivered in a proceeding in which Purchaser was or is a named party; or (d) to the best knowledge and belief of Purchaser, violate any applicable law, rule or regulation.

5.3 Authorization. The execution, delivery and performance of this Agreement and the transactions contemplated hereby have been duly and validly authorized by all requisite action on the part of Purchaser. This Agreement has been duly executed and delivered on behalf of Purchaser, and at the Closing all documents and instruments required hereunder to be executed and delivered by Purchaser shall have been duly executed and delivered. This Agreement and such documents and instruments shall constitute legal, valid and binding obligations of Purchaser enforceable in accordance with their terms, subject, however, to the effect of bankruptcy, insolvency, reorganization, moratorium and similar laws from time to time in effect relating to the rights and remedies of creditors, as well as to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

5.4 Brokers. Purchaser has not incurred any obligation or liability, contingent or otherwise, for brokers' or finders' fees in respect of the matters provided for in this Agreement which will be the responsibility of Seller.

5.5 Investment Intent. Purchaser is acquiring the Assets for Purchaser's own account for investment, and not with a view to, or for resale in connection with, any distribution thereof within the meaning of the Securities Act of 1933, and shall not resell any or all of the Assets except in compliance with all applicable securities laws.

5.6 Due Diligence. Purchaser represents, warrants and covenants that it has or will perform prior to Closing sufficient review and due diligence, including review of file data and inspections, to evaluate the Assets and Property to Purchaser’s complete satisfaction as a prudent and knowledgeable purchaser. Further, at Closing, Purchaser shall have inspected or waived its right to inspect the Records and the Assets for all purposes and satisfied itself as to the accuracy and completeness of the Records, the physical and environmental condition of the Assets, Property and Subject Properties, both surface and subsurface, including but not limited to conditions specifically related to the presence, release or disposal of Hazardous Substances. Purchaser is relying solely upon its own inspection of the Assets and Property, and Purchaser shall accept all of the same in their “as is, where is” condition, with all faults.

5.7 Sophisticated Buyer. Purchaser is a sophisticated buyer, knowledgeable in the evaluation and acquisition of oil and gas properties, and understands that by purchasing oil and gas properties or interests, Purchaser may be exposed to risks and liabilities associated with the oil and gas business. Purchaser is engaged in the business of exploring for or production oil and gas or other minerals as an ongoing business. By reason of this knowledge and experience, Purchaser will evaluate the merits and risks of the Assets, properties or interests to be purchased from Seller and will form an opinion based solely upon Purchaser’s knowledge and experience and not upon any statements, opinion or predictions by Seller, Seller’s Affiliates or their respective Representatives.

5.8 Economic Risk. Purchaser is aware that ownership of any of the oil and gas properties or interests is highly speculative and subject to substantial risks, and Purchaser is capable of bearing the high degree of economic risk and burdens of any purchase of the Assets from Seller, including, but not limited to, the possibility of the complete loss of the Purchase Price, all contributed capital, the loss of all anticipated tax benefits (if any), the lack of a public market and limited transferability of such interests or properties.

5.9 Financing. Purchaser has or will have adequate funding or financing to pay the Purchase Price at Closing.

5.10 Accredited Investor. Purchaser is an "accredited investor" as that term is used in Regulation D of the Act.

5.11 Solicitation. At no time was Purchaser presented with or solicited by or through any public promotion or any form of advertising.

5.12 Access to Records. After Closing, Seller shall have reasonable access to all records and information in possession of Purchaser required by Seller to meet its indemnity obligations under this Agreement .

ARTICLE 5A. ADDITIONAL COVENANTS

Seller covenants and agrees as to Section 5A.1, 5A.2 and 5A.3 that from and after the Execution Date and until the Closing Date:

5A.1 Maintenance of Assets. Seller will not sell, transfer, assign, convey or otherwise dispose of any of the Assets subject to Seller's direct control, other than (a) oil, gas and other hydrocarbons produced, saved and sold in the ordinary course of business, (b) personal property and equipment which is replaced with property and equipment of comparable or better value and utility in the ordinary and routine maintenance and operation of the Subject Properties, and (c) as required in connection with any exercise of preferential rights or as otherwise required to satisfy obligations to third parties under contracts presently existing.

5A.2 No Encumbrances. Seller will not create any lien, security interest or encumbrance on the Assets, the oil or gas attributable to the Assets, or the proceeds thereof, other than Permitted Encumbrances.

5A.3 Operations. With respect to any of the Subject Properties operated by Seller, Seller shall endeavor in good faith (subject to emergency situations which may occur) until Closing (subject to this Agreement and the rights of affected parties under applicable agreements) to:

(a) cause the Subject Properties and Equipment to be developed, maintained and operated in a reasonably good and workmanlike manner consistent with it past practices and maintain insurance, if any, now in force with respect to the Subject Properties and Equipment;

(b) not approve the drilling of any new well on the Subject Properties without the advance written consent of Purchaser, which consent (which may not be unreasonably withheld or delayed) or non-consent must be given by Purchaser within two (2) days of the notice from Seller;

(c) not enter into or assume any contract, agreement, litigation settlement or commitment which is not in the ordinary course of business as heretofore conducted or which involves payments, receipts or potential liabilities with respect to one individual Subject Property of more than $50,000.00 (net to Seller), excluding emergency expenditures;

(d) not resign, transfer or otherwise voluntarily relinquish its rights as operator of any Subject Property for which it serves as operator on the date hereof;

(e) not grant any preferential right to purchase or similar right or agree to require the consent of any party to the transfer and assignment of the Assets to Purchaser, subject to existing contractual obligations;

(f) not enter into any gas sales contract or crude oil sales or supply contract with respect to the Subject Properties that is not terminable without penalty upon notice of thirty (30) days or less;

(g) not enter into any transaction the effect of which, considered as a whole, would be to cause Seller's ownership interest in any of the Subject Properties to be altered from its ownership interest as of the date hereof;

(h) if any approval or consent by any federal, state or local governmental authority is required to vest Acceptable Title to any of the Subject Properties in Purchaser at Closing, exercise reasonable efforts, as reasonably requested in writing by Purchaser, to assist Purchaser in obtaining all such required approvals or consents at Purchaser's expense; or

(i) endeavor to give prompt written notice to Purchaser of any written notice of default (or written threat of default, whether disputed or denied) received or given by Seller after the date hereof under any instrument or agreement affecting the Subject Properties to which Seller is a party or by which it or any of the Subject Properties is bound.

5A.4. Seller and Purchaser, until Closing, agree as follows:

(a) Purchaser shall notify Seller promptly after Purchaser obtains knowledge that any representation or warranty of Seller contained in this Agreement is untrue in any material respect or will be untrue in any material respect as of the Closing Date or that any covenant or agreement to be performed or observed by Seller prior to or on the Closing Date has not been so performed or observed in any material respect.

(b) Seller shall notify Purchaser promptly after Seller obtains knowledge that any representation or warranty of purchaser contained in this Agreement is untrue in any material respect or will be untrue in any material respect as of the Closing Date or that any covenant or agreement to be performed or observed by Purchaser prior to or on the Closing Date has not been so performed or observed in any material respect.

(c) If any of Purchaser’s or Seller’s representations or warranties is untrue or shall become untrue in any material respect between the Execution Date and the Closing Date, or if any of Purchaser’s or Seller’s covenants or agreements to be performed or observed prior to or on the Closing Date shall not have been so performed or observed in any material respect, but if such breach of representation, warranty, covenant or agreement shall (if curable) be cured by Closing (or, if Closing does not occur, by the date set forth in Section 10.1 (a)), then such breach shall be considered not to have occurred for all purposes of this Agreement.

ARTICLE 6. SELLER'S CONDITIONS OF CLOSING

Seller's obligation to consummate the transactions provided for herein is subject only to the satisfaction or waiver by Seller on or before the Closing Date of the following conditions:

6.1 Representations. The representations and warranties of Purchaser contained in Article 5 herein shall be true and correct in all material respects on the Closing Date as though made on and as of that date, except where such representations and/or warranties are limited to the Execution Date or other period.

6.2 Performance. Purchaser shall have performed and satisfied in all material respects the obligations, covenants and agreements hereunder to be performed by it at or prior to the Closing, including but not limited to payment of the Purchase Price.

6.3 Officer's Certificate. Purchaser shall have delivered to Seller a certificate of an executive officer dated the Closing Date, certifying on behalf of such Purchaser that the conditions set forth in Sections 6.1 and 6.2 have been fulfilled.

6.4 Pending Matters. Except as set forth on Schedule 4.10, no suit, action or other proceeding by a third party or a governmental authority shall be pending or threatened which seeks substantial damages from Seller in connection with, or seeks to restrain, enjoin or otherwise prohibit, the consummation of the transactions contemplated by this Agreement.

6.5 Letters of Credit. On or before the fifth (5th) Business Day before Closing, Purchaser shall have presented Seller with irrevocable evidence satisfactory to Seller that Purchaser will takeover or replace at Closing any and all letter(s) of credit, bonds or other security required under Law or Related Agreements for the owner or operator of the Assets or any of them, covering plugging and abandonment of Wells, Assets, oil spills and/or other matters, such that Seller, upon and after Closing will have no further liability or obligation related or arising therefrom. However, if despite its good faith efforts to do so, Purchaser is unable to obtain from Chevron U.S.A. Inc. its agreement to replace Seller’s Chevron Letter of Credit with a letter of credit from Purchaser providing for terms and conditions that are, in all material respects, the same or similar to those provided for in Seller’s Chevron Letter of Credit, Seller may either waive this condition or request and obtain from Purchaser a form of security providing for terms and conditions or protections not materially different than those set forth in Seller’s existing Chevron Letter of Credit.

6.6 Parent Guaranty. On or before the fifth (5th) Business Day before Closing, Purchaser shall have presented Seller with an irrevocable Guaranty (effective on and after the Effective Date), satisfactory to Seller and executed in the form attached hereto as Exhibit “D”, from Purchaser’s ultimate corporate parent guaranteeing the performance by Purchaser of this Agreement and all instruments executed by Purchaser at Closing. Purchaser shall also present to Seller originals or certified copies of the corporate resolutions, articles of incorporation, incumbency certificates, powers of attorney and Corporate Secretary Certificates evidencing the validity of the Guaranty and the signatories thereof and such other documentation as Seller may reasonably request evidencing the validity and enforceability of said Guaranty.

ARTICLE 7. PURCHASER'S CONDITIONS OF CLOSING

Purchaser's obligation to consummate the transactions provided for herein is subject only to the satisfaction or waiver by Purchaser on or before the Closing Date of the following conditions:

7.1 Representations. The representations and warranties of Seller contained herein in Article 4 shall be true and correct in all material respects on the Closing Date as though made on and as of that date, except where such representations and/or warranties are limited to the Execution Date or other period.

7.2 Performance. Seller shall have performed and satisfied in all material respects the obligations, covenants and agreements hereunder to be performed by it at or prior to the Closing.

7.3 Officer's Certificate. Seller shall have delivered to Purchaser a certificate of an executive officer of Seller or other designated person authorized to make such certificate dated the Closing Date, certifying on behalf of such Seller that the conditions set forth in Sections 7.1 and 7.2 have been fulfilled.

7.4 Pending Matters. Except as set forth on Schedule 4.10, no suit, action or other proceeding by a third party or a governmental authority shall be pending or threatened which seeks substantial damages from Purchaser in connection with or, seeks to restrain, enjoin or otherwise prohibit, the consummation of the transactions contemplated by this Agreement.

ARTICLE 8. CLOSING.

8.1 Time and Place of Closing. If the conditions to Closing have been satisfied or expressly waived by the party entitled to the benefits thereof, the consummation of the transactions contemplated hereby ("Closing") shall take place on or before August 18, 2005 at one of Seller's offices at 9:00 a.m., or at such other place and time or in such other manner agreed upon by Seller and Purchaser or permitted under this Agreement ("Closing Date"); provided, that Seller shall have the right to extend Closing for thirty (30) days for any reason, and that any extension by Seller shall not serve to provide Purchaser rights not otherwise expressly provided herein, nor to extend any rights of Purchaser contained herein, including, without limitation, those contained in Article 3.

8.2 Closing Obligations. At the Closing, the following events shall occur, each being a condition precedent to the others and each being deemed to have occurred simultaneously with the others:

(a) Seller shall execute, acknowledge and deliver to Purchaser an Assignment and Bill of Sale in substantially the form attached hereto as Exhibit "B" (modified to conform to this Agreement), conveying the Assets to Purchaser as provided hereby and Purchaser shall execute, acknowledge and deliver same to Seller;

(b) Seller and Purchaser shall each execute, acknowledge and deliver transfer orders or letters in lieu thereof substantially in the form set forth on Schedule 8.2(b) attached hereto directing all purchasers of production from the Assets to make payment to Purchaser of proceeds attributable to the Assets;

(c) Purchaser shall deliver by wire transfer the Adjusted Purchase Price to Seller as provided in Article 2;

(d) Purchaser and Seller shall each execute and deliver a settlement statement (the "Preliminary Settlement Statement") prepared by Seller and setting forth the Purchase Price and all adjustments thereto using information to the extent then available and if not then available then Seller’s reasonable good faith estimate thereof, subject to Section 13.17(a);

(e) Purchaser and Seller shall each execute and deliver a Closing Agreement confirming the occurrence of Closing and the documents exchanged and such other instruments and certificates and take such other action as may be necessary to carry out their respective obligations under this Agreement;

(f) Seller shall deliver to Purchaser possession of the Assets, except otherwise provided in this Agreement;

(g) In compliance with the Code, Seller shall execute and deliver to Purchaser a nonforeign affidavit in the form of Exhibit “C” attached hereto; and

(h) For the Assets, (1) Purchaser shall deliver to Seller on the Closing Date evidence of its possession of the appropriate bond, surety letter, or letter of credit which has been accepted by the regulatory agency having jurisdiction over the plugging and abandonment of wells; (2) upon Purchaser’s receipt, Purchaser shall deliver to Seller proof that Purchaser has been approved by the relevant regulatory agency as operator of the Assets, including all Wells that are subject to this Agreement and evidence that Purchaser has obtained all necessary approvals, permits or transfers of permits to operate the Assets; and (3) Purchaser shall deliver to Seller letter(s) of credit or other security in a form satisfactory to Seller covering plugging and abandonment of Wells and/or other Assets sufficient to and which replaces any and all Seller’s letters of credit under any Related Agreement and relieve and release Seller of each and every obligation and liability related thereto or arising therefrom.

(i) Seller shall execute and deliver to Purchaser appropriate resignation of operator forms with respect to the Subject Properties operated by Seller.

(j) Purchaser shall provide a certificate duly executed by the secretary or any assistant secretary of Purchaser, dated as of the Closing, (i) attaching and certifying on behalf of Purchaser complete and correct copies of (A) the certificate of incorporation and the bylaws of Purchaser, each as in effect as of the Closing, (B) the resolutions of the Board of Directors of Purchaser authorizing the execution, delivery, and performance by Purchaser of this Agreement and the transactions contemplated hereby, and (C) any required approval by the stockholders of Purchaser of this Agreement and the transactions contemplated hereby and (ii) certifying on behalf of Purchaser the incumbency of each officer of Purchaser executing this Agreement or any document delivered in connection with the Closing

ARTICLE 9. POST-CLOSING OBLIGATIONS.

9.1 Receipts and Credits; Suspense Funds. Upon Closing and subject to the terms hereof, all monies, refunds, proceeds, receipts, credits, receivables, accounts and income attributable to the purchased Assets (a) for all periods of time from and after the Effective Time shall be the sole property and entitlement of the Purchaser, and, to the extent received by Seller, Seller shall fully disclose and account therefor to Purchaser promptly, and (b) for all periods of time prior to the Effective Time shall be the sole property and entitlement of Seller to the extent received by Purchaser, Purchaser shall fully disclose and account therefore to Seller promptly. Purchaser shall pay Seller for Seller’s share of hydrocarbons attributable to the purchased Assets produced or in storage on the Effective Time based on actual, if available, or estimated inventories, at Seller’s relevant contract price. Seller and Purchaser recognize that as of the Effective Time there may be over or under imbalances with respect to gas production, gathering, transportation or processing attributable to the Subject Properties ("Imbalances") and hereby agree that (i) Imbalances shall not be included in any Defects asserted hereunder, and (ii) the Subject Properties will be conveyed specifically subject to Imbalances that exist as of the Effective Time, with Purchaser, as of Closing, bearing and assuming all obligations with respect to any overproduction account or liability and receiving the benefit of and being credited with any underproduction account or credit; provided, however, that on or after Closing, there shall be a monetary adjustment pursuant to the Preliminary Settlement Statement or Final Accounting to reflect any known net overproduction or underproduction attributable to the Assets equal to $***. At Closing, Seller shall deliver to Purchaser all amounts in Seller's possession then known and recorded by Seller to be due third party owners of interests in the Subject Properties (except for funds suspended as a result of or relating to litigation or claims retained by Seller), and Purchaser agrees that it shall be solely responsible for the disposition of such funds, the payment thereof to the rightful owners and the payment, if any, of royalty thereon (the "Suspense Funds").

9.2 Costs and Liabilities; Indemnity

(a) As used in this Agreement, “Claims”, “CLAIMS,” “Claims” or “CLAIMS” shall include costs, expenses, obligations, claims, demands, causes of action, liabilities,

damages, fines, penalties, debts, losses and judgments of any kind or character, whether matured or, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, known or unknown, and all costs, expenses and fees (including, without limitation, interest, attorneys' fees, costs of experts, court costs and costs of investigation) incurred in connection therewith, including, but not limited to claims arising from or directly or indirectly related to death, personal injury, property damage, environmental damage or the remediation thereof, contract and royalty obligations, operating, suspense and capital obligations attributable or relating in any way to the Assets or the Property. As used in this Section 9.2, "Assets" shall include the Suspense Funds.

(b) (i) NOTWITHSTANDING ANYTHING IN THIS AGREEMENT TO THE CONTRARY, BUT SUBJECT TO SECTION 3.2 AND SELLER’S LIMITED INDEMNITY OBLIGATIONS UNDER SECTION 9.2(f), IT IS THE EXPRESS INTENT AND AGREEMENT OF SELLER AND PURCHASER THAT, IF CLOSING OCCURS, PURCHASER SHALL ACCEPT THE ASSETS AND PROPERTY IN THEIR "AS IS, WHERE IS" CONDITION, SUBJECT TO AND WITH ANY AND ALL FAULTS, DEFECTS, DEFICIENCIES, IRREGULARITIES AND CLAIMS RELATED OR ATTRIBUTABLE IN ANY MANNER THERETO, INCLUDING, WITHOUT LIMITATION, REDHIBITORY VICES, TITLE DEFECTS, ENVIRONMENTAL DEFECTS, SUBSIDENCE, DECAY OR ANY OTHER MATTER AFFECTING IN ANY RESPECT THE TITLE OR PHYSICAL CONDITION OF, OR THE RIGHT TO OWN, USE, OPERATE, DEVELOP OR ENJOY, THE ASSETS OR THE PROPERTY, WHETHER KNOWN OR UNKNOWN, LIQUIDATED OR UNLIQUIDATED, FIXED OR CONTINGENT, DIRECT OR INDIRECT.

(ii) At, upon and after Closing and without further action or documentation, but subject to Section 3.2 and Seller’s limited indemnity obligations under Section 9.2(f), PURCHASER (1) shall assume, be responsible for and comply with all duties and obligations, express or implied, arising at any time with respect to the Assets, including, without limitation (i) those arising under or by virtue of any Related Agreements, lease, contract, agreement, document, permit, law, statute, rule, regulation or order of any governmental authority or court (specifically including, without limitation, any governmental request or other requirement to plug, re-plug or abandon or re-abandon any well of whatsoever type, status or classification, or take any restoration, clean-up, remedial or other action with respect to the Assets or Property), (ii) preferential rights to purchase, and (iii) third party consents; (2) shall assume, be responsible for and pay all Claims affecting or arising, directly or indirectly, at any time in connection with the Assets, including, without limitation, claims for personal or property injury or damage, restoration, environmental cleanup, remediation, or compliance, or for any other relief, arising directly or indirectly from or incident to, the use, ownership, occupation, operation, maintenance or abandonment of or production from the Assets, or condition of the Assets or Property, whether latent or patent, including, without limitation, contamination of property or premises with Naturally Occurring Radioactive Materials (“NORM”), and whether or not arising solely from or contributed to by the negligence in any form, whether active or passive, or of any kind or nature, of Seller or its predecessors in title or their respective Affiliates agents, employees or contractors; and (3) SHALL, TO THE MAXIMUM EXTENT ALLOWED BY LAW, DEFEND, INDEMNIFY AND HOLD SELLER HARMLESS FROM ANY AND ALL CLAIMS ARISING, ASSERTED OR DUE AT ANY TIME, WHETHER BEFORE, ON OR AFTER THE EFFECTIVE TIME, IN CONNECTION WITH OR RELATED TO THE FOREGOING.

(iii) FURTHER, AT, UPON AND AFTER CLOSING, AND WITHOUT FURTHER DOCUMENTATION AND WITHOUT LIMITING THE GENERALITY OF THE FOREGOING PROVISIONS OF THIS ARTICLE 9, PURCHASER SHALL INDEMNIFY, DEFEND AND HOLD HARMLESS SELLER (SUBJECT TO Section 3.2 and SELLER’S LIMITED INDEMNITY UNDER SECTION 9.2(f)) FROM ANY AND ALL CLAIMS ARISING AT ANY TIME, WHETHER BEFORE, ON OR AFTER THE EFFECTIVE TIME, MADE BY ANY PERSON AND ARISING OUT OF OR RESULTING FROM:

(1) THE REVIEW, INSPECTION AND ASSESSMENT OF THE ASSETS OR THE PROPERTY BY PURCHASER;

(2) THE OWNERSHIP OR OPERATION OF THE ASSETS OR PROPERTY BY OR ON BEHALF OF SELLER OR ITS PREDECESSORS IN TITLE OR ACTS OR OMISSIONS BY OR ON BEHALF OF SELLER OR ITS PREDECESSORS IN TITLE IN CONNECTION WITH OR PERTAINING TO THE ASSETS OR PROPERTY;

(3) THE OWNERSHIP OR OPERATION OF THE ASSETS OR PROPERTY BY OR ON BEHALF OF PURCHASER OR ITS SUCCESSORS IN TITLE OR THE ACTS OR OMISSIONS BY OR ON BEHALF OF PURCHASER OR ITS SUCCESSORS IN TITLE IN CONNECTION WITH OR PERTAINING TO THE ASSETS OR PROPERTY;

(4) THE ACTS OR OMISSIONS OF THIRD PARTIES RELATING TO AN ERROR IN DESCRIBING THE ASSETS;

(5) RIGHTS AND OBLIGATIONS OF THE PARTIES OR THIRD PARTIES UNDER RELATED AGREEMENTS;

(6) FAILURE BY THIRD PARTIES TO APPROVE OR CONSENT TO ANY ASPECT OF THIS TRANSACTION OR THE SALE OR TRANSFER OF THE ASSETS OR ANY PORTION THEREOF;

(7) OBLIGATIONS TO PLUG, RE-PLUG, ABANDON OR RE-ABANDON WELLS, REMOVE FACILITIES, EQUIPMENT, PIPELINES AND FLOWLINES, DREDGE, CLOSE PITS AND REMOVE SUMPS, AND RESTORE, CLEAN UP AND/OR REMEDIATE THE ASSETS OR PROPERTY;

(8) PAYMENTS, ROYALTIES OR DISBURSEMENTS PAYABLE BY PURCHASER TO THIRD PARTIES WITH REGARD TO THE ASSETS;

(9) THE PHYSICAL OR ENVIRONMENTAL CONDITION OF OR RELATING TO THE ASSETS OR PROPERTY OR ANY DISPOSAL SITE (WHETHER ON THE ASSETS OR PROPERTY OR OFFSITE) CONTAINING MATERIALS OR WASTES FROM THE OPERATIONS OR ACTIVITIES ON THE PROPERTY OR ASSETS INCLUDING CLAIMS UNDER ANY LAW OR ENVIRONMENTAL LAW;

(10) REMEDIATION ACTIVITIES, INCLUDING DAMAGES INCURRED BY PURCHASER DURING OR ARISING FROM REMEDIATION ACTIVITIES RELATING TO THE ASSETS OR PROPERTY; AND

(11) INABILITY OR FAILURE TO OBTAIN THE TRANSFER OF A PERMIT OR AUTHORIZATION OR THE INABILITY TO OBTAIN A PERMIT OR AUTHORIZATION RELATING TO THE ASSETS.

(c) From and after Closing, any demand for indemnity hereunder shall be made by written notice, together with a written description of any Claims asserted stating the nature and basis of such Claim and, if ascertainable, the amount thereof. The party upon whom notice is served shall have a period of twenty (20) days after receipt of such notice within which to respond thereto or, in the case of an underlying demand which requires a shorter time for response, then within such shorter period as specified in such notice (the “Notice Period”). If the party upon whom notice is served denies liability or fails to provide the defense for any Claim, the other party may defend or compromise the Claim as it deems appropriate. If the party upon whom notice is served accepts liability and responsibility for the defense of any Claim, it shall so notify the other party as soon as is practicable prior to the expiration of the Notice Period and undertake the defense or compromise of such Claim with counsel selected by the party accepting such liability. If the party on whom notice is served undertakes the defense or compromise of such Claim, the other party shall be entitled, at its own expense, to participate in such defense. No compromise or settlement of any Claim shall be made without reasonable notice to the other party, and without the prior written approval of the other party, which approval shall not be unreasonably withheld, and such approval shall not be withheld if such compromise or settlement includes a general and complete release of the other party, its successors, assigns, Affiliates and their respective Representatives in respect of the matter, with prejudice, and with no express or written admission of liability on the part of the other party, its Affiliates and their respective Representatives, and is without cost or liability and had no constraints on the future conduct of its or their respective businesses. Purchaser and Seller acknowledge that their obligations to indemnify, defend and hold the other party and its Affiliates harmless under this Agreement include obligations to pay the attorneys’ fees and court costs incurred by the other party and its Affiliates in defending said Claims subject to indemnification hereunder, regardless of the merits of said Claims, where the party to whom notice is served hereunder, denies liability or fails to provide the defense for any said Claim.

(d) Seller and Purchaser shall have the right at all times to participate, at their sole cost, in the preparation for any hearing or trial related to the indemnities set forth in this Agreement, as well as the right to appear on their own behalf or to retain separate counsel to represent them at any such hearing or trial.

(e) THE BENEFIT OF INDEMNITIES BY PURCHASER PROVIDED TO SELLER AND THE BENEFITS AND PROTECTIONS OF THIS AGREEMENT SHALL EXTEND TO SELLER AND ITS AFFILIATES AND ANY PERSON WHO AT ANY TIME HAS SERVED OR IS SERVING AS A DIRECTOR, OFFICER, EMPLOYEE, CONSULTANT, INVITEE OR AGENT THEREOF (EACH A "REPRESENTATIVE" AND COLLECTIVELY “REPRESENTATIVES”), AND EACH OF THEIR RESPECTIVE HEIRS, EXECUTORS, SUCCESSORS AND ASSIGNS, AND SHALL, TO THE MAXIMUM EXTENT ALLOWED BY LAW PROTECT THEM FROM ALL CLAIMS FOR WHICH INDEMNITY IS PROVIDED HEREUNDER, INCLUDING THOSE BASED ON NEGLIGENCE OF ANY NATURE, INCLUDING SOLE NEGLIGENCE, SIMPLE NEGLIGENCE, CONCURRENT NEGLIGENCE, ACTIVE NEGLIGENCE, PASSIVE NEGLIGENCE, STRICT LIABILITY OR FAULT OF SELLER (OR ANY REPRESENTATIVE OR OTHER INDEMNIFIED PARTY) OR ANY OTHER THEORY OF LIABILITY OR FAULT, WHETHER OF LAW (WHETHER COMMON OR STATUTORY) OR IN EQUITY. THE INDEMNIFICATION BY PURCHASER IN THIS SECTION 9.2 SHALL BE IN ADDITION TO ANY OTHER INDEMNITY PROVISIONS CONTAINED IN THIS AGREEMENT, AND IT IS EXPRESSLY UNDERSTOOD AND AGREED THAT THE TERMS OF THIS SECTION 9.2 SHALL, AT SELLER’S OPTION, CONTROL OVER ANY CONFLICTING OR CONTRADICTING TERMS OR PROVISIONS CONTAINED IN THIS AGREEMENT, AND SHALL SURVIVE CLOSING.

(f) Indemnification by Seller or Responsibility of Seller for Certain Third Party Claims.

(i) Except as to Claims expressly provided for in Section 9.2 (f)(ii) below, for the period beginning on the Closing Date and ending on ***, Seller agrees to defend, indemnify, and hold harmless Purchaser from and against any and all Claims filed by third parties prior to such *** to the extent pertaining to a) the mispayment or underpayment of royalties attributable to the Subject Properties with respect to production obtained prior to the Effective Time, or b) taxes attributable and net to Seller’s interest in the Subject Properties and accruing or due prior to the Effective Time, or c) bodily injury or death occurring on the Subject Properties as a result of, or arising from, Seller’s operations thereon prior to the Effective Time to the extent, and only to the extent, that:

(1) the Claims are made by a Governmental Entity or non-governmental third parties not affiliated with Purchaser;

(2) the Claims are not made by a subsequent purchaser of any or all of the Assets;

(3) the Purchaser (or any subsequent purchaser, assignee or transferee) or any party associated with the Purchaser, did not take actions that intentionally exacerbated or were reasonably likely to exacerbate any losses or damages, or that encouraged a third party to make a claim for such losses or damages;

(4) the Claims under this Section 9.2(f) are based on facts that originate or events that take place solely during the period of January 1, 1990 through the Effective Time; and

(5) As to taxes and royalties, Purchaser did not have knowledge of such mispayment or underpayment as of the Execution Date.

The losses or damages claimed by Purchaser shall not exceed the Allocated Value of the Well(s) affected by the Claim and any losses or damages for any single Claim by Purchaser pursuant to this Section 9.2(f) must equal or exceed $*** in order for Purchaser to seek indemnification, provided however, no Claims submitted pursuant to Section 9.2(f) will be valid until the aggregate losses or damages from the Claims exceed $***, and then, for only that amount that exceeds $***, however, in no event shall Seller be required to indemnify Purchaser or pay any other amount in connection with respect to the transactions contemplated by this Agreement which individually or in the aggregate exceeds or would exceed *** or which would result in a double recovery or for which an adjustment has already been made under this Agreement.

Purchaser shall give Seller written notice, if at all, with respect to such Claims in accordance with the notice provisions of Section 9.2(c) prior to ***.

(ii) Under that Asset Sale Agreement dated January 23, 1990 (the “ASA”) and that Closing Agreement dated May 9, 1990 by and between Chevron U.S.A. Inc.,

(“Chevron”) and Greenhill Petroleum Corporation (“Greenhill”) Chevron and Greenhill agreed to the purchase and sale of interests comprising or pertaining to, all or in part, the Assets. Pursuant to the ASA and the Closing Agreement, Chevron retained responsibility for the plugging and abandoning of certain wells and the restoration and reclamation of certain pits and pit areas and the surface areas associated with certain wells (“Chevron Retained Liabilities”) among other matters relating to the Assets. Seller agrees that as between Seller and Purchaser, Seller shall be responsible for any Claims arising to the extent and only to the extent pertaining to the obligations comprising the Chevron Retained Liabilities as provided herein:

(1) the Claims are made by a Governmental Entity or non-governmental third parties not affiliated with Purchaser;

(2) the Claims are not made by a subsequent purchaser, transferee or assignee of any or all of the Assets;

(3) the Purchaser (or any subsequent purchaser, assignee or transferee) or any party associated with the Purchaser, did not take actions that intentionally exacerbated or were reasonably likely to exacerbate any losses or damages, or that encouraged a third party to make a claim for such losses or damages;

(4) Chevron has failed to fulfill its obligations regarding the Chevron Retained Liabilities; and

(5) the losses or damages claimed by Purchaser shall exceed, in the aggregate, a deductible of *** dollars (US$***) which has been or is to be borne by Purchaser, however, in no event shall Seller be responsible for the Chevron Retained Liabilities hereunder, to the extent such Claims equal or exceed or have equaled or exceeded, in the aggregate, an amount borne or to be borne by Seller of *** dollars ($***).

During the period when Purchaser is responsible for the Chevron Retained Liabilities, Seller shall cooperate and coordinate with Purchaser to contact Chevron and take such further action as may be reasonable and necessary to have Chevron perform its obligations under the ASA and Closing Agreement pertaining to the Chevron Retained Liabilities. During the period when Seller is responsible for the Chevron Retained Liabilities, Purchaser shall cooperate and coordinate with Seller to contact Chevron and take such further action as may be reasonable and necessary to have Chevron perform its obligations under the ASA and Closing Agreement pertaining to the Chevron Retained Liabilities. During the period when Purchaser is responsible for the Chevron Retained Liabilities, Purchaser shall be deemed to have been assigned all rights of Seller under the ASA and Closing Agreement to enforce against Chevron the Sections pertaining to the Chevron Retained Liabilities and similarly during the period when Seller is responsible for the Chevron Retained Liabilities, Seller shall be deemed to have retained all rights of Seller under the ASA and Closing Agreement to enforce against Chevron the Sections therein pertaining to the Chevron Retained Liabilities. The Parties shall take such reasonable steps and execute such reasonable documents to assist the other during the period the other Party is responsible for the Chevron Retained Liabilities. During the period when Seller is responsible for the Chevron Retained Liabilities, Purchaser shall allow Seller and its representatives and contractors access to the Assets and Subject Properties, without charge, so that Seller may fulfill its obligations hereunder pertaining to the Chevron Retained Liabilities.

9.3. Further Assurances. After Closing, Seller and Purchaser agree to take such further actions and to execute, acknowledge and deliver all such further documents and take such further action that is necessary or useful in carrying out the purposes of this Agreement or of any document delivered pursuant hereto. The Parties will cooperate at all times after Closing to execute and record correction instruments to correct scrivener's errors in the preparation of Closing documents.

9.4 Delivery of Records. As soon as reasonably possible but no later than sixty (60) days after the Closing Date, Seller shall deliver the Records covering the Assets with Purchaser bearing the expense for such delivery; provided, that Seller (i) shall exercise commercially reasonable efforts to provide Purchaser at Closing or as soon thereafter as is practicable with all Records necessary to assume and conduct operations of the Assets, and (ii) shall have the right to retain, as its own, original Records that pertain to Excluded Assets and copies (at Seller’s cost) of all other Records. Purchaser shall provide access to Seller to all Records, with the right to copy same, upon reasonable notice during regular business hours, for a period of seven (7) years after the Closing Date.

9.5 Access to Data. Subject to the rights of third parties and Seller's proprietary rights, Seller, upon and after Closing, to the extent it can do so without cost or penalty, shall provide Purchaser with reasonable access to Seller's books and records for a period ending two (2) years after Closing as necessary for Purchaser to prepare its financial statements.

9.6 Purchaser’s Release of Seller. Upon and after Closing, subject to Section 3.2 and Seller’s indemnification obligations under Section 9.2(f), and without further action or documentation, Purchaser releases and discharges, to the maximum extent allowed by law (but no further), Seller and Seller's Affiliates and their respective Representatives from all Claims relating in any way to the Assets, the Property or the transactions contemplated by this Agreement, regardless of when or how the Claims arose or arise, or whether the Claims were foreseeable or unforeseeable. Purchaser’s release of Seller and its Affiliates and their respective Representatives includes Claims resulting in any way from the negligence or strict liability of Seller and its Affiliates and their respective Representatives, whether the negligence or strict liability is active, passive, joint, concurrent, or sole, but expressly excluding willful misconduct. There are no exceptions to Purchaser’s release of Seller and its Affiliates and their respective Affiliates, and this release is binding on Purchaser and its successors and assigns. PURCHASER EXPRESSLY WARRANTS AND REPRESENTS AND DOES HEREBY STATE AND REPRESENT THAT NO PROMISE OR AGREEMENT WHICH IS NOT HEREIN EXPRESSED HAS BEEN MADE TO PURCHASER IN EXECUTING THIS AGREEMENT OR AGREEING TO THIS RELEASE AND THAT PURCHASER IS NOT RELYING UPON ANY STATEMENT OR REPRESENTATION OF SELLER OR ANY AFFILIATE OF SELLER OR ANY OF THEIR RESPECTIVE REPRESENTATIVES. PURCHASER HAS BEEN REPRESENTED BY LEGAL COUNSEL AND SAID COUNSEL HAS READ AND EXPLAINED TO PURCHASER THE ENTIRE CONTENTS OF THIS AGREEMENT AND THIS RELEASE AND EXPLAINED THE LEGAL CONSEQUENCES THEREOF.

9.7 Retroactive Effect. Purchaser acknowledges that its obligations to release, indemnify, defend, and hold Seller and its Affiliates and their respective Representatives harmless apply to matters occurring or arising before, on and after the Effective Time to the extent provided in this Agreement.

9.8 Inducement to Seller. Purchaser acknowledges that it evaluated its obligations under this article and that its assumption of these obligations is a material inducement to Seller to enter into this Agreement with and Close the sale to Purchaser.

9.9 Related Agreements. Unless specifically provided otherwise in this Agreement, the sale of the Assets is made subject to all oil, gas and mineral leases, deeds, purchase and sale agreements, asset sale agreements, assignments, subleases, farmout agreements, joint operating agreements, unit agreements, pooling agreements, letter agreements, easements, rights of way and all other agreements with respect to or pertaining to the Assets to the extent they are binding on Seller or Seller's Affiliates (the “Related Agreements”). Upon and after Closing, Purchaser expressly assumes the obligations and liabilities of Seller or Seller's Affiliates under such agreements insofar as the obligations and liabilities concern or pertain to the Assets and to execute any documents necessary to effectuate such assumption. The Parties agree that this Section 9.9 is applicable to all instruments whether they are recorded or not.

9.10 Litigation. Upon and after Closing, Purchaser shall assume all obligations of Seller and be responsible and liable for all litigation listed on Schedule 9.10, and all matters, costs, judgments, and expenses related thereto or arising therefrom. Seller reserves the right to remove litigation from Schedule 9.10 on or before Closing.

9.11 Purchaser’s Indemnity of Seller. Subject to Section 3.2 and except for Seller’s limited indemnity of Purchaser contained in Section 9.2(f), and without diminishing the express provisions of this Article 9, it is the intent of Purchaser and Seller that, to the maximum extent allowed by law, Seller, Seller's Affiliates and their respective Representatives be indemnified, defended and held harmless by Purchaser at all times upon and after Closing in a manner so that Seller and its Affiliates and their respective Representatives, will be protected as if Seller has never at any time owned, used or operated the Assets, Lands, Subject Properties or the Property or any interest therein or pertaining thereto, in whole or in part. If any provision in this Article 9 is invalid or not allowed by Law, it is deemed modified to the limited and minimum extent to conform to law to provide Seller, and Seller's Affiliates and their respective Representatives the greatest possible protection and benefit allowed by Law.

ARTICLE 10. TERMINATION

10.1 Right of Termination. This Agreement and the transactions contemplated hereby may be terminated at any time prior to the Closing under the following conditions (subject to extensions allowed Seller in this Agreement):

(a) By Seller if Closing does not occur on or before September 30, 2005, for any reason other than Seller’s wrongful failure or refusal to perform its material obligations under this Agreement;

(b) By mutual written consent of the Parties;

(c) By either Seller or Purchaser if the consummation of the transactions contemplated herein would violate any nonappealable final order, decree or judgment of any Governmental Entity having appropriate jurisdiction enjoining or awarding substantial damages in connection with the consummation or the transactions contemplated herein;

(d) By Purchaser if the aggregate net value of all downward and upward adjustments to the Purchase Price claimed by Purchaser and Seller pursuant to Article 3 and Article 12 of the Agreement, which remain unresolved as of the Closing Date, would reduce the Purchase Price by an amount exceeding 20% of the Purchase Price;

(e) By Seller if the aggregate value of all downward adjustments to the Purchase Price claimed by Purchaser pursuant to Article 3 and Section 12.3 of the Agreement exceeds 10% or more of the Purchase Price; or

(f) By Seller if any condition specified in Article 6 has not been satisfied on or before 5:00 p.m. on the Closing Date, and shall not theretofore have been waived by Seller, provided that the failure to consummate the transactions contemplated hereby on or before such date did not result from the failure by Seller to fulfill any undertaking or commitment of Seller provided for herein that is required to be fulfilled on or prior to Closing. By Purchaser if any condition specified in Article 7 has not been satisfied on or before 5:00 p.m. on the Closing Date, and shall not theretofore have been waived by Purchaser, provided that the failure to consummate the transactions contemplated hereby on or before such date did not result from the failure by Purchaser to fulfill any undertaking or commitment of Purchaser provided for herein that is required to be fulfilled on or prior to Closing.

10.2 Effect of Termination. If this Agreement is terminated pursuant to Section 10.1, this Agreement shall become void and of no further force or effect (except for the provisions of Sections 2.4, 3.7(f) (the penultimate sentence only), 4.4, 4.14 (the third to the last and penultimate sentences only), 5.4, Article 10 and Sections 13.1 through 13.11, Sections 13.13, 13.14, 13.15, 13.16, 13.20, 13.21, 13.22 and 13.27, each of which shall survive such termination and continue in full force and effect). If Seller validly terminates this Agreement pursuant to Section 10.1(a) or (f) above, Seller may retain up to 100% of the Deposit without further liability or obligation to Purchaser. The Deposit shall be returned to Purchaser if this Agreement is terminated pursuant to Section 10.1(b), (c), (d), or (e) or if validly terminated by Purchaser pursuant to 10.1(f). If Seller retains the Deposit, or a portion thereof as provided above, then such retention by Seller of the Deposit, all or in part, shall be treated by the Parties as liquidated damages, in lieu of all other damages or other remedies (it being agreed by the Parties that damages in said event would be extremely difficult to determine and that the Deposit (or the portion thereof) retained by Seller represents a fair and reasonable estimate of such damages to Seller under the circumstances and does not constitute a penalty). If the Deposit is returned to Purchaser, Seller shall have no further obligation or liability to Purchaser and PURCHASER HEREBY COVENANTS NOT TO SUE SELLER, OR SELLER’S AFFILIATES OR ANY OF THEIR RESPECTIVE REPRESENTATIVES OR INITIATE LITIGATION OR OTHERWISE PURSUE ANY CLAIM AGAINST SELLER WITH REGARD TO ANY DISPUTES, ISSUES OR CLAIMS ARISING OUT OF OR RELATING TO THE TERMINATION OF THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, THE DEPOSIT (OR ANY PURPORTEDLY LOST INTEREST THEREON) OR SELLER’S RETENTION OF ALL OR PART OF THE DEPOSIT PURSUANT TO THIS SECTION 10.2. Notwithstanding anything to the contrary contained in this Agreement, upon any termination of this Agreement pursuant to Section 10.1, or as otherwise provided in this Agreement, Seller shall be free immediately to enjoy all rights of ownership of the Assets and may sell, transfer, encumber or otherwise dispose of the Assets to any party without any restriction under this Agreement.

ARTICLE 11. TAXES

11.1 Apportionment of Ad Valorem and Property Taxes. All ad valorem taxes, real property taxes, personal property taxes, and similar obligations concerning the Assets with respect to the tax period in which the Effective Time occurs ("Property Taxes") shall be apportioned as of the Effective Time between Seller and Purchaser. Purchaser shall file or cause to be filed all required reports and returns incident to the Property Taxes and shall pay or cause to be paid to the taxing authorities all Property Taxes relating to the tax period in which the Effective Time occurs. Seller shall pay to Purchaser Seller’s pro rata portion of Property Taxes within thirty (30) days after receipt of Seller's invoice therefor.

11.2 Sales Taxes. The Purchase Price excludes any sales taxes or other taxes required to be paid in connection with the sale of property pursuant to this Agreement. If a determination is ever made that a sales tax or other transfer tax applies, Purchaser shall be liable for all sales, gross receipts, use and other taxes, conveyance, transfer and recording fees and real estate transfer stamps or taxes that may be imposed on any transfer of property pursuant to this Agreement. These taxes shall be collected and remitted under applicable law. Purchaser shall indemnify, defend, and hold Seller harmless with respect to the payment of any of these taxes, if any, including any interest or penalties assessed thereon. Seller will cooperate with Purchaser in providing any documentation necessary for Purchaser to obtain an exemption for such taxes.

11.3 Other Taxes. Except as otherwise provided herein, income taxes, franchise and similar taxes shall be the responsibility of the party incurring same. Severance taxes shall be allocated to each party based on the ownership (as of the Effective Time) of the hydrocarbon production giving rise to the liability. Except as otherwise provided herein, all taxes (other than income taxes) that are imposed on or with respect to the production of oil, natural gas or other hydrocarbons or minerals or the receipt of proceeds therefrom (including but not limited to severance, production, and excise taxes) shall be apportioned between the Parties based upon the respective shares of production taken by the Parties as of the Effective Time. From and after Closing, Purchaser shall be responsible for paying or withholding or causing to be paid or withheld all such taxes and for filing all statements, returns, and documents incident thereto.

11.4 Cooperation. Each party to this Agreement shall provide the other party with reasonable access to all relevant documents, data and other information which may be required by the other party for the purpose of preparing tax returns and timely responding to any audit by any taxing jurisdiction. Each party to this Agreement shall cooperate with all reasonable requests of the other party made in connection with contesting the imposition of taxes. Notwithstanding anything to the contrary in this Agreement, neither party to this Agreement shall be required at any time to disclose to the other party any tax return or other confidential tax information.

11.5 Tax Reporting. Seller and Purchaser agree that the Assets subject to this Agreement do not constitute an “applicable asset acquisition” as described under Internal Revenue Code section 1060 and the regulations thereunder, and do not constitute a trade or business in the ordinary sense of the term. Nevertheless, in the event that the Assets are determined by the Internal Revenue Service (or any other regulatory body) to constitute an “applicable asset acquisition,” then both Seller and Purchaser agree and proclaim that any and all transferred assets are limited to reserves in the ground and tangible equipment and are “Class III Assets” and that there is no “goodwill” or “going concern value” attached to the transferred assets. Both Parties agree to the necessary and timely exchange of information required to complete and timely file a Form 8594, and any other form required by the Internal Revenue Service or any other regulatory agency.

ARTICLE 12. CONDITION OF THE ASSETS

12.1 Prior Use of Assets. THE ASSETS AND PROPERTY HAVE BEEN USED OR MAY HAVE BEEN USED FOR EXPLORATION, DEVELOPMENT, PRODUCTION, STORAGE,

TREATMENT, PROCESSING, DISPOSAL, INJECTION AND TRANSPORTATION OF OIL AND GAS AND OTHER SUBSTANCES AND RELATED OIL AND GAS FIELD OPERATIONS. POLUTION, SUBSIDENCE, FRACTURES OR PHYSICAL CHANGES IN THE PROPERTY MAY HAVE OCCURRED AS A RESULT OF SUCH USES. THE ASSETS OR THE PROPERTY ALSO MAY INCLUDE BURIED PIPELINES, WASTES AND OTHER EQUIPMENT, WHETHER OR NOT OF A SIMILAR NATURE, THE LOCATIONS OF WHICH MAY BE HIDDEN OR NOT NOW BE KNOWN OR NOT READILY APPARENT BY A PHYSICAL INSPECTION OF THE AFFECTED ASSETS. HYDROCARBONS AND OTHER SUBSTANCES, INCLUDING HAZARDOUS SUBSTANCES, MAY HAVE COME TO BE RELEASED OR LOCATED ON OR BENEATH THE SURFACE OF THE ASSETS OR THE PROPERTY.

12.2 Assumption of Assets in Present Condition. PURCHASER ACKNOWLEDGES THAT (i) THE CONSUMMATION OF THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY BY PURCHASER SHALL BE SOLELY ON THE BASIS OF ITS OWN INVESTIGATION OF THE PHYSICAL CONDITION OF THE ASSETS AND PROPERTY, INCLUDING, WITHOUT LIMITATIONS, SUBSURFACE CONDITION; (ii) THE ASSETS AND PROPERTY HAVE BEEN USED IN THE MANNER AND FOR THE PURPOSES SET FORTH ABOVE AND THAT PHYSICAL CHANGES TO THE ASSETS AND THE PROPERTY MAY HAVE OCCURRED AS A RESULT OF SUCH USE; AND (iii) NORM AND ASBESTOS OR MAN-MADE MATERIAL FIBERS (COLLECTIVELY “MMMF”) MAY BE PRESENT AT SOME LOCATIONS. PURCHASER ACKNOWLEDGES THAT NORM IS A NATURAL PHENOMENON ASSOCIATED WITH MANY OIL AND GAS FIELDS IN THE UNITED STATES AND THROUGHOUT THE WORLD. PURCHASER SHALL MAKE ITS OWN DETERMINATION OF THIS PHENOMENON AND OTHER CONDITIONS. SELLER DISCLAIMS ANY LIABILITY ARISING OUT OF OR IN CONNECTION WITH ANY PRESENCE OF NORM OR MMMF ON OR AFFECTING THE ASSETS OR THE PROPERTY. IN ACCORDANCE WITH SECTION 9.2, AT CLOSING, PURCHASER SHALL ASSUME THE RISK THAT THE ASSETS OR THE PROPERTY MAY CONTAIN WASTES OR CONTAMINANTS AND ADVERSE PHYSICAL CONDITIONS, INCLUDING THE PRESENCE OF PIPELINES, EQUIPMENT AND OTHER ITEMS OF PERSONAL PROPERTY, TANK BOTTOMS, HEATER TREATER SLUDGE, AND WASTES OR CONTAMINANTS WHICH MAY NOT HAVE BEEN REVEALED BY PURCHASER’S INVESTIGATION. IN ADDITION TO PURCHASER'S OTHER RESPONSIBILITIES UNDER THIS AGREEMENT, UPON AND AFTER CLOSING, ALL RESPONSIBILITY AND LIABILITY RELATED TO DISPOSALS, SPILLS, WASTES, OR CONTAMINATION, OR OTHER ADVERSE PHYSICAL CONDITIONS ON, BELOW, OR RELATED TO OR AFFECTING THE ASSETS OR THE PROPERTY SHALL BE ASSUMED BY PURCHASER AND PURCHASER SHALL, NOTWITHSTANDING WHEN THE BASIS FOR ANY CLAIM, ACTION, SUIT, JUDGMENT (INCLUDING, WITHOUT LIMITATION, THOSE FOR DEATH, PERSONAL INJURY OR PROPERTY DAMAGE) SHALL HAVE OCCURRED OR MAY OCCUR, INDEMNIFY, DEFEND AND HOLD SELLER AND SELLER’S

AFFILIATES AND THEIR RESPECTIVE REPRESENTATIVES HARMLESS THEREFROM PURSUANT TO THIS AGREEMENT.

12.3 Casualty Loss. Assuming Closing occurs and subject to the provisions of Section 13.17, in the event of any material damage by fire or other casualty to any of the Assets after the Effective Time but prior to the Closing ("Casualty Loss"), this Agreement shall remain in full force and effect, and as to each affected Asset, Seller shall at its election either collect (and when collected pay over to Purchaser) or assign to Purchaser any and all insurance claims to the extent and only to the extent covering such damage, and Purchaser shall take title to the affected Asset without reduction in the Purchase Price and Purchaser will be allowed a Price Adjustment for any uncompensated Casualty Loss not to exceed the allocated value of the affected Asset.

ARTICLE 13. MISCELLANEOUS

13.1 Governing Law. This Agreement and all instruments executed in accordance herewith shall be governed by and interpreted in accordance with the laws of the State of Texas, without regard to conflict of law rules that would direct application of the laws of another jurisdiction, except to the extent that it is mandatory that the law of the jurisdiction wherein the Assets are located shall apply. Subject to Section 13.23, in the event of any litigation or other proceeding in connection with this Agreement before or after Closing, the exclusive venue for any such proceeding shall be in a court of competent jurisdiction located in Dallas County, Texas, and the prevailing party shall be entitled to recover its reasonable attorney’s fees and costs incurred therein from the other party, in addition to any damages awarded. Purchaser agrees to accept service of process by mail.

13.2 Entire Agreement. This Agreement, all agreements and instruments executed in connection herewith, and the Confidentiality Agreement dated April 7, 2005, between Maritech Resources, Inc. and Pioneer Natural Resources USA, Inc. (the "Confidentiality Agreement"), and that Site Access Agreement dated June 13, 2005 constitute the entire agreement between the Parties as to the matters herein and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, of the Parties as to such matters. The Confidentiality Agreement and Site Access Agreement remain in full force and effect in accordance with their respective terms. No supplement, amendment, alteration, modification, waiver or termination of this Agreement shall be binding unless executed in writing by the Parties hereto.

13.3 Waiver. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

13.4 Captions. The captions in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement.

13.5 Assignability. Purchaser shall not assign this Agreement or any of its rights or obligations hereunder without the prior written consent of Seller, which consent may be withheld or conditioned for any reason and any purported assignment without such consent shall be void, provided that nothing herein shall prevent Purchaser's transfer of all of any part of its interest in the Assets following Closing. Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective permitted successors and assigns, however, in any event Purchaser shall remain responsible and liable for the performance of its obligations under this Agreement, in addition to that of its respective successors and assigns. All conveyances of all or a portion of the Assets shall expressly recognize and perpetuate the rights and obligations set out in this Agreement.

13.6 Notices. Any notice provided or permitted to be given under this Agreement shall be in writing, and may be served by personal delivery or by registered or certified U.S. mail, addressed to the party to be notified, postage prepaid, return receipt requested. Notice deposited in the mail in the manner hereinabove described shall be deemed to have been given and received on the date of the delivery as shown on the return receipt. Notice served by facsimile is permissible and shall be deemed to have been given and received only if and when actually received by the addressee. For purposes of notice, the addresses of the Parties shall be as follows:

SELLER:

Pioneer Natural Resources USA, Inc.

Attn: Vice President, Land

5205 North O’Connor Blvd., Suite 900

Irving, Texas 75039-3746

Telephone: 972/444-9001

Fax: 972/969-3570

PURCHASER:

Maritech Resources, Inc.

Attn: President

25025 Interstate 45 North

The Woodlands, Texas 77380

Telephone: 281/364-4343

Fax: 281/364-9846

Each party shall have the right, exercised no more frequently than once every six (6) months, upon giving three (3) days prior written notice to the other in the manner hereinabove provided, to change its address for purposes of notice to another appropriate single street address.

13.7 WAIVER OF CONSUMER RIGHTS/DTPA WAIVER. TO THE EXTENT APPLICABLE TO THE ASSETS OR ANY PORTION THEREOF, PURCHASER HEREBY VOLUNTARILY WAIVES THE PROVISIONS OF THE TEXAS DECEPTIVE TRADE PRACTICES ACT (DTPA), CHAPTER 17, SUBCHAPTER E, SECTIONS 17.41 THROUGH

17.63, INCLUSIVE (OTHER THAN SECTION 17.555, WHICH IS NOT WAIVED), TEX. BUS. & COM. CODE, A LAW THAT GIVES CONSUMERS SPECIAL RIGHTS AND PROTECTIONS. IN ORDER TO EVIDENCE ITS ABILITY TO GRANT SUCH WAIVER, PURCHASER HEREBY REPRESENTS AND WARRANTS TO SELLER THAT IT (i) IS IN THE BUSINESS OF SEEKING OR ACQUIRING, BY PURCHASE OR LEASE, GOODS OR SERVICES FOR COMMERCIAL OR BUSINESS USE; (ii) HAS CONSULTED WITH AN ATTORNEY OF PURCHASER’S OWN CHOOSING; (iii) HAS KNOWLEDGE AND EXPERIENCE IN FINANCIAL, BUSINESS AND OIL AND GAS MATTERS THAT ENABLE IT TO EVALUATE THE MERITS AND RISKS OF THE TRANSACTIONS CONTEMPLATED HEREBY; (iv) IS NOT IN A SIGNIFICANTLY DISPARATE BARGAINING POSITION; AND (v) UNDERSTANDS THAT THIS WAIVER IS A MATERIAL AND INTEGRAL PART OF THIS AGREEMENT AND THE CONSIDERATION THEREOF. IN ADDITION, PURCHASER WAIVES ITS RIGHTS UNDER ALL OTHER CONSUMER PROTECTION STATUTES OF TEXAS OR ANY OTHER STATE APPLICABLE TO THIS TRANSACTION THAT MAY BE WAIVED BY THE PARTIES. PURCHASER EXPRESSLY RECOGNIZES THAT THE PURCHASE PRICE FOR WHICH SELLER HAS AGREED TO PERFORM ITS OBLIGATIONS UNDER THIS AGREEMENT HAS BEEN PREDICATED UPON THE INAPPLICABILITY OF THE DTPA AND THE WAIVER OF PURCHASER OF ITS RIGHTS UNDER CONSUMER PROTECTION STATUTES AND PURCHASER FURTHER RECOGNIZES THAT SELLER IN DETERMINING TO PROCEED WITH THE ENTERING INTO OF THIS AGREEMENT, HAS EXPRESLLY RELIED ON THIS WAIVER AND THE INAPPLICABILITY OF THE DTPA AND THE CONSUMER PROTECTION STATUTES.

13.8 Expenses. Each party shall be solely responsible for all expenses incurred by it in connection with this transaction (including, without limitation, fees and expenses of its own legal counsel and accountants).

13.9 Severability. Except as otherwise provided herein, the invalidity of any one or more provisions of this Agreement shall not affect the validity of this Agreement as a whole, and in case of any such invalidity, this Agreement shall be construed as if the invalid provision had not been included herein.

13.10 Damages. The Parties waive any and all rights to punitive or exemplary damages resulting from a breach of this Agreement (other than such damages suffered by third Persons for which responsibility is allocated herein between the Parties.)

13.11 No Third Party Beneficiary. This Agreement is not intended to create, nor shall it be construed to create, any rights in any third party under doctrines concerning third party beneficiaries except for the rights of Persons identified in Section 9.2(e).

13.12 Survival. Except as provided in this Section 13.12 , the representations and warranties of the Parties under this Agreement and the other terms and provisions of this Agreement shall not survive the Closing and the execution of the Assignment and Bill of Sale, and shall terminate and cease to be of further force and effect at the Closing. Upon Closing and the execution and delivery of the Assignment and Bill of Sale all representations, warranties, waivers, disclaimers, releases, covenants, agreements and indemnities contained entirely within and Sections 3.7, 3.8, 3.9(c), 3.10, 3.11, 3.12, 4.14 and 5.1 through 5.12, Articles 9 (with the exception of Section 9.2(f)(i) which terminates on *** and ceases to be of further force and effect), and Articles 11, 12 and 13 (except Section 13.23 if an arbitration is not pending) of this Agreement shall survive the Closing.

13.13 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. If this Agreement is executed via facsimile transmission, the signatures of the Parties shall be deemed original and self-proving for all purposes under law and Purchaser shall send to Seller within two days of execution two original signature pages so that Seller may promptly assemble original complete Agreements for distribution to each Party.

13.14 Not to be Construed Against Drafter. Purchaser and Seller acknowledge that they have read this Agreement, have had the opportunity to review it with an attorney of their respective choice, and have agreed to all its terms. Under these circumstances, Purchaser and Seller agree that the rule of construction that a contract be construed against the drafter shall not be applied in interpreting this Agreement and that in the event of any ambiguity in any of the terms or conditions of this Agreement, including any exhibits hereto and whether or not placed of record, such ambiguity shall not be construed for or against any party hereto on the basis that such party did or did not author the same.

13.15 Waiver of Jury Trial. SELLER AND PURCHASER DO HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, SUIT OR OTHER LEGAL PROCEEDING BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT THE RIGHTS AND OBLIGATIONS UNDER THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

13.16 Publicity. Seller and Purchaser shall consult with each other with regard to all publicity and other releases and disclosures to be made prior to, at or within ninety (90) days after Closing concerning this Agreement and the transactions contemplated hereby, which are not otherwise expressly permitted by the Confidentiality Agreement, and, except as required by applicable law or the applicable rules or regulations of any governmental body or stock exchange, neither party shall make any disclosure or issue any publicity or other release without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed.

13.17 Accounting.

(a) Seller shall deliver to Purchaser on or before the fourth Business Day prior to Closing the Preliminary Settlement Statement setting forth any adjustments to the Purchase Price provided for in or required by this Agreement including, without limitation, items such as the Purchase Price, Deposit, expenses, prepaid items, revenue received, Property Taxes, excise and energy taxes, copying and recording fees, to the extent such information is available or estimated by Seller on or before Closing. The Preliminary Settlement Statement shall be prepared in accordance with this Agreement and with standard industry and accounting practices. In connection with the preparation of the Preliminary Settlement Statement, the Purchase Price shall be (1) increased by (a) the costs and expenses that are attributable to the Assets for the period from the Effective Time to the Closing Date that are paid by Seller (including, but not limited to, Seller's internal cost for administrative overhead for each well operated by Seller at the rate of $800.00 per well per month for wells not otherwise subject to an applicable COPAS overhead rate under an operating agreement and an amount equal to the applicable COPAS overhead rate less any non-operator billed overhead amounts that have actually been received by Seller for wells subject to an applicable COPAS under an operating agreement), and (b) other amounts due Seller and contemplated hereby, and (2) reduced by (a) proceeds received by Seller for hydrocarbons attributable to the Subject Properties produced after the Effective Time, and (b) other amounts due Purchaser and contemplated hereby.

(b) Within 120 days after the Closing, Seller shall prepare, in accordance with this Agreement and with standard industry and accounting practices, and deliver to Purchaser, a final accounting statement showing the proration calculation of credits and payment obligations of Purchaser and Seller hereunder. As soon as reasonably practicable after receipt thereof, Purchaser shall deliver to Seller a written report containing any changes that Purchaser proposes to be made to such statement. The Parties shall use their best efforts to reach agreement (the "Final Accounting") on the final accounting statement on or before the fifteenth (15) Business Day after Purchaser’s receipt of the final accounting statement (such date the "Final Accounting Date", whether or not Seller and Purchaser have agreed on the Final Accounting).

(c) Purchaser shall not have any separate rights to receive production or income, proceeds, receipts and credits with respect to which an adjustment has been made. Except as otherwise provided or addressed or adjusted for in this Agreement, any revenues received or costs and expenses paid by Purchaser after the Final Accounting Date which are attributable to the ownership or operation of the Assets before the Effective Time shall be billed or reimbursed to Seller, as appropriate. Except as otherwise provided or addressed or adjusted for in this Agreement, any revenues received or costs and expenses paid by Seller after the Final Accounting Date which are attributable to the ownership or operation of the Assets after the Effective Time, and not expressly reserved by Seller, shall be billed or reimbursed to Purchaser, as appropriate.

13.18 Operatorship. Seller does not represent to Purchaser that Purchaser will automatically succeed to the operatorship of any given Subject Property as to which Seller is currently the operator. Purchaser recognizes and agrees that Purchaser will be required to comply with applicable operating agreements, unit operating agreements or other similar contracts relating to any elections or other selection procedures in order to succeed Seller as operator.

13.19 Seller's Employees. Purchaser will interview and evaluate in accordance with its normal employment procedures those full time operating personnel employed by Seller in connection with the Subject Properties and identified by Seller in a document received by Purchaser as soon as possible after the execution of this Agreement but in no event later than August 5, 2005. Purchaser will offer employment to those Persons for whom Purchaser in its sole discretion determines a need at such appropriate salaries as Purchaser may determine in its sole discretion. Prior to notification by Seller, Purchaser shall not interview any of Seller’s personnel.

13.20 Time of Performance. Time is of the essence in the performance of all covenants and obligations under this Agreement.

13.21 No Partnership Created. It is not the purpose or intention of this Agreement to create (and it shall not be construed as creating) a joint venture, partnership or any type of association, and the Parties are not authorized to act as agent or principal for each other with respect to any matter related hereto.

13.22 Express Negligence Rule; Conspicuousness. PURCHASER AND SELLER ACKNOWLEDGE THAT THE PROVISIONS IN THIS AGREEMENT THAT ARE SET OUT IN ITALICS, IN BOLD, UNDERLINE OR CAPITALS, OR ANY COMBINATION THEREOF, SATISFY THE REQUIREMENTS FOR THE EXPRESS NEGLIGENCE RULE AND/OR ARE CONSPICUOUS.

13.23. Arbitration. Prior to Closing or termination of this Agreement and unless expressly provided otherwise in this Agreement, Seller may initiate arbitration for any and all disputes arising pertaining to Defects or purported Defects under the terms of this Agreement (“Arbitrable Dispute.”) Such arbitration shall be referred to and resolved through the use of binding arbitration using one (1) arbitrator, in accordance with the Commercial Arbitration Rules of the American Arbitration Association and the Federal Arbitration Act (Title 9 of the United States Code). If there is any inconsistency between this Section 13.23 and any statute or rule, the terms of this Section 13.23 shall control the rights and obligations of the parties. Arbitration shall be initiated within the applicable time limits set forth in this Agreement and not thereafter. It is the intent of the parties that, to the extent practicable, there not be multiple arbitrations and that arbitration shall not delay Closing. If an arbitration is pending on or before the Closing Date, Seller at its sole election may require the occurrence of Closing, subject to post Closing adjustments pursuant to Section 13.17(b) resulting from said arbitration. Subject to the foregoing sentence, if any Defect(s) is referred to arbitration under this Agreement, and the asserted or unresolved value of the Defect(s) would not permit either party to terminate this Agreement under Sections 10.1(d) or (e) or Section 3.11 hereof, or the Agreement has not been so terminated, then the parties shall proceed to Closing, the affected Subject Properties shall be conveyed to Purchaser, and the Purchase Price shall be reduced by an amount equal to the said asserted unresolved value of Defects (not to exceed the allocated value for the affected Subject Properties) from the Notice of Defects to be arbitrated minus the greater of $0.00 or the amount remaining by subtracting from the Threshold (5% of the Purchase Price) the amount agreed by Seller and Purchaser to be the Defect values for Defects not to be arbitrated and previously netted against the Threshold (the “Withheld Payment”). The Withheld Payment shall be placed in a mutually acceptable escrow account. The Withheld Payment shall be paid as follows:

(i) If the arbitrator decides that any Defect asserted by the Purchaser is not a Defect, then the Withheld Payment with respect to the asserted Defect value shall be paid to the Seller.

(ii) If the arbitrator decides that any one or more of the Defects asserted by the Purchaser is in fact a Defect, then the amount of said Defect value (not to exceed the Allocated Value) as determined by the Arbitrator shall be deducted from the Withheld Payment, and shall be distributed to the Purchaser, and the remainder, if any, shall be distributed to the Seller. The total amount awarded to Purchaser may not exceed the Withheld Payment.

Arbitration shall be initiated by Seller (“Claimant”) serving written notice on the Purchaser (“Respondent”) that the Claimant elects to refer the Arbitrable Dispute to binding arbitration, and that the Claimant has listed three (3) persons, ranked in order of preference, any of whom Claimant accepts as the arbitrator. The Respondent shall respond to the Claimant within three (3) Business Days after receipt of Claimant’s notice, identifying the arbitrator it prefers from Claimant’s list or its list of three (3) potential arbitrators, ranked in order of preference, acceptable to Respondent. The proposed arbitrators of Claimant and Respondent must be nominated in good faith and have not less than ten (10) years recent experience as an oil and gas lawyer if the matter primarily pertains to title or an environmental engineer or lawyer with at least ten (10) years recent oil and gas experience serving oil and gas companies if the matter pertains primarily to environmental matters. The proposed arbitrators must have formal education in the area of dispute. Within two (2) Business Days after receipt of Respondent’s notice, the Claimant and Respondent shall meet and rank the proposed arbitrators. The Respondent and Claimant shall then jointly meet or call the proposed arbitrator highest on the rank list to determine if the said arbitrator is available and interested in serving as the arbitrator. If so, said arbitrator shall be selected. If not, the Claimant and Respondent shall proceed down the list until an arbitrator is selected. Seller and Purchaser shall each pay one-half of the compensation and expenses of the arbitrator who ultimately is selected. All proposed arbitrators must be neutral parties, with no financial stake or interest in the arbitration outcome, who, for the period of five (5) years prior to the Execution Date have not been officers, directors, contractors or employees of the parties or any of their Affiliates. The hearing shall be commenced within ten (10) days after the selection of the arbitrator. The hearing shall occur in Dallas, Texas, or such other locale as is mutually agreed by the parties. The parties and the arbitrator shall proceed diligently and in good faith in order that the decision shall be made as promptly as possible. The arbitrator’s decision must be limited to select and adopt either the Claimant’s position or Respondent’s position on an individual Defect basis. In fulfilling the obligations of the arbitration hereunder the arbitrator shall be bound by the terms of this Agreement. The decision of the arbitrator shall be binding on and non-appealable by the parties. The arbitrator shall not have the authority to grant or award indirect, consequential, punitive or exemplary damages. Seller and Purchaser shall bear their own costs incurred in presenting their respective cases

13.24 Transfer Fees. Purchaser shall pay any fees or other payments required by a third party in order to transfer the Assets.

13.25 Filing and Recording. Purchaser will file or record the various originals of the Assignment and Bill of Sale and other conveyancing documents promptly after Closing at Purchaser's sole cost. If Purchaser fails to promptly record such documents then Seller may, without obligation, record such documents. Purchaser will reimburse Seller for the costs of filing, recording, and other reasonable fees actually incurred by Seller if Seller records or files said documents, such costs or fees to be used in the Final Accounting Settlement. The recording Party will provide either the original or photocopies of the recorded documents, including the recording data, to the non-recording Party promptly.

13.26 Removal of Signs. Seller may either remove its name and signs from the Seller-operated Assets and Property or require Purchaser to do so for those Assets that it will operate. If Seller’s name or signs remain on the Property or Assets after Seller ceases to be operator and Purchaser has become operator, Purchaser must (a) remove any remaining signs and references to Seller promptly, but no later than the time required by applicable regulations or forty-five days after Seller ceases to be operator, whichever occurs first, (b) install signs complying with applicable governmental regulations, including signs showing Purchaser as operator of the Assets it operates, and (c) notify Seller of the removal and installation. Seller reserves a right of access, but not the obligation, to the Assets and Property after it ceases to be operator to remove its signs and name from all Wells, facilities and Property, or to confirm that Purchaser has done so for the Assets operated by Purchaser. If Seller removes signs because Purchaser has not done so, Seller will charge its costs to Purchaser, and Purchaser will pay the invoice within fifteen days of receipt.

13.27 References. In this Agreement, except as expressly provided to the contrary,

(a) References to the singular includes the plural, and vice versa;

(b) References to any Article or Section means an Article or Section of this Agreement;

(c) Reference to any Exhibit or Schedule means an Exhibit or Schedule to this Agreement, all of which are incorporated into and made part of this Agreement;

(d) “Hereunder”, “hereof”, “herein”, and words of similar import are references to this Agreement as a whole and not any particular Section or other provision of this Agreement; and

(e) “Include” and “including” shall mean include and including without limiting the generality of the description proceeding such term.

13.28 Waiver of Louisiana Rights in Redhibition. THE PURCHASER EXPRESSLY WAIVES THE WARRANTY OF FITNESS FOR INTENDED PURPOSES OR GUARANTEE AGAINST HIDDEN OR LATENT REDHIBITORY VICES UNDER LOUISIANA LAW, INCLUDING LOUISIANA CIVIL CODE ARTICLES 2520 (1870) THROUGH 2548 (1870), AND THE WARRANTY IMPOSED BY LOUISIANA CIVIL CODE ARTICLE 2476; WAIVES ALL RIGHTS IN REDHIBITION PURSUANT TO LOUISIANA CIVIL CODE ARTICLE 2520, ET SEQ., ACKNOWLEDGES THAT THIS EXPRESS WAIVER SHALL BE CONSIDERED A MATERIAL AND INTREGAL PART OF THIS SALE AND THE CONSIDERATION THEREOF; AND ACKNOWLEDGES THAT THIS WAIVER HAS BEEN BROUGHT TO THE ATTENTION OF THE PURCHASER AND EXPLAINED IN DETAIL AND THAT PURCHASER HAS VOLUNTARILY AND KNOWINGLY CONSENTED TO THIS WAIVER OF WARRANTY OF FITNESS AND/OR WARRANTY AGAINST REDHIBITORY VICES AND DEFECTS FOR THE ASSETS, TO THE EXTENT THE ASSETS ARE LOCATED IN LOUISIANA.

13.29 Plugging and Abandonment Commitment. As additional consideration for the execution of this Agreement, Purchaser agrees to either plug and abandon a minimum of *** wells situated on the Assets per year or spend a minimum of *** dollars annually on plugging and abandonment expenses pertaining to the Assets commencing in 2006. Purchaser shall provide reasonable access to the Assets and Purchaser’s books and records during normal business hours so that Seller may audit and confirm Purchaser’s performance of this commitment. If Purchaser fails to meet the commitment as set forth herein, Seller may, in addition to any other remedies available at law or equity or under this Agreement, at its sole election exercised from time to time, require Purchaser to place the difference between the actual cost of plugging and abandonment work completed annually and *** dollars into a plugging and abandonment trust under terms and administration acceptable to Seller. This commitment shall run with the land and be binding on Purchaser’s successors and assigns. Notwithstanding anything to the contrary set forth above, any such expenditures made by Purchaser in a given year in excess of *** dollars may be applied to its minimum *** dollar expenditure requirement for any subsequent year.

EXECUTED as of the date first set forth above.

SELLER:

PIONEER NATURAL RESOURCES USA, INC.

By: /s/ A. R. Alameddine

Name: A. R. Alameddine

Title: Executive Vice President - Worldwide Business Development

PURCHASER:

MARITECH RESOURCES, INC.

By: /s/G. M. McCarroll

Name: G. M. McCarroll

Its: President and Chief Operating Officer

SIGNATURE PAGE OF PURCHASE AND SALE AGREEMENT by and between PIONEER NATURAL RESOURCES USA, INC. as Seller and MARITECH RESOURCES, INC. as Purchaser

EXHIBIT "A"

Attached to and made a part of Purchase and Sale Agreement dated July 8, 2005 between Pioneer Natural Resources USA, Inc., as Seller and Maritech Resources, Inc., as Purchaser

LEASE #	LESSOR	LESSEE	LEASE DATE	BOOK	PAGE	DESCRIPTION
L00002580	ST LA 192PP	E C ANDRUS	2/20/1928	192	21	T-23-S, R-21-E, AS TO LANDS MORE PARTICULARLY DESCRIBED IN LEASE.
L00002581	ST LA 1772	GULF REFINING COMPANY	3/23/1950	145	99	T-23-S, R-21-E, TRACT 4469 CONTAINING 2120.92 ACRES
L00002582	ST LA 1773	GULF REFINING COMPANY	3/23/1950	145	102	97.44 ACRES OUT OF TRACT 4470 OF STATE OF LOUISIANA LEASE 1773 LOCATED IN T-23-S, R-21-E DESCRIBED AS RETAINED ACREAGE IN THAT PARTIAL RELEASE OF LEASE DATED 5-8-1974 RECORDED COB 514 FOLIO 288 ENTRY NUMBER 387844
L00002587	ST LA 2243	GREENHILL PETROLEUM CORP	1/1/1994	1198	349	A 3 ACRE CIRCULAR AREA CENTERED AT A POINT HAVING LAMBERT
				1567	541	COORDINATES OF X = 2,324,466315' & Y = 151,224.91' WHICH ENCIRCLES SWD WELL NO. 2, STATE LEAST 192 PP, MORE FULLY SHOWN ON PLAT ATTACHED TO SURFACE LEASE.
L00002615	DE LESSEPS S. MORRISION TRUSTEE, ET AL	GULF REFINING CO	6/22/1953	N/A		ROW FOR 10" PIPELINE FROM EAST TIMBALIER ISLAND TO THE EAST FORK OF BAYO, LAFOURCHE, LAFOURCHE PARISH, LA
L00002629	GULF ENERGY AND MINERALS CO	TENNESSEE GAS PIPELINE CO	9/12/1977	N/A		12" PIPELINE S TIMBALIER, BLOCK 37 PLATFORM C BLOCK 36 & 37 PLATFORM B, SOUTH TIMABLIER AREA
L00002630	GULF OIL CORPORATION	SINCLAIR OIL & GAS COMPANY	10/22/1958	N/A		PIPELINE ROW ACROSS SL 1772, TIMBALIER BAY, LAFOURCHE PARISH, LA
L00002631	GULF OIL CORPORATION	TENNESSEE GAS PIPELINE CO	12/17/1959	N/A		ROW FOR 10" PIPELINE ACROSS SL 1772, LAFOURCHE PARISH, LA
L00002632	ARMY CORPS OF ENGINEERS	GULF REFINING COMPANY	3/13/1953	N/A		ROW TO INSTALL 10" PIPELINE IN TIMBALIER BAY, BELLE PASS, (BAYOU LAFOURCHE) AND AN UNNAMED WATERWAY TRIBUTARY OF BELLE PASS, ABOUT 12 MILES SOUTHERLY FROM LEEVILLE, LA.

1

LEASE #	LESSOR	LESSEE	LEASE DATE	BOOK	PAGE	DESCRIPTION
L00002633	STATE OF LOUISIANA	GULF REFINING CO	4/22/1976	N/A		50' WIDE ROW OVER SL 1772 BLOCK 6, BAY MARCHAND AREA BLOCKS 15 & 19 SOUTH TIMBALIER AREA. 1489.4 RODS ACROSS STATE-OWNED LANDS AND WATER BOTTOMS
L00002634	LOUISIANA LAND & EXPLORATION CO	GULF OIL CORPORATION	9/4/1964	N/A		PIPELINE ROW COVERING PORTION OF SECTIONS 27, 28, 29, 30, 31 & 32, T-23-S, R-22-E
L00002654	ST LA 2507	GREENHILL PETROLEUM CORP	1/1/1997	1315	120	A 3 ACRE CIRCULAR AREA CENTERED AT A POINT HAVING LAMBERT COORDINATES OF X = 2,320,884 & Y = 147,217 WHICH ENCIRCLES SWD WELL NO 1, STATE LEASE NO 1772, LOCATED IN TIMBALIER BAY FIELD, AS MORE FULLY SHOWN ON PLAT

THE TIMBALIER BAY FIELD IS SUBJECT TO THE FOLLOWING CONTRACTS:

PLATFORM USE AGREEMENT, dated May 21, 2001, by and between Pioneer Natural Resources USA, Inc., and J.M. Huber Corporation EAST TIMBALIER ISLAND RESTORATION PROJECT LETTER AGREEMENT, dated April 6, 1998, by and between State of Louisiana and Pioneer Natural Resources USA, Inc. LETTER AGREEMENT, dated December 7, 1994, by and between Chevron U.S.A. Inc., et al and Greenhill Petroleum Corporation TIMBALIER BAY COMPRESSION AGREEMENT, dated April 1, 1997, by and between Greenhill Petroleum Corporation and Chevron U.S.A. Inc., et al. Sale Agreement dated January 23, 1990 (the "ASA") and that Closing Agreement dated May 9, 1990 by and between Chevron U.S.A., ("Chevron") and Greenhill Petroleum Corporation ("Greenhill")

2

EXHIBIT A-1

Attached to and made a part of Purchase and Sale Agreement dated July 7, 2005 between Pioneer Natural Resources USA, Inc., as Seller and Maritech Resources, Inc., as Purchaser

FIELD	LEASE/WELLS	COUNTY	STATE	GWI, %	NRI, %	Allocated Value
TIMBALIER BAY	STATE LSE 1772 #038	LAFOURCHE	LA	100.00000	76.99290
TIMBALIER BAY	STATE LSE 1772 #137	LAFOURCHE	LA	100.00000	82.41670
TIMBALIER BAY	STATE LSE 192 PP #148 S2B	LAFOURCHE	LA	100.00000	72.00031
TIMBALIER BAY	STATE LSE 192 PP #305	LAFOURCHE	LA	100.00000	72.00031
TIMBALIER BAY	STATE LSE 192 PP #185 S2 SAND	LAFOURCHE	LA	100.00000	72.00031
TIMBALIER BAY	STATE LSE 1772 #042	LAFOURCHE	LA	100.00000	82.41670
TIMBALIER BAY	STATE LSE 1772 #007	LAFOURCHE	LA	100.00000	77.67608
TIMBALIER BAY	STATE LSE 192 PP #187	LAFOURCHE	LA	100.00000	72.00031
TIMBALIER BAY	STATE LSE 192 PP #181 6800B	LAFOURCHE	LA	100.00000	72.00031
TIMBALIER BAY	STATE LSE 192 PP #222	LAFOURCHE	LA	100.00000	72.00031
TIMBALIER BAY	STATE LSE 1772 #006	LAFOURCHE	LA	100.00000	82.41670
TIMBALIER BAY	STATE LSE 192 PP #301	LAFOURCHE	LA	100.00000	72.00031
TIMBALIER BAY	STATE LSE 1772 #031	LAFOURCHE	LA	100.00000	76.99284
TIMBALIER BAY	STATE LSE 1772 #062D	LAFOURCHE	LA	100.00000	82.41670
TIMBALIER BAY	STATE LSE 1772 #009	LAFOURCHE	LA	100.00000	82.41670
TIMBALIER BAY	STATE LSE 192 PP #277	LAFOURCHE	LA	100.00000	72.00031
TIMBALIER BAY	TIMBALIER BAY MILKER WELLS	LAFOURCHE	LA	100.00000	72.00000
TIMBALIER BAY	STATE LSE 192 PP #263 ST	LAFOURCHE	LA	100.00000	72.00031
TIMBALIER BAY	STATE LSE 1772 #076	LAFOURCHE	LA	100.00000	77.67608
TIMBALIER BAY	STATE LSE 1772 #082D	LAFOURCHE	LA	100.00000	82.41670
TIMBALIER BAY	STATE LSE 1772 #084	LAFOURCHE	LA	100.00000	82.41670
TIMBALIER BAY	STATE LSE 192 PP #292	LAFOURCHE	LA	100.00000	72.00031
TIMBALIER BAY	STATE LSE 1772 #041	LAFOURCHE	LA	100.00000	82.41670
TIMBALIER BAY	STATE LSE 192 PP #157	LAFOURCHE	LA	100.00000	72.00031
TIMBALIER BAY	STATE LSE 1772 #112	LAFOURCHE	LA	100.00000	78.86190
TIMBALIER BAY	STATE LSE 192 PP #238	LAFOURCHE	LA	100.00000	72.00031
TIMBALIER BAY	STATE LSE 192 PP #026	LAFOURCHE	LA	100.00000	72.00031
TIMBALIER BAY	STATE LSE 192 PP #072	LAFOURCHE	LA	100.00000	72.00031
TIMBALIER BAY	STATE LSE 192 PP #289	LAFOURCHE	LA	100.00000	72.00031
TIMBALIER BAY	STATE LSE 192 PP #143	LAFOURCHE	LA	100.00000	72.00031
TIMBALIER BAY	STATE LSE 1772 #126	LAFOURCHE	LA	100.00000	82.41670
TIMBALIER BAY	STATE LSE 1772 #131	LAFOURCHE	LA	100.00000	82.41670
TIMBALIER BAY	STATE LSE 192 PP #133	LAFOURCHE	LA	100.00000	72.00031

1

FIELD	LEASE/WELLS	COUNTY	STATE	GWI, %	NRI, %	Allocated Value
TIMBALIER BAY	STATE LSE 192 PP #246	LAFOURCHE	LA	100.00000	72.00031
TIMBALIER BAY	STATE LSE 192 PP #315	LAFOURCHE	LA	100.00000	72.00031
TIMBALIER BAY	STATE LSE 192 PP #066 3500B	LAFOURCHE	LA	100.00000	72.00040
TIMBALIER BAY	STATE LSE 192 PP #217	LAFOURCHE	LA	100.00000	72.00031
TIMBALIER BAY	STATE LSE 192 PP #300	LAFOURCHE	LA	100.00000	72.00031
TIMBALIER BAY	STATE LSE 1772 #075	LAFOURCHE	LA	100.00000	82.41670
TIMBALIER BAY	STATE LSE 192 PP #198	LAFOURCHE	LA	100.00000	72.00031
TIMBALIER BAY	STATE LSE 192 PP #309	LAFOURCHE	LA	100.00000	72.00031
TIMBALIER BAY	STATE LSE 192 PP #219	LAFOURCHE	LA	100.00000	72.00031
TIMBALIER BAY	STATE LSE 192 PP #291	LAFOURCHE	LA	100.00000	72.00031
TIMBALIER BAY	STATE LSE 1772 #119	LAFOURCHE	LA	100.00000	82.41670
TIMBALIER BAY	STATE LSE 1772 #114	LAFOURCHE	LA	100.00000	82.41670
TIMBALIER BAY	STATE LSE 192 PP #266	LAFOURCHE	LA	100.00000	72.00040
TIMBALIER BAY	STATE LSE 192 PP #269	LAFOURCHE	LA	100.00000	72.00031
TIMBALIER BAY	STATE LSE 192 PP #297	LAFOURCHE	LA	100.00000	72.00031
TIMBALIER BAY	STATE LSE 192 PP #312	LAFOURCHE	LA	100.00000	72.00031
TIMBALIER BAY	STATE LSE 1772 #102	LAFOURCHE	LA	100.00000	82.41670
TIMBALIER BAY	STATE LSE 192 PP #052D	LAFOURCHE	LA	100.00000	72.00031
TIMBALIER BAY	STATE LSE 192 PP #250	LAFOURCHE	LA	100.00000	72.00031
TIMBALIER BAY	STATE LSE 192 PP #189	LAFOURCHE	LA	100.00000	72.00031
TIMBALIER BAY	STATE LSE 192 PP #313	LAFOURCHE	LA	100.00000	72.00031
TIMBALIER BAY	STATE LSE 192 PP #216	LAFOURCHE	LA	100.00000	72.00031
TIMBALIER BAY	STATE LSE 192 PP #221	LAFOURCHE	LA	100.00000	72.44836
TIMBALIER BAY	STATE LSE 192 PP #240D	LAFOURCHE	LA	100.00000	72.44836
TIMBALIER BAY	STATE LSE 192 PP #284	LAFOURCHE	LA	100.00000	72.44836
TIMBALIER BAY	STATE LSE 192 PP #245	LAFOURCHE	LA	100.00000	72.00031
TIMBALIER BAY	STATE LSE 192 PP #283	LAFOURCHE	LA	100.00000	72.00031
TIMBALIER BAY	STATE LSE 192 PP #186	LAFOURCHE	LA	100.00000	72.00031
TIMBALIER BAY	STATE LSE 192 PP #322	LAFOURCHE	LA	100.00000	72.00031
TIMBALIER BAY	STATE LSE 192 PP #253	LAFOURCHE	LA	100.00000	72.00031
TIMBALIER BAY	STATE LSE 192 PP #259	LAFOURCHE	LA	100.00000	72.00031
TIMBALIER BAY	STATE LSE 192 PP #321	LAFOURCHE	LA	100.00000	72.00031
TIMBALIER BAY	STATE LSE 192 PP #272	LAFOURCHE	LA	100.00000	72.00031
TIMBALIER BAY	STATE LSE 192 PP #308	LAFOURCHE	LA	100.00000	72.00031
TIMBALIER BAY	STATE LSE 192 PP #298	LAFOURCHE	LA	100.00000	72.00031
TIMBALIER BAY	STATE LSE 192 PP #179 ST	LAFOURCHE	LA	100.00000	72.00031
TIMBALIER BAY	STATE LSE 192 PP #006	LAFOURCHE	LA	100.00000	72.00031
TIMBALIER BAY	STATE LSE 192 PP #017	LAFOURCHE	LA	100.00000	72.00031
TIMBALIER BAY	STATE LSE 192 PP #027	LAFOURCHE	LA	100.00000	72.00031

2

FIELD	LEASE/WELLS	COUNTY	STATE	GWI, %	NRI, %	Allocated Value
TIMBALIER BAY	STATE LSE 192 PP #045	LAFOURCHE	LA	100.00000	72.00031
TIMBALIER BAY	STATE LSE 192 PP #078	LAFOURCHE	LA	100.00000	72.00031
TIMBALIER BAY	STATE LSE 192 PP #104	LAFOURCHE	LA	100.00000	72.00031
TIMBALIER BAY	STATE LSE 192 PP #212	LAFOURCHE	LA	100.00000	72.00003
TIMBALIER BAY	STATE LSE 192 PP #113	LAFOURCHE	LA	100.00000	72.00031
TIMBALIER BAY	STATE LSE 192 PP #285	LAFOURCHE	LA	100.00000	72.44836
TIMBALIER BAY	STATE LSE 192 PP #117	LAFOURCHE	LA	100.00000	72.00031
TIMBALIER BAY	STATE LSE 192 PP #123	LAFOURCHE	LA	100.00000	72.00031
TIMBALIER BAY	STATE LSE 192 PP #155	LAFOURCHE	LA	100.00000	72.00031
TIMBALIER BAY	STATE LSE 192 PP #174	LAFOURCHE	LA	100.00000	72.00031
TIMBALIER BAY	STATE LSE 192 PP #295	LAFOURCHE	LA	100.00000	72.00031
TIMBALIER BAY	STATE LSE 192 PP #302	LAFOURCHE	LA	100.00000	72.00310
TIMBALIER BAY	STATE LSE 192 PP #291	LAFOURCHE	LA	100.00000	72.00031
TIMBALIER BAY	STATE LSE 192 PP #191	LAFOURCHE	LA	100.00000	72.00310
TIMBALIER BAY	STATE LSE 192 PP #219	LAFOURCHE	LA	100.00000	72.00031
TIMBALIER BAY	STATE LSE 192 PP #246	LAFOURCHE	LA	100.00000	72.00031
TIMBALIER BAY	STATE LSE 192 PP #198	LAFOURCHE	LA	100.00000	72.00031
TIMBALIER BAY	STATE LSE 1772 #114 ST BP1	LAFOURCHE	LA	100.00000	82.41670
TIMBALIER BAY	STATE LSE 192 PP #302 BP2	LAFOURCHE	LA	100.00000	72.00031
TIMBALIER BAY	STATE LSE 192 PP #302 BP3	LAFOURCHE	LA	100.00000	72.00031
TIMBALIER BAY	STATE LSE 192 PP #302 BP4	LAFOURCHE	LA	100.00000	72.00031
TIMBALIER BAY	STATE LSE 192 PP #302 BP1	LAFOURCHE	LA	100.00000	72.00031
TIMBALIER BAY	STATE LSE 192 PP #308	LAFOURCHE	LA	100.00000	72.00031
TIMBALIER BAY	STATE LSE 192 PP #313 BP3	LAFOURCHE	LA	100.00000	72.00031
TIMBALIER BAY	STATE LSE 192 PP #321 BP2	LAFOURCHE	LA	100.00000	72.00031
TIMBALIER BAY	STATE LSE 192 PP #322 BP1	LAFOURCHE	LA	100.00000	72.00031
TIMBALIER BAY	STATE LSE 192 PP #322 BP2	LAFOURCHE	LA	100.00000	72.00031
TIMBALIER BAY	STATE LSE 192 PP #309 (BP3)	LAFOURCHE	LA	100.00000	72.00031
TIMBALIER BAY	STATE LSE 192 PP #307	LAFOURCHE	LA	100.00000	72.00031
TIMBALIER BAY	STATE LSE 192 PP #174 BP1 LS	LAFOURCHE	LA	100.00000	72.00031
TIMBALIER BAY	STATE LSE 192 PP #295 BP1	LAFOURCHE	LA	100.00000	72.00031
TIMBALIER BAY	STATE LSE 1772 #137 BP1	LAFOURCHE	LA	100.00000	82.41670
TIMBALIER BAY	STATE LSE 192 PP #300 BP3	LAFOURCHE	LA	100.00000	72.00031
TIMBALIER BAY	STATE LSE 1772 #137 BP3	LAFOURCHE	LA	100.00000	82.41670
TIMBALIER BAY	STATE LSE 192 PP #045 BP1	LAFOURCHE	LA	100.00000	72.00031
TIMBALIER BAY	STATE LSE 192 PP #285	LAFOURCHE	LA	100.00000	72.00031
TIMBALIER BAY	STATE LSE 192 PP #045 BP2	LAFOURCHE	LA	100.00000	72.00031
TIMBALIER BAY	STATE LSE 192 PP #117 (PNP 4/01)	LAFOURCHE	LA	100.00000	72.00031
TIMBALIER BAY	STATE LSE 1772 #126 BP2	LAFOURCHE	LA	100.00000	82.41670

3

FIELD	LEASE/WELLS	COUNTY	STATE	GWI, %	NRI, %	Allocated Value
TIMBALIER BAY	STATE LSE 192 PP #143 BP2	LAFOURCHE	LA	100.00000	72.00031
TIMBALIER BAY	STATE LSE 1772 #128 BP2	LAFOURCHE	LA	100.00000	82.41670
TIMBALIER BAY	STATE LSE 192 PP #174 BP3	LAFOURCHE	LA	100.00000	72.00031
TIMBALIER BAY	STATE LSE 192 PP #174 BP2 SS	LAFOURCHE	LA	100.00000	72.00031
TIMBALIER BAY	STATE LSE 192 PP #277 BP2	LAFOURCHE	LA	100.00000	72.00031
TIMBALIER BAY	STATE LSE 192 PP #253 ST BP3	LAFOURCHE	LA	100.00000	72.00031
TIMBALIER BAY	STATE LSE 192 PP #253 ST BP2	LAFOURCHE	LA	100.00000	72.00031
TIMBALIER BAY	STATE LSE 192 PP #250 BP1	LAFOURCHE	LA	100.00000	72.00031
TIMBALIER BAY	STATE LSE 192 PP #250 BP2	LAFOURCHE	LA	100.00000	72.00031
TIMBALIER BAY	STATE LSE 192 PP #253 ST BP1	LAFOURCHE	LA	100.00000	72.00031
TIMBALIER BAY	STATE LSE 192 PP #143 BP1	LAFOURCHE	LA	100.00000	72.00031
TIMBALIER BAY	STATE LSE 192 PP #209 (BP1)	LAFOURCHE	LA	100.00000	72.00031
TIMBALIER BAY	STATE LSE 192 PP #300 BP2	LAFOURCHE	LA	100.00000	72.00031
TIMBALIER BAY	STATE LSE 192 PP #298 BP1	LAFOURCHE	LA	100.00000	72.00031
TIMBALIER BAY	STATE LSE 192 PP #298 BP5	LAFOURCHE	LA	100.00000	72.00031
TIMBALIER BAY	STATE LSE 192 PP #298 BP4	LAFOURCHE	LA	100.00000	72.00031
TIMBALIER BAY	STATE LSE 192 PP #298 BP3	LAFOURCHE	LA	100.00000	72.00031
TIMBALIER BAY	STATE LSE 192 PP #298 BP2	LAFOURCHE	LA	100.00000	72.00031
TIMBALIER BAY	STATE LSE 1772 #137 BP2	LAFOURCHE	LA	100.00000	82.41670
TIMBALIER BAY	STATE LSE 192 PP #207	LAFOURCHE	LA	100.00000	72.00031
TIMBALIER BAY	STATE LSE 1772 #084 BP2	LAFOURCHE	LA	100.00000	82.41670
TIMBALIER BAY	STATE LSE 192 PP #123 (BP1)	LAFOURCHE	LA	100.00000	72.00031
TIMBALIER BAY	STATE LSE 1772 #031	LAFOURCHE	LA	100.00000	82.41670
TIMBALIER BAY	STATE LSE 192 PP #157 BP1	LAFOURCHE	LA	100.00000	72.00031
TIMBALIER BAY	STATE LSE 1772 #042 (BP1)	LAFOURCHE	LA	100.00000	82.41670
TIMBALIER BAY	STATE LSE 192 PP #295 BP2	LAFOURCHE	LA	100.00000	72.00031
TIMBALIER BAY	STATE LSE 192 PP #187 (BP1)	LAFOURCHE	LA	100.00000	72.00031
TIMBALIER BAY	STATE LSE 192 PP #226 (BP1)	LAFOURCHE	LA	100.00000	72.00031
TIMBALIER BAY	STATE LSE 192 PP #190 ST	LAFOURCHE	LA	100.00000	72.00031
TIMBALIER BAY	STATE LSE 1772 #046 (BP1)	LAFOURCHE	LA	100.00000	82.41670
TIMBALIER BAY	STATE LSE 1772 #007	LAFOURCHE	LA	100.00000	82.41670
TIMBALIER BAY	STATE LSE 1772 #140	LAFOURCHE	LA	100.00000	82.41670
TIMBALIER BAY	STATE LSE 192 PP #324	LAFOURCHE	LA	100.00000	72.00031
TIMBALIER BAY	STATE LSE 1772 #140 BP1	LAFOURCHE	LA	100.00000	82.41670
TIMBALIER BAY	STATE LSE 192 PP #320	LAFOURCHE	LA	100.00000	72.00031
TIMBALIER BAY	STATE LSE 192 PP #324 BP2	LAFOURCHE	LA	100.00000	72.00031
TIMBALIER BAY	STATE LSE 192 PP #324 BP1	LAFOURCHE	LA	100.00000	72.00031

4

*** Indicates material has been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission. A complete copy of this Exhibit, and the agreement to which it is attached, has been filed with the Securities and Exchange Commission.

EXHIBIT "A.1"

Attached to and made a part of Purchase and Sale Agreement dated July 8, 2005 between Pioneer Natural Resources USA, Inc., as Seller and Maritech Resources, Inc., as Purchaser

LEASE #	LESSOR	LESSEE	LEASE DATE	ALLOCATED VALUE
L00002580	ST LA 192PP	E C Andrus	2/20/1928	$***
L00002581	ST LA 1772	Gulf Refining Company	2/23/1950	$***
L00002582	ST LA 1773	Gulf Refining Company	2/23/1950	$***
L00002587	ST LA 2243	Greenhill Petroleum Corp	1/1/94	$***
L00002654	ST LA 2507	Greenhill Petroleum Corp	1/1/1997	$***
Total Allocated Value				$49,100,000

1

EXHIBIT "B"

TO THAT CERTAIN PURCHASE AND SALE AGREEMENT BY AND BETWEEN PIONEER NATURAL RESOURCES USA, INC. AND MARITECH RESOURCES, INC.

[TO BE CONFORMED OT THE PURCHASE AND SALE AGREEMENT]

ASSIGNMENT AND BILL OF SALE

STATE OF LOUISIANA »

» KNOW ALL MEN BY THESE PRESENTS

PARISH OF ________ »

This Assignment and Bill of Sale (the “Assignment”) dated ________________, 2005 is from Pioneer Natural Resources USA, Inc., a Delaware corporation, having a place of business at 5205 N. O’Connor Blvd., Suite 900, Irving, Texas 75039-3746 (“Assignor”) to __________________ a ____________________ corporation with an address of __________________________________________________ (“Assignee”).

I.

That, for and in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor, subject to the terms hereof, does hereby ASSIGN, TRANSFER and CONVEY, effective as of April 1, 2005 at 7:00 a.m., (the “Effective Time”), unto Assignor, all of Assignor’s right, title, and interest, if any, of Assignee as of the Effective Time in and to the following described assets, less and except the Excluded Assets (the “Assets”):

(a) The oil and gas leases and interests, described on Exhibit “A” or appurtenant to the wells described on Exhibit “A-1” to the extent and only to the extent the same pertain to the area within the boundaries of the lands covered, as of the Effective Time, by the oil and gas leases listed on Exhibit "A" (hereinafter referred to as the “Lands”), together with Assignor’s interest in any pooled, communitized or unitized acreage to the extent and only to the extent any such wells are a part thereof and all of the rights appurtenant thereto (the “Subject Properties”);

(b) To the extent, and only to the extent, located on the Lands or attributable or allocable to the Subject Properties: (1) all wells (including, but not limited to, the wells described in Exhibit "A-1,” and all other oil, gas, injection, disposal and water wells whether active, idle, plugged or unplugged and whether abandoned or not) (“Wells”), and well equipment (surface and subsurface), all materials,

1

fixtures, platforms, facilities, pumps, equipment, leased equipment (if assignable without penalty, cost or liability), electrical distribution systems, tank batteries, flowlines, gathering pipelines, gas facilities, gathering systems, storage, distribution, treating, processing and disposal facilities and tanks, tools, buildings, compressors, and all other real or tangible personal property and fixtures which are located on the Lands and directly used in connection with the present production, disposal, gathering, storing, measuring, compression, injection, treating, operating, maintaining, marketing or transportation of production and substances from the Subject Properties and Wells or lands pooled or unitized therewith, and all other improvements located on and which were acquired for or are used in connection with the operation of the Subject Properties, (“Equipment”), but specifically excluding portable tools, inventory, and vehicles not used exclusively on or exclusively appurtenant to the Subject Properties or the Wells, and personal property not solely appurtenant to the Wells or temporarily located on the Subject Properties; (2) the net revenue from all oil, gas, mineral and other hydrocarbon substances produced on or after the Effective Time (as adjusted in this Assignment); (3) to the extent the same are assignable or transferable by Assignor and subject to the rights of third parties, all contracts insofar as they relate to the Subject Properties, Wells and Equipment, including, without limitation, all orders, unit orders, title opinions and documents, abstracts of title, leases, deeds, unitization agreements, pooling agreements, operating agreements, assets sale agreements, closing agreements, division of interest statements, participation agreements, license agreements, farmin and farmout agreements, oil and gas leases, assignments, compression and/or processing agreements, and oil and gas sales, purchase, transportation, gathering and processing contracts and agreements; (4) all surface leasehold and surface fee estates (but only to the extent overlying and within the boundaries of the Lands or used solely in connection with the Subject Properties), easements, rights-of-way, licenses, authorizations, permits and similar rights and interests, limited by and subject to the rights of third parties and regulatory agencies; (5) to the extent assignable by Assignor without liability, penalty or cost, all seismic data (2D and 3D) in the possession of Assignor as of the Execution Date and to the extent not subject to third-party restrictions on transfers, as well as engineering and production data and records, geological and geophysical data, including, but not limited to, accounting files, marketing files, environmental files and records, regulatory files and records, non-privileged legal records and files, lease files, land files, title and lease records and opinions, operating files, well files, oil and gas sales contract files, gas processing files, logs, test data, production histories, division order files, abstracts, title files and materials (the “Records”), and all rights thereto, limited by and subject to the rights of third parties and applicable Related Agreements; (6) mineral, royalty and overriding royalty interests, together with any other mineral rights, to the extent and only to the extent pertaining to both the Subject Properties and the area underlying and within the boundaries of the Lands; and (7) all other rights, privileges, benefits and powers conferred upon the owner and holder of interests in the Subject Properties.

2

It is the intent of the Parties that this Assignment shall, except for the Excluded Assets (as defined in this Assignment), cover any and all of Assignor’s right, title and interest in and directly pertaining to the Subject Properties, irrespective of whether those properties and rights are set forth on the exhibits and schedules attached hereto.

1.3 Excluded Assets. Notwithstanding anything in this Assignment to the contrary, the Assets do not include and Assignee agrees and acknowledges that Assignor has reserved and retained from the Assets and hereby reserves and retains unto itself any and all rights, titles and interests in and to (a) fee, leasehold, mineral fee, royalty, overriding royalty, and other interests to the extent pertaining to the any area not within the boundaries of the Leases as of the Effective Time and not expressly included under Section 1.2(a) or (b) above; (b) seismic, geologic and geophysical records, information, and interpretations relating to the Assets not included in Section 1.2(b)(5) above; (c) any and all records which consist of previous, contemporaneous or subsequent offers, discussions, or analyses associated with the purchase, sale or exchange to a third party by Assignor of the Assets or any part thereof, proprietary information, personnel information, tax information, information covered by a non-disclosure obligation of a third party and information or documents covered by a legal privilege; (d) originals or copies of Records retained by Assignor; (e) all claims, rights and causes of action of Assignor against third parties, asserted and unasserted, known and unknown relating to the period prior to the Effective Time relating to the Assets; (f) trucks, communication equipment, computers and related switching equipment and software; (g) all pipelines which are not used solely for production from the Lands; (h) all oil in storage at the Effective Time or produced prior to the Effective Time; and (i) items or interests excluded or removed elsewhere in or pursuant to this Assignment;(j) any refund of taxes, costs or expenses borne by Assignor or Assignor’s predecessors in title attributable to the period of time prior to the Effective Time; (k) any and all proceeds receivable from the settlement or final adjudication of contract disputes with lessors, co-owners or operators of the Assets or with purchasers, gatherers processors or transporters of hydrocarbons from or attributable to the Assets, including without limitation, settlement of royalty, take-or-pay, pricing or volume adjustments disputes, insofar as said proceeds are attributable to periods of time prior to the Effective Time (collectively, the "Excluded Assets").

II.

For purposes of Articles III and Article IV of this Assignment, “Property”, “Properties”, “PROPERTY” or “PROPERTIES” mean the real property or properties, surface and subsurface, in which and on which the Assets, or any portion thereof, are located, operated, pertain, or relate and includes the land, if any, described or referred to in Exhibit “A”.

III.

3

a. Prior Use of Assets. ASSIGNEE ACKNOWLEDGES AND AGREES THAT: THE ASSETS AND PROPERTY HAVE BEEN USED OR MAY HAVE BEEN USED FOR EXPLORATION, DEVELOPMENT, PRODUCTION, STORAGE, TREATMENT, PROCESSING, DISPOSAL, INJECTION AND TRANSPORTATION OF OIL AND GAS AND OTHER SUBSTANCES AND RELATED OIL AND GAS FIELD OPERATIONS. POLLUTION, SUBSIDENCE, FRACTURES OR PHYSICAL CHANGES IN THE PROPERTY MAY HAVE OCCURRED AS A RESULT OF SUCH USES. THE ASSETS OR THE PROPERTY ALSO MAY INCLUDE BURIED PIPELINES, WASTES AND OTHER EQUIPMENT, WHETHER OR NOT OF A SIMILAR NATURE, THE LOCATIONS OF WHICH MAY BE HIDDEN OR NOT NOW BE KNOWN OR NOT READILY APPARENT BY A PHYSICAL INSPECTION OF THE AFFECTED ASSETS. HYDROCARBONS AND OTHER SUBSTANCES, INCLUDING HAZARDOUS SUBSTANCES, MAY HAVE COME TO BE RELEASED OR LOCATED ON OR BENEATH THE SURFACE OF THE ASSETS OR THE PROPERTY.

b. Assumption of Assets in Present Condition. ASSIGNEE ACKNOWLEDGES AND AGREES THAT (i) ASSIGNEE HEREBY ACCEPTS THE ASSETS SOLELY ON THE BASIS OF ITS OWN INVESTIGATION OF THE PHYSICAL CONDITION OF THE ASSETS AND PROPERTY INCLUDING, WITHOUT LIMITATION, SURFACE AND SUBSURFACE CONDITION; (ii) THE ASSETS AND PROPERTY HAVE BEEN USED IN THE MANNER AND FOR THE PURPOSES SET FORTH ABOVE AND THAT PHYSICAL CHANGES TO THE ASSETS AND THE PROPERTY MAY HAVE OCCURRED AS A RESULT OF SUCH USE; (iii) NATURALLY OCCURRING RADIOACTIVE MATERIALS (“NORM”) AND MAN-MADE MATERIAL FIBERS (“MMMF”) MAY BE PRESENT ON OR IN THE ASSETS; (iv) NORM IS A NATURAL PHENOMENON ASSOCIATED WITH MANY OIL AND GAS FIELDS IN THE UNITED STATES AND THROUGHOUT THE WORLD; (v) ASSIGNEE HAS MADE ITS OWN DETERMINATION OF THIS PHENOMENON AND OTHER CONDITIONS AFFECTING THE ASSETS AND PROPERTY; (vi) ASSIGNOR DISCLAIMS ANY LIABILITY ARISING OUT OF OR IN CONNECTION WITH ANY PRESENCE OF NORM OR MMMF ON OR AFFECTING THE ASSETS; (vii) ASSIGNEE ASSUMES THE RISK THAT THE ASSETS AND OR PROPERTY MAY CONTAIN OR BE BURDENED OR AFFECTED BY WASTES OR CONTAMINANTS AND ADVERSE PHYSICAL CONDITIONS, INCLUDING THE PRESENCE OF PIPELINES, EQUIPMENT AND OTHER ITEMS OF PERSONAL PROPERTY AND WASTES OR CONTAMINANTS, TANK BOTTOMS, HEATER TREATER SLUDGE AND WASTES WHICH MAY NOT HAVE BEEN REVEALED BY ASSIGNEE’S INVESTIGATION; (viii) ALL RESPONSIBILITY AND LIABILITY RELATED TO DISPOSALS, SPILLS, WASTES OR CONTAMINATION, OR OTHER ADVERSE PHYSICAL CONDITIONS ON, BELOW, OR RELATED TO OR AFFECTING THE ASSETS AND/OR PROPERTY ARE ASSUMED BY ASSIGNEE NOTWITHSTANDING WHEN THE BASIS FOR ANY CLAIM, ACTION, SUIT, JUDGMENT (INCLUDING, WITHOUT LIMITATION, THOSE FOR DEATH, PERSONAL INJURY OR PROPERTY DAMAGE) SHALL HAVE OCCURRED, WHETHER BEFORE, ON OR AFTER THE EFFECTIVE TIME AND ASSIGNEE

4

SHALL INDEMNIFY, DEFEND AND HOLD HARMLESS ASSIGNOR AS PROVIDED IN ARTICLE IV BELOW; (ix) ASSIGNEE HAS INSPECTED OR WAIVED ITS RIGHT TO INSPECT THE RECORDS AND ASSETS FOR ALL PURPOSES AND SATISFIED ITSELF AS TO THE PHYSICAL AND ENVIRONMENTAL CONDITION OF THE ASSETS AND PROPERTY, BOTH SURFACE AND SUBSURFACE, INCLUDING BUT NOT LIMITED TO CONDITIONS SPECIFICALLY RELATED TO THE PRESENCE, RELEASE OR DISPOSAL OF HAZARDOUS SUBSTANCES; (x) IN ACCEPTING THIS ASSIGNMENT, ASSIGNEE IS RELYING SOLELY UPON ITS OWN INSPECTION OF THE ASSETS AND PROPERTY, AND, ASSIGNEE ACCEPTS ALL OF THE SAME IN THEIR “AS IS, WHERE IS” CONDITION WITH ALL FAULTS; (xi) ASSIGNOR HAS MADE AND MAKES NO WARRANTY OR REPRESENTATION, EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, AS TO THE ACCURACY OR COMPLETENESS OF ANY DATA, REPORTS, RECORDS, PROJECTIONS, INFORMATION OR MATERIALS NOW, HERETOFORE OR HEREAFTER FURNISHED OR MADE AVAILABLE TO ASSIGNEE IN CONNECTION WITH THIS ASSIGNMENT, INCLUDING, WITHOUT LIMITATION, ANY DESCRIPTION OF THE ASSETS, PRICING ASSUMPTIONS, OR QUALITY OR QUANTITY OF HYDROCARBON RESERVES (IF ANY) ATTRIBUTABLE TO THE ASSETS OR THE ABILITY OR POTENTIAL OF THE ASSETS TO PRODUCE HYDROCARBONS OR THE ENVIRONMENTAL CONDITION OF THE ASSETS OR ANY OTHER MATTERS CONTAINED IN CONFIDENTIAL INFORMATION OR ANY OTHER MATERIALS FURNISHED OR MADE AVAILABLE TO ASSIGNEE BY ASSIGNOR OR BY ASSIGNOR’S, AGENTS OR REPRESENTATIVES; AND (xii) ANY AND ALL SUCH DATA, RECORDS, REPORTS, PROJECTIONS, INFORMATION AND OTHER MATERIALS FURNISHED BY ASSIGNOR OR BY ASSIGNOR’S AGENTS OR REPRESENTATIVES OR OTHERWISE MADE AVAILABLE TO ASSIGNEE ARE AND WERE PROVIDED TO ASSIGNEE AS A CONVENIENCE, AND SHALL NOT CREATE OR GIVE RISE TO ANY LIABILITY OF OR AGAINST ASSIGNOR, AND THAT ANY RELIANCE ON OR USE OF THE SAME SHALL BE AT ASSIGNEE’S SOLE RISK.

IV.

a. Claims Defined. As used in this Assignment “claims”, “CLAIMS”, “claims” or “Claims” shall include costs, expenses, obligations, claims, demands, lawsuits, causes of action, liabilities, damages, fines, penalties and judgments of any kind or character, whether matured or unmatured, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, known or unknown, and all costs and fees (including without limitation, interest, attorneys’ fees, costs of experts, court costs and costs of investigation) incurred in connection therewith, including, but not limited to claims arising from or directly or indirectly related to personal injury, death, property damage or loss, contract, royalty, operating, suspense and capital obligations attributable to the Assets.

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b. Intent. Subject to Assignor’s special title warranty in Article V herein and Assignor’s limited indemnity of Assignee contained in Section 9.2(f) of the Purchase and Sale Agreement (described below), and without diminishing the express provisions of this Article IV, it is the intent of Assignee and Assignor that, to the maximum extent allowed by law, Assignor, Assignor's Affiliates and their respective Representatives be indemnified, defended and held harmless by Assignee at all times upon and after the Effective Time in a manner so that Assignor and its Affiliates and their respective Representatives, will be protected as if Assignor has never at any time owned, used or operated the Assets, Lands, Subject Properties or the Property or any interest therein or pertaining thereto, in whole or in part. If any provision in this Article IV is invalid or not allowed by Law, it is deemed modified to the limited and minimum extent to conform to law to provide Assignor, and Assignor's Affiliates and their respective Representatives the greatest possible protection and benefit allowed by Law.

c. (i) EXCEPT FOR ASSIGNOR’S SPECIAL WARRANTY OF TITLE AS PROVIDED IN ARTICLE V BELOW, IT IS THE EXPRESS INTENT AND AGREEMENT OF ASSIGNOR AND ASSIGNEE THAT ASSIGNEE SHALL ACCEPT THE ASSETS AND PROPERTY IN THEIR "AS IS” AND “WHERE IS" CONDITION, SUBJECT TO AND WITH ANY AND ALL FAULTS, DEFECTS, DEFICIENCIES, IRREGULARITIES AND CLAIMS RELATED OR ATTRIBUTABLE IN ANY MANNER THERETO, INCLUDING, WITHOUT LIMITATION, REDHIBITORY VICES, TITLE DEFECTS, ENVIRONMENTAL DEFECTS, SUBSIDENCE, DECAY, CESSATIONS IN PRODUCTION OR ANY OTHER MATTER AFFECTING IN ANY RESPECT THE TITLE OR PHYSICAL CONDITION OF, OR THE RIGHT TO OWN, USE, OPERATE, POSSESS, DEVELOPE OR ENJOY, THE ASSETS OR THE PROPERTY, WHETHER KNOWN OR UNKNOWN, LIQUIDATED OR UNLIQUIDATED, FIXED OR CONTINGENT, DIRECT OR INDIRECT.

(ii) At, upon and after the date hereof and without further action or documentation, but subject to Assignor’s special warranty of title contained in Article V below and Assignor’s limited indemnity obligations under Section 9.2(f) of the Purchase and Sale Agreement (described below), ASSIGNEE (1) shall assume, be responsible for and comply with all duties and obligations, express or implied, arising at any time with respect to the Assets, including, without limitation (i) those arising under or by virtue of any Related Agreements, lease, contract, agreement, document, permit, law, statute, rule, regulation or order of any governmental authority or court (specifically including, without limitation, any governmental request or other requirement to plug, re-plug or abandon or re-abandon any well of whatsoever type, status or classification, or take any restoration, clean-up, remedial or other action with respect to the Assets or Property), (ii) preferential rights to purchase, and (iii) third party consents; (2) shall assume, be responsible for and pay all Claims affecting or arising, directly or indirectly, at any time in connection with the Assets, including, without

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limitation, claims for personal or property injury or damage, restoration, environmental cleanup, remediation, or compliance, or for any other relief, arising directly or indirectly from or incident to, the use, ownership, occupation, operation, maintenance or abandonment of or production from the Assets, or condition of the Assets or Property, whether latent or patent, including, without limitation, contamination of property or premises with Naturally Occurring Radioactive Materials (“NORM”), and whether or not arising solely from or contributed to by the negligence in any form, whether active or passive, or of any kind or nature, of Assignor or its predecessors in title or their respective Affiliates agents, employees or contractors; and (3) SHALL, TO THE MAXIMUM EXTENT ALLOWED BY LAW, DEFEND, INDEMNIFY AND HOLD ASSIGNOR HARMLESS FROM ANY AND ALL CLAIMS ARISING, ASSERTED OR DUE AT ANY TIME, WHETHER BEFORE, ON OR AFTER THE EFFECTIVE TIME, IN CONNECTION WITH OR RELATED TO THE FOREGOING.

(iii) FURTHER, AT, UPON AND AFTER CLOSING, AND WITHOUT FURTHER DOCUMENTATION AND WITHOUT LIMITING THE GENERALITY OF THE FOREGOING PROVISIONS OF THIS ARTICLE IV, ASSIGNEE SHALL INDEMNIFY, DEFEND AND HOLD HARMLESS ASSIGNOR (SUBJECT TO ASSIGNOR’S SPECIAL WARRANTY OF TITLE IN ARTICLE V BELOW AND ASSIGNOR’S LIMITED INDEMNITY UNDER SECTION 9.2(f) OF THE PURCHASE AND SALE AGREEMENT) FROM ANY AND ALL CLAIMS ARISING AT ANY TIME, WHETHER BEFORE, ON OR AFTER THE EFFECTIVE TIME, MADE BY ANY PERSON AND ARISING OUT OF OR RESULTING FROM:

(1) THE REVIEW, INSPECTION AND ASSESSMENT OF THE ASSETS OR THE PROPERTY BY ASSIGNEE;

(2) THE OWNERSHIP OR OPERATION OF THE ASSETS OR PROPERTY BY OR ON BEHALF OF ASSIGNOR OR ITS PREDECESSORS IN TITLE OR ACTS OR OMISSIONS BY OR ON BEHALF OF ASSIGNOR OR ITS PREDECESSORS IN TITLE IN CONNECTION WITH OR PERTAINING TO THE ASSETS OR PROPERTY;

(3) THE OWNERSHIP OR OPERATION OF THE ASSETS OR PROPERTY BY OR ON BEHALF OF ASSIGNEE OR ITS SUCCESSORS IN TITLE OR THE ACTS OR OMISSIONS BY OR ON BEHALF OF ASSIGNEE OR ITS SUCCESSORS IN TITLE IN CONNECTION WITH OR PERTAINING TO THE ASSETS OR PROPERTY;

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(4) THE ACTS OR OMISSIONS OF THIRD PARTIES RELATING TO AN ERROR IN DESCRIBING THE ASSETS;

(5) RIGHTS AND OBLIGATIONS OF THE PARTIES OR THIRD PARTIES UNDER RELATED AGREEMENTS;

(6) FAILURE BY THIRD PARTIES TO APPROVE OR CONSENT TO ANY ASPECT OF THIS TRANSACTION OR THE SALE OR TRANSFER OF THE ASSETS OR ANY PORTION THEREOF;

(7) OBLIGATIONS TO PLUG, RE-PLUG, ABANDON OR RE-ABANDON WELLS, REMOVE FACILITIES, EQUIPMENT, PIPELINES AND FLOWLINES, DREDGE, CLOSE PITS AND REMOVE SUMPS, AND RESTORE, CLEAN UP AND/OR REMEDIATE THE ASSETS OR PROPERTY;

(8) PAYMENTS, ROYALTIES OR DISBURSEMENTS PAYABLE BY ASSIGNEE TO THIRD PARTIES WITH REGARD TO THE ASSETS;

(9) THE PHYSICAL OR ENVIRONMENTAL CONDITION OF OR RELATING TO THE ASSETS OR PROPERTY OR ANY DISPOSAL SITE (WHETHER ON THE ASSETS OR PROPERTY OR OFFSITE) CONTAINING MATERIALS OR WASTES FROM THE OPERATIONS OR ACTIVITIES ON THE PROPERTY OR ASSETS INCLUDING CLAIMS UNDER ANY LAW OR ENVIRONMENTAL LAW;

(10) REMEDIATION ACTIVITIES, INCLUDING DAMAGES INCURRED BY ASSIGNEE DURING OR ARISING FROM REMEDIATION ACTIVITIES RELATING TO THE ASSETS OR PROPERTY; AND

(11) INABILITY OR FAILURE TO OBTAIN THE TRANSFER OF A PERMIT OR AUTHORIZATION OR THE INABILITY TO OBTAIN A PERMIT OR AUTHORIZATION RELATING TO THE ASSETS.

d. Assignee’s Release of Assignor. Subject to Assignor’s special warranty of title contained in Article V below and its indemnification obligations under Section 9.2(f) of the Purchase and Sale Agreement, and without further action or documentation, Assignee releases and discharges, to the maximum extent allowed by law (but no further), Assignor and Assignor's Affiliates and their respective Representatives from all Claims relating in any way to the Assets, the Property or the transactions contemplated by this Assignment, regardless of when or how the Claims arose or

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arise, or whether the Claims were foreseeable or unforeseeable. Assignee’s release of Assignor and its Affiliates and their respective Representatives includes Claims resulting in any way from the negligence or strict liability of Assignor and its Affiliates and their respective Representatives, whether the negligence or strict liability is active, passive, joint, concurrent, or sole, but expressly excluding willful misconduct. There are no exceptions to Assignee’s release of Assignor and its Affiliates and their respective Affiliates, and this release is binding on Assignee and its successors and assigns. ASSIGNEE EXPRESSLY WARRANTS AND REPRESENTS AND DOES HEREBY STATE AND REPRESENT THAT NO PROMISE OR AGREEMENT WHICH IS NOT HEREIN EXPRESSED HAS BEEN MADE TO ASSIGNEE IN EXECUTING THIS ASSIGNMENT OR AGREEING TO THIS RELEASE AND THAT ASSIGNEE IS NOT RELYING UPON ANY STATEMENT OR REPRESENTATION OF ASSIGNOR OR ANY AFFILIATE OF ASSIGNOR OR ANY OF THEIR RESPECTIVE REPRESENTATIVES. ASSIGNEE HAS BEEN REPRESENTED BY LEGAL COUNSEL AND SAID COUNSEL HAS READ AND EXPLAINED TO ASSIGNEE THE ENTIRE CONTENTS OF THIS ASSIGNMENT AND THIS RELEASE AND EXPLAINED THE LEGAL CONSEQUENCES THEREOF.

e. Retroactive Effect. Assignee acknowledges that its obligations to release, indemnify, defend, and hold Assignor and its Representatives harmless apply to matters occurring or arising before, on and after the Effective Time to the extent provided in this Assignment.

f. Inducement to Assignor. Assignee acknowledges that it evaluated its obligations under this article before it determined and submitted its bid for the Assets and that its assumption of these obligations is a material inducement to Assignor to enter into this Assignment.

g. Inurement. This Assignment is made subject to governmental and regulatory agency laws, rules and regulations and subject to all the terms and the express and implied covenants and conditions of the leases described in said Exhibit “A”. Further, the terms, covenants, indemnities, releases, requirements, obligations and conditions of this Assignment shall be binding upon and shall inure to the benefit of the Assignor and the Assignee and their respective successors and assigns, and such terms, covenants, indemnities, releases, requirements, obligations and conditions of this Assignment are effective as stated, shall be covenants running with the lands and the leasehold estates herein assigned and with each transfer or assignment of said lands and leasehold estates, whether or not the terms, covenants, indemnities, releases, requirements, obligations and conditions of this Assignment are memorialized in future assignments or other instruments. No future action, agreement or assignment pertaining, all or in part, to this Assignment, the Assets or any rights thereto or thereunder by Assignee or any of its successors or assigns shall relieve Assignee or any of its successors or assigns of any responsibility or liability for the performance of Assignee’s obligations

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under this Assignment unless expressly agreed to in writing by an authorized officer of Assignor.

h. Benefit of Indemnities. The benefit of the indemnities and release provided in this Assignment by Assignee to Assignor shall extend to Assignor and its corporate parent, subsidiaries and respective affiliates and any person who at any time has served or is serving as a director, officer, employee, consultant (including, but not limited to Randall & Dewey and its respective partners or affiliated entities and their respective directors, officers and employees) or agent thereof (each a “Representative”), and each of their respective heirs, executors, successors and assigns, and shall apply to all claims subject to indemnity hereunder, including, to the maximum extent allowed by law (and no further), those based on negligence of any nature, including sole negligence, simple negligence, concurrent negligence, active negligence, passive negligence, strict liability or fault of Assignor (or any other indemnified party or Representative) or any other theory of liability or fault, whether of law (whether common or statutory) or in equity.

V.

Special Warranty of Title and Disclaimer of Warranties. All equipment and other personal property forming any part of the Assets is hereby transferred subject to normal wear and tear and without warranties of any kind whatsoever, whether statutory, express or implied, and WITH NO WARRANTY AS TO MERCHANTABILITY, FITNESS OR SUITABILITY FOR ANY PARTICULAR PURPOSE. THIS ASSIGNMENT IS MADE WITHOUT ANY EXPRESS, IMPLIED, STATUTORY OR OTHER WARRANTY OR REPRESENTATION WHATSOEVER EXCEPT THAT SUBJECT TO THE LIMITATIONS SET FORTH IN THE PURCHASE AND SALE AGREEMENT ASSIGNOR WILL DEFEND THE “SUBJECT PROPERTIES” CONVEYED HEREUNDER FROM AND AGAINST ALL PERSONS CLAIMING THE “SUBJECT PROPERTIES” OR ANY PART THEREOF, BY THROUGH OR UNDER ASSIGNOR, BUT NOT OTHERWISE.

VI.

a. Governing Law. This Assignment executed in accordance herewith shall be governed by and interpreted in accordance with the laws of the State of Texas, without regard to conflict of law rules that would direct application of the laws of another jurisdiction, except to the extent that it is mandatory that the law of the jurisdiction wherein the Assets are located shall apply. In the event of any litigation or other proceeding in connection with this Assignment, the venue for any such proceeding shall be in a State of Texas or federal court of competent jurisdiction located in Dallas County, Texas, and the prevailing party shall be entitled to recover its reasonable attorney’s fees and costs incurred therein from the other party, in addition to any damages awarded.

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b. Captions. The captions in this Assignment are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Assignment.

c. DTPA Waiver. To the extent applicable to the Assets or any portion thereof, each Assignee hereby waives the provisions of the Texas Deceptive Trade Practices Act, Chapter 17, Subchapter E, Sections 17.41 through 17.63, inclusive (other than Section 17.555, which is not waived), Tex. Bus. & Com. Code. In order to evidence its ability to grant such waiver, each Assignee hereby represents and warrants to Assignor that it (i) is in the business of seeking or acquiring, by purchase or lease, goods or services for commercial or business use; (ii) has assets of $5 million or more according to its most recent financial statement prepared in accordance with generally accepted accounting principles; (iii) has knowledge and experience in financial, business and oil and gas matters that enable it to evaluate the merits and risks of the transactions contemplated hereby; (iv) is not in a significantly disparate bargaining position; and (v) that this waiver is a material and integral part of this Assignment and the consideration thereof.

d. No Sale of Fractional Undivided Interests. Assignee is Accredited Investor. Assignee has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Assets; it is acquiring the Assets for its own account for investment and not with a view to or for the subdivision, resale, distribution or fractionalization thereof; it has no contract, undertaking, or arrangement with any person to sell, transferor pledge to any person the Assets and it has no present plans to enter into any such contract, undertaking, agreement or arrangement; it understands that the Assets may not have been and will not be registered under the Securities Act of 1933, as amended (the “Act”), or under any state securities laws, and that transferability and sale of the Assets may be restricted without registration under the Act and applicable state securities laws, or an exemption therefrom. Assignee is an “accredited investor” as that item is defined in Regulation D promulgated under the Act.

e. Severability. The provisions of this Assignment are severable. If a court of competent jurisdiction finds any part of this Assignment to be void, invalid, or otherwise unenforceable (except for the release, waiver, defense and indemnity provisions), this holding will not affect other portions that can be given effect without the invalid or void portion.

f. Related Agreements. Unless specifically provided otherwise in this Assignment, the sale of the Assets is made subject to all oil, gas and mineral leases, assignments, subleases, farmout agreements, joint operating agreements, pooling agreements, letter agreements, easements, rights of way, and all other agreements with respect to or pertaining to the Assets to the extent they are binding on Assignor or Assignor’s affiliates, subsidiaries, or corporate parent (the “Related Agreements”). Assignee expressly assumes the obligations and liabilities of Assignor and Assignor’s

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affiliates, subsidiaries or corporate parent under such agreements insofar as the obligations and liabilities concern or pertain to the Assets and to execute any documents necessary to effectuate such assumption. The parties agree that this paragraph is applicable to all instruments whether they are recorded or not.

g. Ejusdem Generis The word “includes” and “including” and their syntactical variants mean “includes, but not limited to” and its corresponding syntactical variants. The rule of ejusdem generis may not be invoked to restrict or limit the scope of the general term or phrase followed or proceeded by an enumeration of particular examples.

h. No Ratification. Recitation of or reference to any agreement or other instrument in this Assignment, including its exhibits, does not operate to ratify, confirm, revise, or reinstate the agreement or instrument if it has previously lapsed or expired.

i. Not to be Construed Against Drafter. Assignor and Assignee acknowledge that they have read this Assignment, have had the opportunity to review it with an attorney of their respective choice, and have agreed to all its terms. Under these circumstances, Assignee and Assignor agree that the rule of construction that a contract be construed against the drafter shall not be applied in interpreting this Assignment and that in the event of any ambiguity in any of the terms or conditions of this Assignment, including any exhibits hereto and whether or not placed of record, such ambiguity shall not be construed for or against any party hereto on the basis that such party did or did not author the same.

j. Waiver of Jury Trial. ASSIGNOR AND ASSIGNEE DO HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, SUIT OR OTHER LEGAL PROCEEDING BASED UPON, ARISING OUT OF OR RELATING TO THIS ASSIGNMENT THE RIGHTS AND OBLIGATIONS UNDER THIS ASSIGNMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

k. Express Negligence Rule; Conspicuousness. ASSIGNEE ACKNOWLEDGES THAT THE PROVISIONS IN THIS ASSIGNMENT THAT ARE SET OUT IN ITALICS, IN BOLD, UNDERLINE OR CAPITALS (OR ANY COMBINATION THEREOF) SATISFY THE REQUIREMENTS FOR THE EXPRESS NEGLIGENCE RULE AND/OR ARE CONSPICUOUS.

l. Counterparts. This Assignment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

m. Compliance with Laws. Assignee will comply with all rules, laws, regulations and statutes applicable to Assignee’s ownership and operation of the Assets.

n. Recognition. Assignee will take all necessary steps to ensure that Assignee is recognized as the owner and, if applicable, operator of the Assets, as provided

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herein, by all appropriate parties, including any regulatory commission, body or board or jurisdiction. Assignee will secure new bonds or financial assurance in the required amount such that Assignor’s financial assurance or bonds are released and discharged as to the Assets. Assignee will remove all signage on the Assets containing the name of Assignor or its affiliates and install signs complying with applicable governmental regulations.

o. Purchase and Sale Agreement. This Assignment is subject to the terms and conditions of that “Purchase and Sale Agreement” dated June 27, 2005 between the parties hereto. Capitalized terms not otherwise defined herein have the meaning ascribed them in the said Purchase and Sale Agreement. The Purchase and Sale Agreement is not intended to be merged into this Agreement.

p. Waiver of Louisiana Rights in Redhibition. THE ASSIGNEE EXPRESSLY WAIVES THE WARRANTY OF FITNESS FOR INTENDED PURPOSES OR GUARANTEE AGAINST HIDDEN OR LATENT REDHIBITORY VICES UNDER LOUISIANA LAW, INCLUDING LOUISIANA CIVIL CODE ARTICLES 2520 (1870) THROUGH 2548 (1870), AND THE WARRANTY IMPOSED BY LOUISIANA CIVIL CODE ARTICLE 2476; WAIVES ALL RIGHTS IN REDHIBITION PURSUANT TO LOUISIANA CIVIL CODE ARTICLE 2520, ET SEQ., (INCLUDING ANY AMENDMENTS OR REVISIONS OF THE FOREGOING), ACKNOWLEDGES THAT THIS EXPRESS WAIVER SHALL BE CONSIDERED A MATERIAL AND INTEGRAL PART OF THIS SALE AND THE CONSIDERATION THEREOF; AND ACKNOWLEDGES THAT THIS WAIVER HAS BEEN BROUGHT TO THE ATTENTION OF THE ASSIGNEE AND EXPLAINED IN DETAIL AND THAT ASSIGNEE HAS VOLUNTARILY AND KNOWINGLY CONSENTED TO THIS WAIVER OF WARRANTY OF FITNESS AND/OR WARRANTY AGAINST REDHIBITORY VICES AND DEFECTS FOR THE ASSETS, TO THE EXTENT THE ASSETS ARE LOCATED IN LOUISIANA.

q. Well Abandonment Commitment. Assignee shall either plug and abandon a minimum of 15 wells situated on the Assets per year or spend a minimum of one million dollars annually on plugging and abandonment expenses pertaining to the Asset commencing in 2006. Assignee shall provide reasonable access to the Assets and Assignee’s books and records during normal business hours so that Assignor may audit and confirm Assignee’s performance of this commitment.

r. Letter of Credit. Assignee shall at all times after the date hereof have in place and effect an irrevocable letter of credit satisfactory to Assignor such that Assignee will takeover or replace any and all letter(s) of credit, bonds or other security required under Law or Related Agreements (including that letter of credit up to the aggregate sum of $7,000,000 for the benefit of Chevron Corporation, Chevron U.S.A. Inc., or

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their respective affiliates and Assignee’s letter of credit must be satisfactory to same) for the owner or operator of the Assets or any of them, covering plugging, abandonment and reclamation of Wells, Assets, facilities, oil spills and/or other matters as required therein or thereby until completion thereof and the express written release thereof by Assignor, such that Assignor, upon and after the date hereof will have no further liability or obligation related or arising therefrom.

s. Parent Guaranty. On and after the date hereof, Assignee shall have in place and effect for the benefit of Assignor an irrevocable Guaranty, satisfactory to Assignor, from Assignee’s ultimate corporate parent guaranteeing the performance by Assignee of all the obligations and liabilities of Assignee under this Assignment and the Purchase and Sale Agreement and all instruments executed by Assignee and Assignor at Closing.

TO HAVE AND TO HOLD the Assets unto the Assignee, its successors and assigns, subject to the terms, covenants and conditions hereinabove set forth.

EXECUTED THIS 18th day of August , 2005, to be effective in all respects as of the Effective Time.

ASSIGNOR:

PIONEER NATURAL RESOURCES USA, INC.

By: ___________________________

Name: ___________________________

Title: ___________________________

ASSIGNEE:

By: ___________________________

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ACKNOWLEDGMENTS

STATE OF ________ §

§

_______ OF _______ §

This instrument was acknowledged before me on the ____ day of _________, 2005, by ______________________ as __________________(Title), of PIONEER NATURAL RESOURCES USA, INC., a Delaware corporation, on behalf of said corporation.

I have hereunto set my hand and official seal this day of , 2005.

Notary Public, State of __________

STATE OF _______ §

§

_________ OF _________ §

This instrument was acknowledged before me on the ____ day of _________, 2005, by ______________________ as __________________(Title), of _______________________________________, a ___________ corporation, on behalf of said corporation.

I have hereunto set my hand and official seal this day of , 2005.

Notary Public, State of ________________

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EXHIBIT "C"

TO THAT CERTAIN PURCHASE AND SALE AGREEMENT BY AND BETWEEN PIONEER NATURAL RESOURCES USA, INC. AND MARITECH RESOURCES, INC.

NON-FOREIGN AFFIDAVIT

Exemption from WIthholding of Tax For

Disposition of U.S. Real Property Interests

Article 1445 of the Internal Revenue Code provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. To inform Maritech Resources, Inc. (“Purchaser”) that withholding of tax is not required upon the disposition of a U.S. real property interest by Pioneer Natural Resources USA, Inc., the undersigned hereby certifies the following:

1. Pioneer Natural Resources USA, Inc. is not a nonresident alien, foreign corporation, foreign partnership, foreign trust, or foreign estate for purposes of U.S. income taxation;

2. Pioneer Natural Resources USA, Inc.’s taxpayer identifying number is 75-2516853; and

3. Pioneer Natural Resources, Inc.’s home address is 5205 N. O’Connor Blvd., Suite 900, Irving, TX 75039.

Pioneer Natural Resources USA, Inc. understands that this certification may be disclosed to the Internal Revenue Service by Buyer and that any false statement contained herein could be punished by find, imprisonment, or both.

Under penalties of perjury, I declare that I have examined this certification and, to the best of my knowledge and belief, it is true, correct and complete, and I further declare I have authority to sign this document.

PIONEER NATURAL RESOURCES USA, INC.

By:__________________________________

Title:_________________________________

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EXHIBIT "D"

TO THAT PURCHASE AND SALE AGREEMENT BY AND BETWEEN PIONEER NATURAL RESOURCES USA, INC. AND MARITECH RESOURCES, INC.

GUARANTY

This Guaranty (this “Guaranty”), dated July __, 2005, effective as of April 1, 2005, is made by TETRA Technologies, Inc., a Delaware corporation (the “Guarantor”), for the benefit of Maritech Resources, Inc., a Delaware corporation (the “Company”), and for the benefit of “Counterparty”(as hereinafter defined);

WHEREAS, the Company, which is a subsidiary corporation of Guarantor, has entered into a Purchase and Sale Agreement (hereinafter referred to as the “Agreement”) dated July __, 2005, to be effective April 1, 2005, with Pioneer Natural Resources USA, Inc. (the “Counterparty”), and the Agreement requires the Company and Guarantor to perform obligations as specified in the Agreement, including, but not limited to plugging and abandonment operations, indemnification by Company and Guarantor of Counterparty and others (as specified in the Agreement), insurance to be provided by Company and Guarantor, and other obligations, all as specified in the Agreement;

WHEREAS, in consideration for Counterparty’s agreement to forego having Company provide performance bonds as a guaranty for Company’s performing its obligations under the Agreement, the Guarantor is providing this Guaranty, for the benefit of Counterparty, at the request of Company, to fully guarantee Company’s and Guarantor’s performance of all of its obligations under the Agreement.

NOW, THEREFORE, in consideration of, and as an inducement for, the Counterparty entering into the Agreement, the Guarantor hereby covenants and agrees as follows:

1. Guaranty. The Guarantor, as a primary obligor, along with Company, and not merely surety, hereby unconditionally and absolutely and irrevocably guarantees to the Counterparty the prompt performance, when due, of any and all obligations of whatsoever nature of Company and/or of Guarantor, specified in the Agreement (the “Obligations”), including without limiting the forgoing in any respect, the plugging and abandonment, site restoration, indemnification, insurance and defense obligations, and including any and all damages which may become due to Counterparty caused by failure of performance or payment by either Company or Guarantor under the Agreement or under the Guaranty. Guarantor further agrees that its obligation to Counterparty is as a primary obligor, along with Company, and includes the obligation to fully compensate Counterparty for all damages, of whatsoever nature, incurred by Counterparty, its successors and assigns, because of the failure of either Guarantor or Company to fully perform all of their Obligations under the Agreement, or the failure of Guarantor to perform the

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obligations of Guarantor under this Guaranty. Guarantor agrees to perform the Obligations as they become due under the Agreement at any time, and from time to time, as requested by Counterparty.

2. Nature of Guaranty. The Guarantor hereby agrees that its obligations hereunder shall be unconditional irrespective of: (i) whether or not any legal action has been commenced by Counterparty against the Company, or against Guarantor, to enforce the Agreement; (ii) whether or not any judgment has been entered against Company or Guarantor, and whether or not any action is taken by Counterparty to enforce a judgment; (iii) whether or not Counterparty has failed to take any steps necessary to preserve its rights; (iv) the waiver of all or any obligations of either Company, or Guarantor, by the Counterparty; (v) any failure by the Counterparty to demand performance of the Obligations by Company or by Guarantor; (vi) whether there is any subsequent amendment of the Agreement, or any modification or amendment of any documentation relating to the Agreement, or any extension, renewal, settlement, compromise, or waiver, by Counterparty of any Obligations under the Agreement or any amendments thereof; (vii) any acts or failures to act by Company. In the event that any payment of Guarantor in respect of any Obligations is rescinded or recovered from Counterparty as a preference or fraudulent transfer under the United States federal bankruptcy code, laws or regulations, or any applicable state law, the Guarantor shall remain liable hereunder in respect to such Obligations as if such payment had not been made. This Guaranty shall continue to be effective if Company merges or consolidates with or into another entity, loses its separate legal identity or ceases to exist.

3. Waivers. The Guarantor hereby expressly waives: (i) notice of acceptance of this Guaranty by Counterparty, or any other notice whatsoever; (ii) notice of any Obligations to which this Guaranty may apply or of any security therefor; (iii) diligence; presentment; demand for payment, and protest; (iv) notice of protest, acceleration, and dishonor; (v) filing of claims with a court in the event of insolvency or bankruptcy, or any similar incapacity of the Company; (vi) all demands whatsoever; and (vi) any right to require a lawsuit or proceeding first against the Company.

4. Unconditional Guaranty. This Guaranty is intended to be and shall be construed to be a continuing, absolute and unconditional guaranty, and shall remain in full force and effect until all of the Obligations under the Agreement, and any subsequent amendments thereto, are fully performed.

5. Notices. All notices and other communications relating to this Guaranty must be in writing, may be given by facsimile, hand delivery or overnight courier service and must be addressed or directed to the respective parties as follows:

If to the Counterparty, to:

Pioneer Natural Resources USA, Inc.

5205 N. O’Connor Blvd., Suite 900

2

Irving, Texas 75039-3746

Attention: General Counsel

Telephone: (972) 969-4090

Facsimile: (972) 969-3552

If to the Guarantor, to:

TETRA Technologies, Inc.

25025 I-45N, 6th Floor

The Woodlands, Texas 77380

Attention: President/Legal Notice

Telephone: (281) 364-2208

Facsimile: (281) 364-4398

Notices are effective when actually received by the party to which they are given, as evidenced by facsimile transmission report, written acknowledgment or affidavit of hand delivery or courier receipt.

6. Representations and Warranties. The Guarantor represents and warrants to the Counterparty as of the date hereof, and during the term of the Agreement, that:

The Guarantor is duly organized, validly existing and in good standing under the laws of the state of Delaware, and has full power and legal right to execute and deliver this Guaranty and to perform the Obligations of the Agreement and of this Guaranty;

The execution, delivery and performance of this Guaranty by the Guarantor have been, remain, and will remain duly authorized by all necessary corporate action and do not contravene any provision of its certificate of incorporation or by-laws, and do not violate any laws or any existing agreements to which Guarantor is subject;

All consents, authorizations, approvals, registrations and declarations required for the due execution, delivery and performance of this Guaranty have been obtained from or, as the case may be, filed with, the relevant governmental authorities having jurisdiction and shall remain in full force and effect, and all conditions thereof have been and will be duly complied with, and no other action by, and no notice to or filing with, any governmental authority having jurisdiction is required for execution, delivery or performance of this Guaranty; and

This Guaranty constitutes the legal, valid and binding obligation of the Guarantor enforceable against it in accordance with its terms except as enforcement hereof may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditor’s rights or by general principles of equity as such apply to the Guarantor.

7. Setoffs and Counterclaims. Guarantor reserves to itself all rights, setoffs, counterclaims and other defenses to which the Company is or may be entitled under the Agreement; except Guarantor agrees that it shall not assert, and shall not be entitle to assert: (i)

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defenses arising out of bankruptcy, insolvency, dissolution or liquidation, or reorganization of the Company, or any matters of a similar nature, or any proceedings affecting either Company or its assets or resulting in any release or discharge of any Obligations; and (ii) defenses based upon any invalidity in whole or in part, whether because of statute or otherwise, of any provisions of the Agreement. The defenses specified in 7(i) and (ii) are hereby irrevocably waived by Guarantor.

8. Subrogation. The Guarantor will not exercise any rights against Company that it may acquire by way of subrogation until all Obligations of Company and Guarantor under the Agreement and this Guaranty to Counterparty shall have been fully performed. Subject to the foregoing, upon performance of all of the Obligations to Counterparty, the Guarantor shall be subrogated to the rights of the Counterparty against the Company, and the Counterparty agrees, at that time, to take, at the Guarantor’s sole expense, the steps that Guarantor may reasonably request to implement this subrogation.

9. Expenses. Guarantor hereby agrees to pay on demand all damages caused by a failure of either Company or Guarantor to perform the Obligations of Company and of Guarantor under the Agreement, and under this Guaranty, as well as all court and administrative costs and expenses and attorneys’ fees paid by Counterparty in enforcing its rights against Company and Guarantor under the Agreement and under this Guaranty; provided, that Guarantor shall not be liable for damages to and expenses of the Counterparty, if neither Guarantor nor Company are in default of any of Company’s and Guarantor’s Obligations under the Agreement, and if Guarantor is, also, not in default of any of its obligations under this Guaranty.

10. Assignment. This Guaranty shall be binding upon the Guarantor and upon its successors and assigns, and shall inure to the benefit of the Counterparty and its successors and assigns, and shall be effective immediately upon the signature of Guarantor. The Guarantor may not assign this Guaranty or delegate its duties hereunder, unless Guarantor has received the prior express written consent of Counterparty, which shall not be unreasonably withheld if the proposed assignee thereof has the financial strength and capacity to fulfill the requirements of this Guaranty equal to or greater than Guarantor.

11. Amendments. No term or provision of this Guaranty shall be amended, modified, altered, waived, or supplemented except in a writing signed by Guarantor and Counterparty.

12. Miscellaneous. This Guaranty shall be governed by, and construed in accordance with, the laws of Texas, without reference to conflict of laws principles, and all provisions hereof shall be construed to be valid to the fullest extent permitted by law.

Except as specified in the Agreement, this Guaranty is the entire and only agreement between the Guarantor and the Counterparty with respect to the guarantee of the Obligations to the Counterparty arising out of the Agreement. All representations, warranties, agreements, or undertakings heretofore or contemporaneously made, which are not set forth herein or in the Agreement are superseded hereby.

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IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be executed in its corporate name by its duly authorized representative, and constitutes its lawful, binding and legally enforceable obligation, to be effective as of April 1, 2005.

TETRA TECHNOLOGIES, INC.

By: ___________________________

Title: __________________________

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Schedule 3.4(c)

(Preferential Purchase Rights)

TO THAT PURCHASE AND SALE AGREEMENT BY AND BETWEEN PIONEER NATURAL RESOURCES USA, INC. AND MARITECH RESOURCES, INC.

None

1

Schedule 3.4(d)

(Consent to Assign)

TO THAT PURCHASE AND SALE AGREEMENT BY AND BETWEEN PIONEER NATURAL RESOURCES USA, INC. AND MARITECH RESOURCES, INC.

Chevron USA, Inc.

Dynergy Marketing & Trading (Warren) GRN-LA-PR-010374 Notice of Sale

1

Schedule 3.4(e)

(Liens)

TO THAT PURCHASE AND SALE AGREEMENT BY AND BETWEEN PIONEER NATURAL RESOURCES USA, INC. AND MARITECH RESOURCES, INC.

None

1

Schedule 4.10

(Litigation)

TO THAT PURCHASE AND SALE AGREEMENT BY AND BETWEEN PIONEER NATURAL RESOURCES USA, INC. AND MARITECH RESOURCES, INC.

None

1

Schedule 4.11

(AFE's)

TO THAT PURCHASE AND SALE AGREEMENT BY AND BETWEEN PIONEER NATURAL RESOURCES USA, INC. AND MARITECH RESOURCES, INC.

None

1

Schedule 4.12

(Environmental Actions)

TO THAT PURCHASE AND SALE AGREEMENT BY AND BETWEEN PIONEER NATURAL RESOURCES USA, INC. AND MARITECH RESOURCES, INC.

None

1

Schedule 4.14

(Take or Pay)

TO THAT PURCHASE AND SALE AGREEMENT BY AND BETWEEN PIONEER NATURAL RESOURCES USA, INC. AND MARITECH RESOURCES, INC.

None

1

Schedule 8.2(b)

(Letter in Lieu)

TO THAT PURCHASE AND SALE AGREEMENT BY AND BETWEEN PIONEER NATURAL RESOURCES USA, INC. AND MARITECH RESOURCES, INC.

1

Schedule 9.10

(Assumed Litigation)

TO THAT PURCHASE AND SALE AGREEMENT BY AND BETWEEN PIONEER NATURAL RESOURCES USA, INC. AND MARITECH RESOURCES, INC.

None

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